As filed with the SEC on July 12, 2007.

Registration No. 333-131861

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM SB-2/A Post-Effective Amendment No. 1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

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CORNERSTONE MINISTRIES INVESTMENTS, INC.

(Name of Small Business Issuer in Its Charter)

6531

(Primary Standard Industrial Classification Code Number)

Georgia (State of Jurisdiction of Incorporation or Organization)	2450 Atlanta Highway, Suite 904 Cumming, Georgia 30040 (678) 455-1100 (Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	58-2232313 (I.R.S. Employer Identification Number)
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Copy to:

Michael P. Marshall, Jr., Esq.

Miller & Martin PLLC

1170 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-7649

(404) 962-6442

(Name, Address, and Telephone Number of Agent for Service)

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ] _____________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ] _____________.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ] _____________.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ] _____________.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series G Bonds(1)	$60,000,000	$500.00	$60,000,000	$6,420.00(2)
Common Stock	$32,500,000	$6.50	$32,500,000	$3,477.50(2)

(1)   The Series G bonds consist of  five-year, fixed rate bonds.  All such bonds sold prior to the effective date of this post-effective amendment no. 1 carried an interest rate of 8.25%.  All bonds that are sold after the effective date of this post-effective amendment no. 1 will carry an interest rate of 9.00%.  Each bond will be issued at its face value of $500.00.

(2)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$60,000,000 of 9.00% FIVE YEAR BONDS

5,000,000 SHARES OF COMMON STOCK

Cornerstone

Ministries

Investments, Inc.

__________________

We are offering up to $60 million of five-year bonds.  This offering commenced in September 2006.  All bonds sold to date carry an interest rate of 8.25%.  As of the date of this prospectus we are increasing the interest rate to 9.00%.  Therefore, all bonds sold after the date of this prospectus will carry an interest rate of 9.00%.  We are also offering up to 5,000,000 shares of our common stock.  The securities that we are offering will not be listed on any securities exchange.  We do not expect that there will be any trading market for the bonds or shares.

We are offering these securities directly to investors.  Our executive officers will participate in the sale of these bonds and shares in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934.  Selected brokers will also sell bonds and shares as our agents.  Cambridge Legacy Securities LLC will serve as the dealer manager of this offering from and after the date of this prospectus.  This is not a firm commitment underwriting.  The selected brokers are obligated only to use their best efforts to sell these securities.

The offering will end when all the securities have been purchased or earlier, if we decide to close the offering, but not later than September 17, 2008.  There is no requirement that a minimum amount must be sold and no arrangement to place the funds in escrow, trust or similar account.  Instead, the proceeds will be immediately available to us.  The minimum investment for any single investor is $500 for bonds and $100 for shares.

These securities are not insured or guaranteed by any governmental agency.

Investing in our securities involves risks that we have described in “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Public Offering

Broker-Dealer

Proceeds

Price

Commissions and Fees

to Cornerstone

Five-Year Bonds

$500.00

$25.00

$475.00

Common Stock - Per Share

$6.50

$0.325

$6.175

Total

$92,500,000

$4,625,000

$87,875,000

The date of this prospectus is July [__], 2007

We have not authorized anyone to give you any information or make any representation that is not in this prospectus.  The information in this prospectus is current and correct only as of the date of this prospectus, regardless of the time of its delivery or of any sale of the bonds or shares.  We are offering to sell, and seeking offers to buy the bonds and shares only in jurisdictions where offers and sales are permitted.

_______________________

TABLE OF CONTENTS

Page

Prospectus Summary

1

Our Business

1

Our Objectives

This Offering of Bonds and Shares of Common Stock

2

Payment of Interest, Principal and Dividends

2

How to Buy the Bonds or Shares

2

Risks

2

How You Can Communicate With Us

3

Risk Factors

4

Forward-Looking Statements

10

Recent Offerings of Our Bonds and Common Stock

10

Use of Proceeds

10

Management’s Discussion and Analysis of Financial Condition and Results of Operation

11

Business

25

Management

35

Certain Transactions with our Affiliates

39

Principal Shareowners

42

Description of Securities

43

Future Resales of Securities

46

Plan of Distribution

46

Legal Matters

47

Experts

47

Available Information

47

Index to Financial Statements

48

i

Prospectus Summary

This summary is not complete and does not contain all of the information that you should consider before investing in our bonds or common stock and is qualified in its entirety by the more detailed information included in this prospectus.  To understand this offering fully, you should carefully read the entire prospectus, including the “Risk Factors” section.

Our Business

Cornerstone Ministries Investments, Inc. finances land and buildings for related party community housing projects, senior housing facilities, churches and other non-profit faith-based schools, and daycare facilities.  We began operations in 1985 as Presbyterian Investors Fund, Inc., a nonprofit corporation.  Cornerstone Ministries Investments, Inc. was organized as a for profit corporation in 1996.  The two were merged in December 2000.  We have an advisory agreement with Cornerstone Capital Advisors Inc.  Our advisor provides various managerial and administrative services to us and receives a management fee and a loan origination fee.

At December 31, 2006, we owned approximately $152 million in real estate loans and joint venture investments, of which 72.2% were for community housing projects, 22.1% were for senior housing facilities and 5.7% for churches.  Over 73% of our revenues in 2006 came from our three largest borrowers and approximately 38.1% of our revenues in 2006 came from related parties.  Funding has come from $123.6 million in sales of bonds, $2.7 million in sales of mortgage participations, $5.7 million in sales of common stock and retained earnings and $20 million in senior debt financing.

As of December 31, 2006 over 70% of our loan portfolio consisted of loans to our three largest borrowers.  Specifically, 41% of our loan portfolio consisted of loans to Wellstone, LLC and its affiliates, 21% of our loan portfolio consisted of loans to Senior Housing Services, Inc. and its affiliates, and 8% of our loan portfolio consisted of loans to Wellstone Retirement Communities I, LLC.  Certain of our current and former directors and officers, together with the chief executive officer of our advisor, own a controlling interest in Wellstone, LLC.  Also, our advisor manages Wellstone Retirement Communities I.  Therefore, approximately 49% of our loan portfolio as of December 31, 2006 consisted of loans to two related parties.  Although our loan to Wellstone Retirement Communities I was paid off during the first quarter of 2007, the outstanding principal balance of our loans to Wellstone, LLC and its affiliates increased from $62.0 million at December 31, 2006 to $75.1 million at March 31, 2007.  Loans to Wellstone LLC and its affiliates comprised approximately 47% of our loan portfolio (including real estate joint venture investments) and 43% of our total assets at March 31, 2007.  Total loans to related parties comprised approximately 53% of our loan portfolio (including real estate joint venture investments) and 48% of our total assets at March 31, 2007.  Our concentration of loans to related parties presents conflicts of interest.

Our loans earn between 9% and 10% annual interest.  They are normally for one-year terms and we collect fees for making or renewing a loan.  Our bonds have an interest cost of 6.25% to 9%, plus our selling costs.  We expect that a majority of the sales in this offering will be to holders of our previously issued bonds who wish to rollover their investment.  To the extent that bonds are sold to new investors, the net proceeds will primarily be used to redeem previously issued bonds and to make loans.  The margin between interest, fees and participations on our loans and interest and selling costs on our bonds pays our operating costs, including fees paid to Cornerstone Capital Advisor.  In 2006 we paid approximately $1.5 million in management fees and $1.8 million in loan origination fees to our advisor, which constituted approximately 19% of our revenue for the year.  Any remaining funds provide retained earnings for the payment of any dividends.

Our Objectives

Our primary objective is to provide income for our bondholders and shareowners, mainly by financing the acquisition and development of facilities for use by faith-based organizations.  We define “faith-based” organizations as ones which have been formed and are operated in furtherance of their sponsors’ religious commitments.  During the last quarter of 2004 we began making loans to for-profit sponsors of affordable and low-income housing projects.  We will make loans to for-profit sponsors if the project provides senior living, affordable housing or age restricted housing programs that are similar to those of our non-profit borrowers.  Our borrowers consist of related party community housing projects, senior housing facilities, churches and daycare/faith based schools.  We use our own funds, often together with financing from banks or other investors, to make loans and other investments.  Where there is no suitable existing building, we may assist in developing a new facility for a qualified candidate.  We are generally not long-term lenders in these properties.  Rather, we generally seek to provide a bridge to qualification for conventional financing.

Historically our focus has been on church lending.  Over the last three years, however, we have expanded our business to finance affordable and low income housing projects and senior housing facilities.  During this time the relative importance of our church lending business has diminished.  We seek, however, to increase our focus on church lending.  In that effort, we are actively working with Wellstone LLC, which is currently our largest borrower, to refinance their housing projects.  If we are successful in this effort then we will reduce the size of our community housing portfolio.  We have also entered into an arrangement with ARKS Incorporated that should allow us to increase our church lending activities.  ARKS is a Raleigh, North Carolina company that assists churches in their building projects.  Under our arrangement with ARKS, church congregations that seek to construct new facilities can engage ARKS for the construction.  The church must provide 10% of the construction costs.  We will supply the remaining 90% and will take a first mortgage in the property.  When the building is completed, the church will enter into a three-year lease with ARKS.  The lease will give the church an option to purchase the property at a fixed price at any time during the term of the lease.  We anticipate that many of these churches will be able to secure permanent financing after they can establish a consistent cash flow and will then be able to exercise their option and purchase the property, at which time our loan would be paid off.  We believe that this arrangement will allow us to expand our church lending business, which was our original mission.

This Offering of Bonds and Shares of Common Stock

This prospectus offers both bonds and common stock.  The bonds require us to pay investors interest at a fixed rate and to return invested principal on the stated maturity date, which is on or near the fifth anniversary of the purchase date.  Recourse in the event of default is as a general creditor, through the bond trustee.  Our common stock is equity ownership, with no required payments.  Any return to shareowners would be from any dividends our directors decide to pay, if earnings and cash are available, and from any resale of the shares to other investors.  Recourse in the event of our liquidation is to any assets remaining after payment to creditors.

Payment of Interest, Principal and Dividends

The bonds that we are offering pursuant to this prospectus pay interest at an annual rate of 9.00% and mature on or near the fifth anniversary of the purchase date.  Purchasers of bonds may choose, at the time of purchase, whether to have interest paid semi-annually or upon maturity.  In addition, you may elect to receive interest on a monthly basis if you purchase at least $10,000 worth of bonds.  If you select to have interest paid at maturity, it will compound on a semi-annual basis.

For the past five years we have been paying cash dividends on our common stock, at annual rates of 8% to 10.5% on the $6.50 share purchase price.  Dividend payments in the future will depend upon our having sufficient net income and cash, and a decision by our board of directors.

How to Buy the Bonds or Shares

You can fill out the order form that accompanies this prospectus and return it with your check for the amount of your investment.  You can also purchase bonds or shares from any of the securities broker-dealers who are our sales agents for this offering.  The minimum investment is $500 for bonds and $100 for shares.

Risks

An investment in our securities involves a significant degree of risk due to factors such as:

•

A large majority of our loan portfolio consists of loans to two organizations and their affiliates, so any failure on their part to make loan payments will have a significantly material negative effect on our financial performance;

•

Approximately 53% of our loan portfolio (including real estate joint venture investments) and 48% of our total assets consists of loans to related parties, which presents conflicts of interest;

•

Many of the properties in which we take a security interest are suited only for a particular purpose, so it may be difficult to sell them if the borrower fails to make payments to us; and

•

Some of our borrowers are in the early stages of development and therefore lack an established operating history, which makes it more difficult for us to analyze their creditworthiness.

How You Can Communicate With Us

Our office is at 2450 Atlanta Highway, Suite 904, Cumming, Georgia 30040.  Our telephone number is
(678) 455-1100 and our fax number is (678) 455-1114.

Risk Factors

An investment in our securities involves risks.  You should carefully consider the risks described below before making an investment decision.  You should also refer to the other information contained elsewhere in this prospectus.  Any of the following risks could harm our business, results of operations and financial condition and an investment in our securities.  The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Over 72% of our revenue in 2006 came from only three borrowers, including entities that they control, so any failure by them in making current payments could create serious cash flow problems for us.

In 2006, 36% of our revenues came from interest and fees on loans to Wellstone, LLC and its affiliates, 19.2% of our revenues came from interest and fees on loans to Senior Housing Services, Inc. and its affiliates, and 17.3% of our revenues came from interest and fees from a loan to Wellstone Retirement Communities I, LLC.  At December 31, 2006 41% of our loan portfolio (including real estate joint venture investments) consisted of loans to Wellstone, LLC and its affiliates, 21% of our loan portfolio (including real estate joint venture investments) consisted of a loan to Senior Housing Services and its affiliates and 8% of our loan portfolio (including real estate joint venture investments) consisted of a loan to Wellstone Retirement Communities I.  The loan to Wellstone Retirement Communities I was subsequently paid off, but Wellstone, LLC and Senior Housing Services remain major borrowers.  As of March 31, 2007, loans to Wellstone, LLC and its affiliates comprised approximately 47% of our total loan portfolio (including real estate joint venture investments) and loans to Senior Housing Services and its affiliates comprised 22% of our total loan portfolio (including real estate joint venture investments).

Any adverse developments for these borrowers that make them unable to make timely payments to us could create serious cash flow problems for us and could keep us from paying interest and principal on our bonds and making dividend payments on our shares of common stock.  Any material default by these borrowers, if coupled with an inability to sell the properties that serve as our collateral for fair value in a timely manner, would threaten our solvency and could possibly force us to declare bankruptcy.  Since these large borrowers comprise a substantial portion of our business, we also face the risk that they will reduce their reliance on us as a funding source.  If this happens, we would be forced to find other borrowers to lend money to or find other projects to invest in.  If we could not find alternative investments in a timely manner then our ability to pay interest and dividends on our bonds and stocks would suffer.

A significant amount of our loan portfolio consists of loans to related parties, which presents conflicts of interest.

As of March 31, 2006 approximately 53% of our loan portfolio (including real estate joint venture investments) consists of loans to related parties.  Most notably, 47% of our loans on such date were to Wellstone, LLC and its affiliates.  Our CEO, Jack Wehmiller, indirectly owns a 18.75% interest in Wellstone, LLC.  Robert Covington, who serves as President/CEO of our advisor, indirectly owns 18.75% of Wellstone LLC.  Cecil A. Brooks and John T. Ottinger, Jr., who served as directors and executive officers of both us and our advisor until recently and who continue to maintain close relationships with our advisor, indirectly own an additional 37.5% of Wellstone, LLC.  None of these individuals owns a substantial interest in us or in the advisor.  Because of the foregoing affiliations, we and our advisor face conflicts of interests and could take actions that are beneficial to the related-party borrowers and detrimental to us.

Our advisor faces conflicts of interest relating to our loans and investments, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities and hence our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

We rely on Cornerstone Capital Advisors Inc. to identify suitable loan and investment opportunities.  Cornerstone Capital Advisors was recently formed and until recently was controlled by some members of our management.  Cornerstone Capital Advisors also manages Wellstone Retirement Communities I, LLC, which operated senior housing facilities until recently when the facilities were sold, and Wellstone Investment Fund, LLC, which makes investments in Wellstone LLC projects.  Cornerstone Capital Advisors expects to form, offer interests in, and manage other real estate programs and to make additional real estate investments.  Existing and future real estate programs may involve affiliates of Cornerstone Capital Advisors in the financing of properties that may be suitable for us.  Cornerstone Capital Advisors could direct attractive investment opportunities to other entities.  Such events could result in our making loans and other investments that provide less attractive returns, thus adversely affecting our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

In addition, we may conduct business with other entities that are managed by Cornerstone Capital Advisors.  In fact, 8% of our loan portfolio at December 31, 2006 consisted of loans to Wellstone Retirement Communities I, LLC, although these loans have since been paid off.  Cornerstone Capital Advisor, as advisor to both us and Wellstone Retirement Communities I, LLC, had dual responsibilities as debtor and creditor with respect to these loans.  Other such inherent conflicts may arise in the future from our dealings with related entities, which conflicts may not be resolved in our favor.

Cornerstone Capital Advisors, its affiliates and our officers will face competing demands relating to their time, and this may cause our operations to suffer.

We rely on Cornerstone Capital Advisors and its affiliates for the day-to-day operation of our business.  Cornerstone Capital Advisors and its affiliates have interests in other programs and engage in other business activities.  As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to properly manage our business.  If this occurs, the returns on our investments may suffer.

We employ a large amount of financial leverage, which means that our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock could be impaired if just a small number of our borrowers fail to make payments to us.

We are highly leveraged.  As of December 31, 2006 our debt-to-equity ratio exceeded 30.  The use of debt financing creates an opportunity for us to increase our return on equity.  However, it also increases our solvency risk.  Unlike equity financing, payments of interest and principal on our debt (i.e., our bonds) are fixed.  We cannot suspend these payments because of poor operating performance.  Furthermore, if we do experience financial difficulties, we have very little equity to absorb these losses.  Because of our high financial leverage, we may be unable to make interest and principal payments on our bonds, and dividend payments on our common stock, if even a small number of our borrowers default on their loans.

We could become unable to pay current interest, dividends or principal repayments on our securities if we have to take over a property for nonpayment and resell it.

We generally have a mortgage on the borrower’s real estate to secure payments of interest and repayment of principal.  If a borrower is unable to pay its loan and we must take over the property, however, we may find it difficult to find a buyer for the property at a price that will not result in our losing money.  Many of the properties will be designed specifically to meet certain needs and would be of limited use to other buyers.  We rely upon professional appraisers for their evaluation of the amount at which we could sell the property.  We lend up to 100% of this value to non-profit owners of senior housing facilities.  A foreclosure sale could result in a much lower price, because of the property’s condition, general market conditions or factors beyond our control.

There is no public market for either the bonds or shares that are being offered.

There is no trading market for the securities being offered, and it is unlikely that one will develop.  The securities will not be listed on any national securities exchange.  It may be impossible for you to recoup your investment in the bonds prior to their maturity.  As for the shares of common stock, we have no obligation to redeem such shares at any time.  You must be prepared to hold onto shares indefinitely.

If we must foreclose on a loan, we could also lose money because of the time and cost it could take to sell the property.

The particular purposes for which our borrowers use property may make it more difficult than with other types of real estate to take possession, to repair the building, to find a buyer, or to maintain and protect the property.  In the event of a foreclosure, property may not sell for its appraised value, if the appraised value is based on its special purpose.  There is a very limited market for the types of properties that serve as our collateral.

If we lose the services of our chief executive officer, our business may suffer.

Our chief executive officer, Jack Wehmiller, has over 34 years of experience in the securities industry working with companies like ours and has intimate knowledge of our business.  Our business is specialized and it is difficult to find, train and keep qualified people.  Only in the last two years has growth allowed us to begin hiring additional management.  Neither we nor Cornerstone Capital Advisors Inc., with whom we have an administrative services agreement, have employment agreements or any key person life insurance.  The loss of our chief executive officer could have a material and adverse effect on our business.

The outcome of existing and potential administrative proceedings with various state securities regulators who allege that we violated securities laws may have a material and adverse effect on our ability to raise capital in this offering and on our operations.

We have become subject to administrative proceedings with various state securities regulators that stem from statements we made in our filings with the Securities and Exchange Commission.  These proceedings relate to allegedly false statements we made in prospectuses and Exchange Act reports that our securities were approved for listing on the Chicago Stock Exchange.  The states allege that we failed to register securities that we offered and sold in these jurisdictions and that we misrepresented the fact that these securities were approved for listing on the Chicago Stock Exchange.  Our defense to these allegations is that we qualified for an exemption from registration in these states because the securities were in fact approved for listing on the exchange.  In addition to the existing administrative proceedings, we may become subject to similar administrative proceedings in states that have not yet contacted us.

As of the date of this prospectus, several states have prohibited us from selling securities in their jurisdictions.  Specifically, New Jersey has prohibited us from selling our Series F bonds to its residents.  Minnesota has ordered us to cease and desist from offering and selling securities to its residents until we are compliant with its laws and until its further order.  Ohio has ordered us to refrain from offering unregistered securities to its residents unless a proper exemption from registration is available.  We have also paid civil fines and made rescission offers.  We may also become subject to similar administrative proceedings with states that have not yet contacted us.

We have fully cooperated and intend to continue to fully cooperate with these state securities regulators, as well as any other regulators who bring either informal or formal proceedings against us in the future, to resolve these matters in the most efficient and economical manner possible.  However, we may be unable to resolve existing or future matters on terms that are acceptable to us.  If one or more states refuse to declare our registration statement effective, we will not be able to sell our securities in these states unless we can find an exemption from registration, which would limit our ability to sell bonds and shares.  In such event, the amount of proceeds we raise in this offering may be substantially less than the maximum amount that is being offered, which would restrict our ability to diversify our investments.  We may also be subject to civil penalties, including fines, which could have an additional material and adverse effect on our results of operations.  Even if we are successful in resolving these matters, the process will likely consume much time and attention of our management and our advisor.  To the extent that our management and our advisor are devoting time toward these matters, this will detract from their ability to manage our business.  Although we cannot accurately predict or quantify the indirect costs that may be associated with the time expended to handle these proceedings, it is possible that they will be significant.  This could materially and adversely affect our ability to achieve our objectives.

We may face liability because some of our registration statements for prior offerings did not include complete statements of eligibility of the trustee for our debt securities, or incorrectly incorporated such statements by reference to earlier filings.

Securities laws require that registration statements covering debt securities contain information necessary to determine that the trustee under the applicable indenture is eligible to serve as a trustee under the Trust Indenture Act of 1939.  This is accomplished by filing a Form T-1 as an exhibit to the registration statement.  We recently learned that some of the Form T-1s that we filed for previous debt offerings were incomplete.  Specifically, the Form T-1s that we filed for our Series B and C offerings were missing certain exhibits.  In addition, for our Series C and Series F offerings, we attempted to incorporate a Form T-1 by reference to earlier filings.  The staff of the Securities and Exchange Commission takes the position that registrants may not incorporate Form T-1s by reference to earlier filings since the form requires recent information.

We may be liable to security holders or regulatory agencies as a result of these defects.  The Trust Indenture Act specifically imposes liability on issuers who file documents with false or misleading statements or omissions.  Therefore, we may be liable to purchasers of securities if they incurred damages as a result of our violations.  We may also be subject to fines or other penalties imposed by the Securities and Exchange Commission or other regulatory agencies if they find that our actions were willful.  During our review of this situation, however, we have not found prior cases with similar facts, so we are unable to accurately estimate the amount of our exposure, if any.

We could be liable for violations of the Trust Indenture Act by issuing our Series F securities without a qualified indenture.

The Trust Indenture Act requires all public offerings of debt securities to be issued pursuant to a qualified indenture.  We may have failed to satisfy this requirement in our Series F offering by issuing securities pursuant to an indenture that was qualified in connection with a prior offering.  Using a previously qualified indenture complied with the requirements of the Trust Indenture Act only to the extent that the earlier indenture was an “open-ended” indenture, which means that it permits future series of debt to be offered from time to time with the different characteristics of each series established by a supplement to the indenture.  We believe that the earlier indenture was intended to be an open-ended indenture.  However, questions have arisen during the review process of this offering as to whether or not this interpretation is correct.  If security holders challenge our interpretation and prevail in such challenge, we could be liable for violating the Trust Indenture Act by issuing the Series F securities without a qualified indenture.  We could be forced to make a recession offer to our security holders.  We could also face exposure for other damages or fines from regulatory agencies.

As of December 31, 2006 we had $19.6 million in outstanding Series F securities.  The Series F securities do not begin to mature until 2009.  Therefore, we could face a serious liquidity crisis if a substantial number of holders of our Series F securities successfully sought rescission.  In this were to occur, we may be unable to raise sufficient funds to pay off these securities through the capital markets, forcing us to liquidate our assets.

We could encounter operational difficulties as a result of our rapid growth.

Our loans, funding sources and employees have increased rapidly over the last several years as a result of our organic growth.  Our failure to successfully manage and support this growth with sufficient human resources, training and operational, financial and technology resources could have a material adverse effect on our operating results and financial condition.  We may not be able to sustain or manage our growth.

If payments to us are delayed or uncollectible, we may not be able to pay investors on time.

The ability of any borrower to make the loan payments is dependent on the continuing strength of its contributions and income.  To the extent that a church or project suffers a decline in contributions or income, it may be unable to meet its loan obligations.  It is our practice for some loans to have limited personal guarantees in which each individual guarantor pledges a maximum of $5,000.  However, we may have difficulty suing individuals to force their compliance with the guarantee agreements and may have to take a loss on the loan.  Any failure on the part of our borrowers to make payments to us would have a material and adverse effect on our ability to make interest and principal payments on our bonds and to make dividend payments on our shares of common stock.

We could lose income, or suffer loss on sale of a property, if an uninsured event happened.

We require comprehensive liability, fire, flood and extended insurance coverages on all buildings that secure our loans.  However, insurance is often not available for certain types of losses, such as riots, acts of war, floods or earthquakes.  Additionally, to the extent that policies are available, they may involve substantial deductibles and exclusions.  Should a loss occur that is uninsured, or an amount exceeding the limits of the policies that cover our collateral, our ability to collect on our loan may be severely impaired.  Such an event would harm our results of operation and financial condition and therefore our ability to make interest and principal payments on our bonds and dividend payments on our shares of common stock.

We may incur liability under environmental laws to an extent that keeps us from making current payments to investors.

Various federal, state and local laws make property owners and lenders pay the costs of removal or remediation of certain hazardous substances released on a property.  They often impose a penalty without regard to whether an owner, operator or lender knew of, or was responsible for, the release of hazardous substances.  The presence of, or failure to properly remediate, hazardous substances can hurt occupancy of the contaminated property, the ability to operate it as intended and the ability to sell or borrow against it.  The presence of hazardous wastes could also result in personal injury or similar claims by private plaintiffs.  We require a transaction screen, appraisal or on-site inspection for every property that secures a loan we make.  If we then decide it is necessary, we have a Phase I environmental site assessment performed to identify potential contamination for which an owner or lender may be responsible and to assess the status of regulatory compliance.  However, we cannot be assured that these procedures will detect environmental problems.

There may be unexpected regulatory compliance costs that would lower our cash available to pay interest, dividends and principal.

The properties we finance are subject to various other regulations from federal, state, and local authorities.  Examples of regulatory changes that could result in unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules.  If we or the property operator fail to comply with these regulations, such failure could result in a fine and the award of damages to private plaintiffs.  If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

Some of our loans are in smaller amounts and to borrowers in earlier stages of development than conventional lenders, which causes these loans to have higher administrative costs and higher risks of nonpayment than loans made by conventional lenders.

Banks and insurance companies generally require borrowers to have at least three years of operating history, with annual receipts of at least $200,000.  We sometimes lend to nonprofit entities and churches that may have been in existence for less time and therefore may be less established than borrowers who obtain financing from conventional lenders.  Our costs of administering loans require us to charge higher loan fees and interest rates.  Our borrowers’ lack of operating history makes it more difficult to analyze their creditworthiness, which increases the risk that they may be unable to pay us interest and principal.

Because our loan portfolio has grown rapidly, many of our loans may be too new to reveal possible losses.

Our loan portfolio, including real estate joint venture investments, has grown from $30.4 million at December 31, 2001 to approximately $152 million at December 31, 2006.  Given the relatively young age of the loan portfolio, there may be unidentified risks contained therein, since problems related to loan collections typically do not become evident until some degree of seasoning occurs.

A delay or inability to refinance just one or two loans could reduce our cash flow below our ability to pay interest and principal on our bonds and dividends on our shares of common stock.

One loan to a senior housing or family housing borrower could be a significant percentage of our total loans receivable.  We have three loans that have principal balances in excess of $10 million and another eight loans that have balances greater than $5 million.  If just one or two of these loans could not be refinanced or became impaired, we may not be able to pay all of our interest and principal payments in a timely manner, which would affect our ability to declare and pay dividends.

We may not have enough cash to repay our debt as it becomes due.

We receive cash from loan repayments, fees earned and from sales of common stock and bonds.  We use cash primarily to make loans, to repay our bonds and to pay operating expenses and dividends.  The following is a schedule of the years to maturity and amounts of our bonds outstanding at December 31, 2006:

Years To Maturity	Amount Due
On Demand to 1 Year	$44,953,590
1-2 Years	18,003,015
2-3 Years	35,471,416
3-4 Years	17,922,696
4-5 years	14,213,172
Total principal	$130,563,889

We expect to pay all amounts which come due using cash inflow from maturing loans and net cash inflow from sales of our bonds and shares of common stock.  However, we must balance the amount of cash we have at any moment with the amount that we need.  This task is difficult because, if we keep too much cash in reserve, we will not earn sufficient income to pay interest on our debts or earn income for our shareowners.  If, on the other hand, we keep too little cash in reserve, we might default on our obligations.  We believe that many bond owners will purchase new bonds to replace matured ones, so we will not have to send them cash.  However, this may not be what happens and we may be unable to repay all of the maturing principal when due.  If we cannot pay the bonds, we would have to try finding other financing or selling some of our assets.

We may face a liquidity crisis if a large number of our outstanding guarantees are triggered within a short period of time.

As part of the ordinary course of our business we provide guarantees on loans secured by senior housing, low income housing, affordable family housing and church facilities.  In return for providing those guarantees we receive a fee.  As of March 31, 2007 we served as guarantor on 10 such loans that had an aggregate outstanding principal balance of $33.2 million on that date.  We would be required to perform under our guarantee upon an uncured payment default by the developer and demand by the primary lender.  Our recourse in this situation would be limited to repossession of the underlying collateral and subsequent resale of the facilities.

In the event that a significant number of guarantees were triggered within a short period of time we could face a liquidity crisis.  Even if we are able to satisfy the guarantee obligations, there is no assurance that we would be able to sell the underlying facility without incurring a loss.

This is a “best efforts” offering, which means that we might raise much less than the maximum $92.5 million of new capital, which could adversely affect our ability to diversify and therefore our financial results.

Our bonds and shares are being sold on a best efforts basis.  That means that we, and selected broker-dealers, will use our best efforts to locate investors.  No individual or company is guaranteeing to invest any specific amount of money.  Furthermore, there is no escrow of offering proceeds whose release is contingent upon any minimum sales level.  We cannot predict how much will be purchased.  To the degree that we sell fewer securities than offered, our fixed expenses will be a larger part of our income and will lower the potential income to pay interest or dividends.  Additionally, we may be unable to sufficiently diversify our loan and investment portfolio if we are unable to sell the maximum amount of securities being offered.  Specifically, if we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make.  In that case, the likelihood that any single loan’s or investment’s performance would adversely affect our ability to make interest and principal payments on our bonds, or dividend payments on our shares of common stock, will increase.

Shareowners will receive dividends only to the extent that our board of directors decides to pay them.

We have paid dividends since 1999 and presently intend to continue them, subject to sufficient profitability and retained earnings.  Our board of directors will evaluate the timing and amount of any dividends, based on factors  including the cash available for distribution, economic conditions, applicable laws and other facts and circumstances that they think are important to a dividends decision.  We may be unable to pay dividends in the future.

We are subject to new internal control reporting requirements that increase our compliance costs, and failure to comply timely could adversely affect the values of our securities.

We are required to comply with various corporate governance and financial reporting requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations adopted by the SEC and the Public Company Accounting Oversite Board.  In particular, we will be required to include management and auditor reports on internal controls as part of our annual report for the year ended December 31, 2008, pursuant to Section 404 of the Sarbanes-Oxley Act.  We expect to begin the process of evaluating our controls, including compliance with the SEC rules on internal controls, in the near future, and expect to spend significant amounts of time and money on compliance with these rules.  We may not be able to complete our assessment of our internal controls in a timely manner.  Our failure to comply with these internal control rules may materially adversely affect our ability to obtain the necessary certifications to our financial statements, and the values of our securities.

Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties.  Forward-looking statements include, among other things, statements about the competitiveness of our industry, existing and potential regulatory proceedings, actions of our borrowers and our bondholders and share owners, our strategies and other statements that are not historical facts.  These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those unknown to us.  Our actual results could vary materially from those expressed in our forward-looking statements.

When we use the words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “intend”, “plan” or similar expressions, we intend to identify forward-looking statements.  Forward-looking statements also include their underlying assumptions.  We are not obligated to update any of our forward-looking statements.

You should not place undue reliance on these forward-looking statements, because they depend on assumptions, data or methodology that may be incorrect or imprecise and we may not be able to realize them.  You should carefully consider the risks described in “Risk Factors” and elsewhere in this prospectus, which could cause our actual results to differ materially from those contemplated in our forward-looking statements.

Recent Offerings of Our Bonds and Common Stock

This is our sixth public offering of securities.  We most recently offered $20,000,000 of Series F bonds and 1,500,000 shares of common stock in an offering that began on January 1, 2005.  Series F bonds had an 8.25% interest rate.  The Series G bonds that we offered and sold from September 2006 until the date of this prospectus also had an 8.25% interest rate.  All Series G bonds that are sold after the date of this prospectus will carry an interest rate of 9.00%.  The shares of common stock had the same offering price.  Through March 31, 2007, sales of Series G bonds were approximately $28.6 million and sales of stock were $140,249 (21,577 shares).

Use of Proceeds

The gross proceeds from this offering will be $92,500,000, assuming all of the bonds and shares are sold.  After payment of the maximum possible $4,625,000 in commissions and the estimated $120,000 in offering expenses, the net proceeds would be approximately $87,755,000.  We expect that a majority of the sales of bonds in this offering will be to holders of our previously issued bonds who wish to rollover their investment.  In such cases, we will not actually receive any cash proceeds from the sale of such bonds but will be relieved of our obligation to repay the principal amount of the previously issued bonds on their original maturity dates.  The net proceeds from sales of bonds to new investors and from sales of shares will be used to redeem previously issued bonds and to make loans to affordable housing, senior housing, churches, student housing and daycare facilities.  All decisions about investments in specific loans will be made by a majority vote of our board of directors, which must include a majority of our independent directors.  The following table shows this information, in dollars and percentages of the amount received, assuming different amounts of the offering are sold:

	Percentage of Offering Sold*

	10% of Offering		50% of Offering		100% of Offering
	Amount	%	Amount	%	Amount	%

Amount received from sales	$9,250,000	100.00%	$46,250,000	100.00%	$92,500,000	100.00%
Maximum commissions payable	462,500	5.00%	2,312,500	5.00%	4,625,000	5.00%
Estimated other offering expenses	120,000	1.30%	120,000	0.26%	120,000	0.13%
Net amount	$8,667,500	93.70%	$43,817,500	94.74%	$87,755,000	94.87%

*	The number of shares and amount of bonds sold is assumed to be:
• 500,000 shares and $6,000,000 of bonds at 10% of the offering;
• 2,500,000 shares and $30,000,000 of bonds at 50% of the offering; and
• 5,000,000 shares and $60,000,000 of bonds at 100% of the offering.

Before the proceeds of sales to new investors are used to redeem existing bonds or to make loans, they will be invested in interest bearing bank accounts at a major regional or money center bank.

Management’s Discussion and Analysis of
Financial Condition and Results of Operation

The following is a discussion of our financial condition at March 31, 2007 and 2006 and the results of operations for the periods then-ended, as well as our financial condition at December 31, 2006 and 2005 and the results of operations for the years then ended.  The purpose of this discussion is to focus on information about our financial condition and results of operations that is not otherwise apparent from the audited financial statements.  Reference should be made to those statements and the selected financial data presented elsewhere in this prospectus for an understanding of the following discussion and analysis.

Critical Accounting Policies

Our accounting and reporting policies are in accordance with accounting principles generally accepted in the United States of America as defined by the Public Company Accounting Oversight Board and conform to general practices within our industry.  Our significant accounting policies are described in the notes to our consolidated financial statements.  Certain accounting policies require management to make significant estimates and assumptions, which have a material impact on the carrying value of certain assets and liabilities, and we consider these to be critical accounting policies.  The estimates and assumptions used are based on historical experience and other factors that management believes to be reasonable under the circumstances.  Actual results could differ significantly from these estimates and assumptions, which could have a material impact on the carrying value of assets and liabilities at the balance sheet dates and results of operations for the reporting periods.

We believe the following are our critical accounting policies that require the most significant estimates and assumptions and that are particularly susceptible to a significant change in the preparation of our financial statements.

Revenue Recognition

We derive our revenue primarily from interest and fees on loans that we make.  Unless a loan is impaired, we recognize interest income using the accrual method in accordance with the loan’s terms.  When a loan becomes impaired, our accounting depends on whether we believe the possibility of future loss of principal is remote.  If we believe the possibility of future loss is remote, then we will recognize interest income on a cash basis as payments are received.  If we believe the possibility of future loss is not remote, then we will cease to recognize interest income and will apply any payments received to reduce the carrying amount of the loan.

Loan origination fees are not immediately recognized as income.  Instead, they are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.  We discontinue the amortization of deferred loan fees when the underlying loan is placed on non-accrual status.

Allowance for Loan Losses

A provision for loan losses is based on management’s opinion of an amount that is adequate to absorb losses inherent in the existing loan portfolio.  The allowance for loan losses is established through a provision for losses based on management’s evaluation of current economic conditions, volume and composition of the loan portfolio, the fair market value or the estimated net realizable value of underlying collateral, historical charge off experience, the level of nonperforming and past due loans, and other indicators derived from reviewing the loan portfolio.  The evaluation includes a review of all loans on which full collection may not be reasonably assumed.  Should the factors that are considered in determining the allowance for loan losses change over time, or should management’s estimates prove incorrect, a different amount may be reported for the allowance and the associated provision for loan losses.  For example, if economic conditions in our market area experience an unexpected and adverse change, we may need to increase our allowance for loan losses by taking a charge against earnings in the form of an additional provision for loan losses.

Overview of Operations

We have historically focused on serving non-profit organizations.  We offer specialized programs for church and other non-profit sponsors of senior housing and affordable/moderate income housing programs.  Nearly all of our earnings prior to 2001 came from financing church facilities.  During the last quarter of 2000, we began to realize revenues from investment in senior housing and affordable/moderate income and age-restricted housing project loans.  During the last quarter of 2004, we began making loans to for-profit sponsors of affordable/low-income housing projects and in 2005 we began making loans to for-profit owners of senior housing facilities.

We generate revenue from:

•

interest on loans;

•

origination and renewal fees on loans;

•

loan participation income; and

•

interest on securities.

We currently charge a 5% to 10% origination fee on new loans, based upon expected terms, and renewal fees of as much as 5% of the outstanding balance of the renewing loan.  Our interest rate on all new loans is currently from 9% to 10%.  Some loans are participating loans, which enables us to receive income from the borrower when the borrower sells or refinances (with another lender) the property in which we provided the financing.  The participation percentage varies between 25% and 33% of the borrower’s gain.

Participating loans, which are all related to senior housing facilities, are classified as real estate joint venture investments if all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

Large Borrowers

As of March 31, 2007 approximately 69% of our loan portfolio (including real estate joint venture investments) consisted of loans to our two largest borrowers.  Specifically, approximately 47% of our loan portfolio (including real estate joint venture investments) consisted of loans to Wellstone, LLC and its affiliates and approximately 22% of our loan portfolio (including real estate joint venture investments) consisted of loans to Senior Housing Services Inc. and its affiliates.  Three of our current and former executive officers and directors and the current President/CEO of our advisor collectively own a controlling interest in Wellstone, LLC.

Any adverse developments for these borrowers that make them unable to make timely payments to us could create serious cash flow problems for us and could keep us from paying interest and principal on our bonds and making dividend payments on our shares of common stock.  Any material default by these borrowers, if coupled with an inability to sell the properties that serve as our collateral for fair value in a timely manner, would threaten our solvency and could possibly force us to declare bankruptcy.  Since these large borrowers comprise a substantial portion of our business, we also face the risk that they will reduce their reliance on us as a funding source.  If this happens, we would be forced to find other borrowers to lend money to or find other projects to invest in.  If we could not find alternative investments in a timely manner then our ability to pay interest and dividends on our bonds and stocks would suffer.

Results of Operations for the Three Months Ended March 31, 2007 and 2006

Financial Overview

Please read the following selected financial data in conjunction with the discussion of our results of operations for the three months ended March 31, 2007 and 2006 and with our financial statements and related notes in this prospectus.

	Three months ended March 31,

	2007	2006

Revenues	$4,608,134	$4,008,254
Investor interest expense	3,519,315	2,990,797
Loan loss expense	90,000	46,000
Marketing expenses	301,614	290,068
Management/advisory fees	409,560	349,089
Payroll and related costs	55,906	-0-
Operating expenses	436,783	186,206
Total expenses	4,813,178	10,991,649
Operating income (loss)	(205,044)	146,094
Income tax provision (benefit)	(83,074)	30,079

Net income (loss)	$(121,970)	$116,015

Comparison of Periods Ended March 31, 2006 and March 31, 2007

General.  Assets increased from $149,416,647 at March 31, 2006 to $176,084,425 at March 31, 2007 for an increase of $26,667,778 or 18%.  The increase is due to our new $20,000,000 revolving credit agreement loan with Bernard National Senior Funding, Ltd and an increase in outstanding investor bonds and mortgage participation agreements.  With the cash generated from these increases and with cash already on hand, we invested in real estate loans and joint venture investments, net of principal payments received, of $18,528,005.  We also invested in one subsidiary and two consolidated variable interest entities totaling $9,512,328. Total revenue increased for the three months ended March 31, 2007 by $599,880 (15%) to $4,608,134.  We had a net loss of $121,970 for the three months ended March 31, 2007 compared to net income of $116,015 for the same period ended March 31, 2006.

Total real estate loans and joint venture investments outstanding on March 31, 2007 was $156,129,261 compared to $137,601,256 on March 31, 2006 for an increase of $18,528,005 or 13%.  This increase is due to the cash received from the Bernard National loan and an increase in investor bonds and mortgage participation agreements and the subsequent origination or refinancing of real estate loans and joint venture investments, as follows:

New real estate loan originations	$23,492,516
Decrease in existing loans, net of principal received	(10,756,206)
New real estate joint venture investments made	-0-
Increase in existing real estate joint venture investments	5,791,695

$18,528,005

Consolidated real estate assets increased due to our investment in one subsidiary (Heron Lakes, LLC) and two variable interest entities in which we are the primary beneficiary.  Heron Lakes, LLC is constructing a market rate apartment facility in South Carolina.  We currently own 89% of this entity.  The two variable interest entities are building low income apartments in South Carolina.  We are actively pursuing the sale of our ownership in Heron Lakes, LLC and the investment of additional capital into the two variable interest entities so that we will not have to consolidate these entities into our financial statements.  All other assets composed primarily of cash, bond holdings, property and equipment, and unamortized debt issue costs were $10,442,836 as of March 31, 2007.

During the second quarter of 2006, we determined that our church bond holdings, with a carrying value of $2,233,773, are impaired due to the non-payment of interest by the borrower.  Our initial and on-going evaluations of the underlying collateral shows that the collateral is worth more than the current carrying value of the bonds.  Therefore, we have not charged earnings with an unrealized loss and we are continuing to recognize interest from this investment on the accrual basis.  We are working diligently with the borrower and the other bond holders to ensure that this situation is resolved and that our financial investment is preserved.  We were informed on May 2, 2007 that the owner of the collateralized property received a contract for the property which, if it closes, will allow us to be paid in full on our outstanding principal and interest.

Our cash balance decreased $2,251,330 from $4,616,606 on March 31, 2006 to $2,365,276 on March 31, 2007.  This decrease was primarily caused by our redemption of approximately $5.4 million in maturing bond principal in March 2007.

Principal and interest payable on investor bonds and mortgage participation agreements increased $6,169,667 or 4.3% from $142,813,770 as of March 31, 2006 to $148,983,437 as of March 31, 2007.  Through March 31, 2007 we had sold approximately $18 million of new bonds in this offering.  These sales, however, have been offset by approximately $12 million in bond redemptions from maturing bonds.  We believe that the large number of redemptions is due to the fact that we did not have not bonds available for sale for most of 2006 and the fact that we are unable to sell bonds in certain states due to outstanding proceedings with various state securities commissions (see “Legal Proceedings”).

In August 2006 we entered into a revolving credit agreement with Bernard National Funding, Ltd.  This agreement provides up to $40,000,000 in financing to us and it is secured by 19 of our first mortgage real estate loans.  As of March 31, 2007 we had drawn $20,000,000, which was used to fund new real estate mortgage loan commitments.  We pursued this financing because management believes that we need alternative financing programs available to us outside of our traditional investor bond program.  By adding to our financing options we can continue to grow our loan portfolio as we find suitable projects even if the timing of a new investor bond series is delayed.

Real estate loan and joint venture interest and fees earned.  Interest income and fees from real estate loans and joint venture investments for the three months ended March 31, 2007 and 2006 were as follows:

2007	2006	Increase	%
$4,419,492	$3,704,498	$714,994	19.3%

The increases were primarily attributable to increases in average outstanding principals and changes in loan fees recognized, as the following table illustrates:

Increase in average outstanding principal
($152,764,350 – 2007; $132,944,190 – 2006)	$494,797

Change in weighted average interest rate
(9.90% - 2007; 9.77% - 2006)	42,615

Change in loan fees recognized	177,582

$714,994

The increase in average outstanding principal and the increase in loan fees recognized are due to the addition of 18 new real estate loans.

Loan participation and other income.  For the three months ended March 31, 2007 loan participation and other income decreased $115,114 from $303,756 in 2006 to $188,642 in 2007.  This decrease is due to the following: (ii) a $52,000 gain from a fixed asset sale in the first quarter of 2006 and (ii) the disposition of $11,974,400 in bond holdings in the first quarter of 2006 which reduced the amount of investment income received in 2007 compared to 2006.

Investor interest expense. Investor interest expense for the three months ended March 31, 2007 was $3,519,315 which is an increase of $528,518 (18%) compared to 2006.  The increase is due to:

Increase in average outstanding certificate principal, including
interest payable subject to compounding	$214,521
($143,428,635 – 2007; $135,826,303 – 2006)

Change in weighted average interest percentage	(13,682)
(8.69% - 2007; 8.73% - 2006)

Decrease in average outstanding Mortgage Participation principal	(28,671)
($1,929,840 – 2007; $3,076,680 – 2006)

Bernard National loan	441,096

Construction period interest capitalization – rental properties	(84,746)

$528,518

The construction period interest capitalization relates to the consolidated real estate assets that we obtained when we acquired our 89% ownership interest in Heron Lakes, LLC and from our investment in one consolidated variable interest entity which had property under construction during the first three months of 2007.  During the construction of an asset, interest that is accrued which relates to the assets under construction can be capitalized and included in the cost of the asset.

Loan loss expense and allowance for loan losses.  We charged $90,000 and $46,000 for the three months ended March 31, 2007 and 2006, respectively, to loan loss expense.  These charges were due to increases in the family housing development loan portfolio’s outstanding principal.

All of the allowances for loan loss increases that we made are classified as collective loan loss allowances.  A collective loan loss allowance is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The allowance for loan losses is reviewed quarterly and increases or decreases are made based on the results of these reviews.

As of March 31, 2007, two church loans and one real estate joint venture investment loan were considered impaired because they are at least six months behind on their interest payments.  The real estate joint venture investment loan had a carrying amount of $6,362,510 and the church loans had a combined carrying amount of $1,128,494 for a total impaired loan amount of $7,491,004 as of March 31, 2007.  At March 31, 2006 we had two church loans and one real estate joint venture investment loan that were considered impaired with a total carrying amount of $6,563,969.  We have received an appraisal on the real estate joint venture investment loan’s collateral and it is estimated to be worth approximately $1.0 million more than the loan’s carrying amount.  Therefore, we have not recognized an impairment loss on this loan.  We will continue to monitor the operating progress of this borrower, and we are actively involved in possible re-financing opportunities for the property.

As of March 31, 2007, allowance for loan losses as a percent of outstanding loan principal by loan type:

	Loan Loss Allowance	Outstanding Principal	%

Family Housing Development Loans	$1,343,000	$125,549,034	1.1%
Church Mortgage Loans	-	11,005,424	0%
Senior Housing Mortgage Loans	-	1,093,054	0%
Real Estate Joint Venture Investments	-	21,621,733	0%

Total	$1,343,000	$159,269,245.8%

Marketing expenses. Total expenses for the marketing of investor bonds for the three months ended March 31, 2007 were $301,614 compared to $290,068 for the same period in 2006.  The increase is due to an increase in sales commission amortization expense which is a result of the sale of new bonds and mortgage participation agreements since March 31, 2006.

Selling commissions paid to brokers for selling investor bonds and mortgage participations, costs incurred to register investor bonds and loan fees related to the Bernard National loan are initially charged to “Unamortized debt issue costs”, which is classified as an asset on our balance sheet.  These costs are then amortized to expense over the term of the related debt.  The unamortized debt issue cost balance was $3,179,883 and $2,605,229 as of March 31, 2007 and 2006, respectively.

Operating, management and payroll expenses. Management and advisory expenses for the three months ended March 31, 2007 increased $60,471, or 17.0%, from $349,089 in 2006 to $409,560 in 2007.  This increase is due to an increase in revenues.

Our management and advisory agreement with CCA obligates us to pay CCA the following fees:

•

A monthly management fee equal to 10% of our revenues from all sources other than loan fees, loan participation revenue, and revenue received from CCA plus 30% of loan participation revenue.

•

A loan origination fee equal to 30% of the total loan fees charged by the Company to its borrowers.  The fee is generally paid from loan proceeds and reduces deferred loan fees that we will recognize over the life of the loan.

For the three months ended March 31, 2007 operating expenses were $436,783, which is a $250,577 increase over 2006’s operating expenses of $186,206.  The increase is due to the following:

Loan issue cost amortization	$89,241
Consolidated real estate asset operating costs	106,775
Legal fees	31,506
Other	23,055

$250,577

Loan issue cost amortization increased due to the Bernard National loan, which was added in the third quarter of last year.

The increase in consolidated real estate asset operating costs resulted from the purchase of Heron Lakes, LLC and our investment in two variable interest entities in which are considered the primary beneficiary.  One of the variable interest entities is an operating apartment facility and its operating expenses of $82,674 have been included in our financial statements.  Start-up and administrative costs from the two “under construction” properties, which totaled $24,101, also contributed to this expense.

Legal fees increased due to some additional legal costs related to the Chicago Stock Exchange issue (see “Legal Proceedings”).

Effective October 2006, our president is now employed directly by us instead of by Cornerstone Capital Advisors.  Therefore, payroll costs increased in the first three months of 2007 by $55,906.  This cost includes wages and related taxes, benefits and administrative costs.

Income tax provision (benefit). The income tax provision (benefit) for the three months ended March 31, 2007 was ($83,074) compared to $30,079 for the same period ended March 31, 2006.  The increase in income taxes is due to an increase in pre-tax income.  Our effective tax provision (benefit) rate was (37.6%) and 20.6% for the three months ended March 31, 2007 and 2006, respectively.  A reconciliation of our effective tax provision rate to the federal statutory rate is included in the attached “Notes to Consolidated Financial Statements” (Note 13).

Dividends.  Dividends of $286,420 and $278,034 were paid in January 2007 and 2006, respectively.

Liquidity and Capital Resources

Cash flows from operations.  Net cash provided (used) by our operations for the three months ended March 31, 2007 and 2006 was ($3,281,088) and ($69,362), respectively.  The increase in cash used by operations in 2007 of $3,211,726 was due to a $2,371,751 decrease in investor interest payable and an increase in accrued loan interest offset by an increase in depreciation/amortization, loan fees received and other accounts payable.

The decrease in investor interest payable is due to interest payments which were made as a result of a large bond maturity on March 15, 2007.  Some of our investors had previously elected to reinvest the interest due to them until maturity.  At maturity we then paid five years worth of interest to these investors which increased our cash used by operations.

Included in the 2007 and 2006 changes in accrued real estate loan and joint venture interest and deferred loan fee amounts is $1,900,071 and  $494,021 in interest which was financed as part of loan principal.  We receive monthly interest payments on our loans except when the terms of certain loans allow borrowers to finance interest payments while the collateralized property is under development or construction.  A summary (by loan type) of the amount of net financed interest for the three months ended March 31, 2007 and 2006 is as follows:

	2007	2006
Family Housing Development	$1,556,756	$732,597
Church Construction	55,584	(69,333)
Senior Housing	287,731	(169,243)

	$1,900,071	$494,021

The amount for 2007 represents interest accrued and financed in 2007, net of payments received in 2007 that were financed in previous years.  2006’s amount represents interest accrued and financed in 2006, net of payments received in 2006 that were financed in previous years.

The increase in the family housing net financed interest in 2007 compared to 2006 is due to the addition of 10 new projects which are in their development phase of operation and are financing their interest.  This increase in projects in their development phase is partially offset by two projects which have gone into their sales phase and are paying interest to us as they sell homes.  We expect the net financed interest amount to decrease starting in the second quarter of 2007 as two or three more projects are scheduled to go into their sales/operating phase and then start paying interest.

In the first quarter of 2006, we received $69,333 in previously financed church loan interest due to significant pay downs on two church loans.  In late 2006 and early 2007 we originated nine new church construction loans which financed $55,584 in interest in the first quarter of 2007.

The increase in senior housing financed interest in 2007 is due to: (i) the receipt of $223,687 of previously financed interest due to a large loan pay-down in January, 2006 and (ii) in 2007 we financed interest on three senior housing loans in which the borrower has started a second phase which is now under construction.  Two of these three properties in which we financed interest during the first quarter of 2007 were sold to a third-party buyer in April 2007.  Therefore, we expect that our financed senior housing loan interest will substantially decrease in the second quarter.

Cash flows from investing activities.    For the three months ended March 31, 2007, we used $6,805,958 in cash from investing activities, which is an increase of $3,273,911 from $3,532,047 for the three months ended March 31, 2006.  In 2006 we received $11,974,400 from the sale of bond holdings and $252,262 from the sale of our rental office building.  These two items reduced our cash flows used in investing activities in 2006.  We did not have any similar transactions in 2007 so cash used by financing activities increased compared to last year.

Cash flows from financing activities.  During the three month period ended March 31, 2007, cash flows used by financing activities was $405,390 compared to $4,229,178 in 2006.  Normally financing activities provide cash for us to grow our lending business.  However, in the first quarter of 2007 and 2006 this did not happen.  In the first quarter of 2007 we sold $8,119,430 in new bonds and mortgage participation agreements.  However, we redeemed $6,872,308 in maturing bonds and we redeemed $1,224,199 in mortgage participation agreements, which offset the cash that we received from the sales.  We had a large bond maturity in March 2007 and because we have fewer states in which we are able to sell our bonds (due to the Chicago Stock Exchange issue – see the “Legal Proceedings”) we could not reinvest as many maturing bonds as we have in past years.  The mortgage participation agreement redemptions were due to normal paydowns on the loan which collateralized one of the mortgage participation agreements.  These redemptions plus normal cash payments for debt issue costs and dividends caused 2007’s cash flows from financing activities to be negative (a use of cash).

The first quarter of 2006’s cash flows from financing activities was negative because we had no registered bonds for sale.  Therefore, all maturing bonds were redeemed for cash.

Dividends of $286,420 and $278,034 were paid in the first three months of 2007 and 2006, respectively.

We have $39,279,778 in investor bonds coming due or redeemable upon demand in the next 12 months.  $8,478,180 of this amount is for graduated certificates, which allow an investor to redeem their certificate each year on the anniversary date of the purchase.  Based on our historical experience, we expect that less than 25% of the graduated certificates will be redeemed for cash during the next 12 months.

We are offering these new bonds to investors with maturing bonds as a way for them to continue their investment with us.  Our historical experience indicates that more than 75% of the maturities will be reinvested into new investor bonds.  However, with fewer states available for selling our bonds we cannot guarantee that this will happen in the future.  We will attempt to ensure that we have enough cash available to handle these maturities.

Among the measures we take to mitigate any demands for cash are:

●

Maintain a minimum cash balance, normally no less than $3,000,000.

●

Have readily marketable loans that can be sold for par or a premium.

●

Ask investors their intentions at least 30 days before their bonds mature.

●

Have a bank willing to extend credit lines if needed.

●

Spread maturity dates throughout the year.

●

Limit each investor to not more than $500,000 maturing in any three-month period.

We believe that cash on hand, cash generated by operations and expected refinancing and pay-offs of existing loans will be sufficient to meet our financing and capital needs for the coming year.  The amount and timing of our future capital requirements will depend on factors such as the origination and funding of new investments, any opportunities for acquisitions of related businesses and the overall success of our marketing efforts for certificates, shares and any other securities.

Results of Operations for the Years Ended December 31, 2006 and 2005

Financial Overview

Please read the following selected financial data in conjunction with the rest of this “Management’s Discussion and Analysis or Plan of Operation” and with our financial statements and related notes in this filing.

	Years ended December 31,
	2006	2005

Revenues	$17,406,381	$15,703,121

Investor interest expense	12,361,838	11,638,145
Loan loss expense	521,000	100,000
Marketing expenses	1,209,035	1,082,967
Payroll expenses	107,737	-0-
Management & advisory fees	1,511,224	1,445,264
Operating expenses	917,253	695,756

Total expenses	16,628,087	14,962,132

Operating income	778,294	740,989
Income tax provision	269,840	163,362

Net income	$508,454	$577,627

Comparison of Periods Ended December 31, 2005 and December 31, 2006.

General.  Assets increased from $153,060,088 at December 31, 2005 to $178,164,987 at December 31, 2006 for an increase of $25,104,899 or 16%.  This increase is a result of the sale of investor bonds and mortgage participations, net of redemptions of $1,386,652, a $3,501,530 increase in accrued investor bond interest payable and an increase in other loans payable of $20,000,000.  With the additional net cash from these items and from cash on hand we invested in real estate loans and joint venture investments, net of principal payments received, of $27,538,681.  Total revenue increased for the year ended December 31, 2006 by $1,703,260 or 11% from $15,703,121 in 2005 to $17,406,381 in 2006.  Net income for the year ended December 31, 2006 was $508,454 compared to $577,627 for the year ended December 31, 2005.

Total real estate loans and joint venture investments outstanding on December 31, 2006 were $148,642,820 compared to $121,104,139 on December 31, 2005 for an increase of $27,538,681 or 23%.  This increase is due to an increase in other loans payable and investor bonds and mortgage participation agreements and the subsequent origination or refinancing of real estate loans and joint venture investments, as follows:

New real estate loan originations	$38,403,712
Decrease in existing loans, net of principal received	(16,460,111)
New real estate joint venture investments made	-0-
Increase in existing real estate joint venture investments	5,595,080

$27,538,681

We originated 18 new real estate loans in 2006 totaling $38,403,712.  We were able to originate this many loans because loan principal on existing loans decreased approximately $16,460,000 (mainly due to large principal pay downs made on our loan to Wellstone Retirement Communities I, LLC) and due to the $20,000,000 in new loan payable proceeds received from Bernard National.  The increase in real estate joint venture investments was due to additional construction financing provided to two projects in which we have a first mortgage loan.

All other assets composed primarily of cash, bond holdings, property and equipment, consolidated real estate assets and unamortized debt issue costs were $29,522,167 as of December 31, 2005.  Bond holdings decreased approximately $12.1 million due to the sale of tax-free bonds in the first quarter of 2006.

Our cash balance increased $410,519 from $12,447,193 on December 31, 2005 to $12,857,712 on December 31, 2006.  The large cash balances on hand at the end of 2005 and 2006 were due to large principal payments received during December of each year from real estate joint venture investments and senior housing real estate loans.  We anticipate using the cash on hand at the end of 2006 to make new loans and to fund investor bond maturities in which the investor elects to receive his bond principal in cash.

Principal and interest payable on investor bonds and mortgage participation agreements increased $4,895,840 or 3.4% from $145,608,599 as of December 31, 2005 to $150,504,439 as of December 31, 2006.  From January to September 2006 we had no bonds available to sell.  As a result, all maturities of outstanding bonds were paid in cash.  In September our registration statement for this offering was declared effective by the Securities Exchange Commission and we began to sell our Series G debt securities.  Because the new bonds were only available for three full months in 2006 the increase in outstanding investor bonds and mortgage participation agreements was 3.4%, which is much lower than in prior years.

Real estate loan and joint venture interest and fees earned.  Interest income and fees from real estate loans and joint venture investments for the year ended December 31, 2006 increased over the prior year by $2,778,814, which represents a 19.7% increase.  The increase was primarily attributable to increases in the average outstanding principal balances of such loans and investments as the following table illustrates:

Increase in average outstanding principal ($145,343,555 – 2006; $127,484,677 – 2005)	$1,651,753
Increase in weighted average interest rate (9.84% - 2005; 9.72% - 2005)	152,982
Increase in loan fees recognized	974,079

$2,778,814

The increase in average outstanding principal is due to the addition of 18 new real estate loans with outstanding principal of $38,403,712 and a decrease in the average outstanding principal on existing loans of $20,544,834.  Loan fees recognized increased due to the 18 new loans that were originated in 2006.

Loan participation and other income.  For the year ended December 31, 2006, loan participation and other income decreased as follows:

	2006	2005	Change
Investment income	$423,640	$590,866	$(167,266)
Loan participation & other	110,193	1,018,521	(908,328)

Total	$533,833	$1,609,387	$(1,075,554)

Our investment income is derived from the purchase of tax-free bonds used as permanent financing for projects we funded during their development and initial operations, local church bonds and from interest income on our excess cash.  The decrease in investment income is due to the disposition of all of our tax-free bonds during 2006.  Loan participation and other income decreased due to $825,000 in loan participation/break-up fees and $104,000 in loan guarantee fees being recognized in 2005 with no similar revenues recognized in 2006.

Investor and loan interest expense.  Investor and loan interest expense for the year ended December 31, 2006 was $12,361,838, an increase of $723,693 or 6% compared to 2005.  The increase is due to:

Increase in average outstanding certificate principal, including interest payable subject to compounding ($134,953,506 – 2006; $127,800,221 – 2005)	$627,315

Change in weighted average interest percentage (8.71% - 2006; 8.72% - 2005)	(12,780)

Interest capitalized – consolidated real estate assets under construction	(336,518)

Increase in Bernard National loan principal outstanding	571,947

Decrease in average outstanding mortgage participation principal ($3,636,120 – 2006; $4,947,090 – 2005)	(126,271)

$723,693

Two consolidated real estate assets were under construction during 2006.  As a result, we capitalized interest based on the construction costs spent during the construction period.

Loan loss expense and allowance for loan losses.  In 2005, we increased our allowance for loan loss by $100,000 because of an increase in our family housing development loan portfolio’s outstanding principal.   In 2006 we increased our allowance for loan loss by $521,000 because of an increase in our family housing development loans outstanding and because seven of our family housing loans are either behind their construction schedule or expected to be over budget.  Therefore, we have increased our risk assessment on these loans.  We will continue to review the credit risk of these projects each quarter and make adjustments to our allowance for loan losses based on the results of our reviews.

The allowance for loan loss increases that we have made are classified as collective loan loss allowances.  A collective loan loss allowance is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The allowance for loan losses is reviewed quarterly and increases or decreases are made based on the results of these reviews.

As of December 31, 2006, one joint venture investment loan and one church loan were considered impaired because they were at least six months behind on their interest payments.  The joint venture investment loan had a carrying amount of $6,328,901 and the church loan had a carrying amount of $295,349.  In total we had $6,624,250 in impaired loans.  At December 31, 2005 we had four church loans with a combined carrying amount of $3,854,226 that were impaired.  We have received an appraisal on the joint venture investment loan collateral and we believe that it is worth approximately $1.0 million dollars more than our loan’s carrying amount.  Therefore, we have not recognized a loss on this loan.  We continue to monitor the operating progress of this borrower and are actively involved in possible re-financing opportunities for this property.  Three of the four church loans that were considered impaired as of December 31, 2005 received second mortgage financing in January 2006 and were able to pay all of their back interest with these funds.

As of December 31, 2006, allowance for loan losses as a percent of outstanding loan principal by loan type was as follows:

	Loan Loss Allowance	Outstanding Principal	%

Family Housing Development Loans	$1,253,000	$109,597,643	1.1%
Church Mortgage Loans	-0-	8,727,817	0%
Senior Housing Mortgage Loans	-0-	13,424,392	0%
Real Estate Joint Venture Investments	-0-	20,241,163	0%

Total	$1,253,000	$151,991,015	0.8%

Marketing expenses.  Total expenses for the marketing of investor certificates for the year ended December 31, 2006 were $1,209,035 compared to $1,082,967 for 2005.  The increase is due to:

	2006	2005	Change

Debt issue cost amortization	$1,111,577	$968,955	$142,622
Compliance and registration	36,524	51,234	(14,710)
Printing and promotions	26,708	19,581	7,127
Other marketing costs	34,226	43,197	(8,971)

Total	$1,209,035	$1,082,967	$126,068

Debt issue cost amortization expense increased due to investor bonds and mortgage participations sold since December 31, 2005.  This expense should continue to increase as new investor certificates and mortgage participations are sold.  Compliance and registration costs were down in 2006 because of the large expenses we incurred during 2005 relating to the Chicago Stock Exchange issues  (see “Legal Proceedings”).  Printing and promotions costs are up due to a larger number of prospectuses printed and mailed in 2006 as compared to 2005.  Other marketing costs are down because we did not use consultants in 2006 to market our bonds.

Selling commissions paid to brokers for selling investor certificates and mortgage participations and costs incurred to register investor bonds are paid in cash and charged as an expense over the term of the related debt.  The unamortized balance is classified as an asset on our Balance Sheet as “Unamortized debt issue costs”.  The balance was $3,319,890 and $2,748,855 as of December 31, 2006 and 2005, respectively.

Operating, payroll and management/advisory expenses.  Management and advisory expenses for the year ended December 31, 2006 increased $65,960 or 5% from $1,445,264 in 2005 to $1,511,224 in 2006.  The increase is due to our growth in revenues.

Starting in July 2003, we contracted with Cornerstone Capital Advisors to provide all administrative and executive personnel services.  From July 1, 2003 until July 31, 2004, the agreement obligated us to reimburse actual expenses incurred by Cornerstone Capital Advisors.  Also, Cornerstone Capital Advisors was eligible to receive incentive compensation of up to 10% of actual expenses billed to us for the prior 12 months.  Effective August 1, 2004, the original agreement was modified so that we will pay Cornerstone Capital Advisors as follows:

•

A monthly management fee equal to 10% of our revenues from all sources other than loan fees, loan participation revenue, and revenue received from Cornerstone Capital Advisors plus 30% of loan participation revenue; and

•

A loan origination fee equal to 30% of the total loan fees charged by us to our borrowers (this fee is generally paid from loan proceeds and reduces deferred loan fees that we will recognize over the life of the loan).

For the year ended December 31, 2005, operating expenses were $917,253, which is an increase of $221,497 from 2005’s operating expenses of $695,756.  This change is due to:

Other loan issue costs	$117,988
Organization costs	44,138
Legal fees	(106,651)
Insurance	20,663
Audit & tax expense	18,347
Loan guarantee expense	87,000
Loan property costs	25,852
Other	14,160

$221,497

Other loan issue costs increased due to the amortization of the Bernard National loan issue costs starting in August 2006.  Organization costs represent start-up and organizational costs incurred by Heron Lakes and Preston Pointe, our two consolidated real estate assets.  Legal fees have decreased due to the legal proceedings in 2005 concerning the Chicago Stock Exchange (see “Legal Proceedings”).  We did not have any comparable issues in 2006.  As a result; our legal costs decreased in 2006.  Insurance increased due to an increase in our Directors and Officers Liability Insurance premiums.  Loan guarantee expense increased due to an estimated increase in probable losses on our construction cost guarantees of two loans.  We are continuing to assess this situation and are working with the developer and the permanent financing lender to resolve this situation in a favorable manner.  Loan property costs increased due to the foreclosure in late 2005 of the church property in Dade City, Florida.  We were responsible for insurance, property taxes and other operating costs prior to the sale of the property to another church (See “Legal Proceedings”).

Payroll expense increased in 2006 because our new President/CEO is employed directly by us and not by Cornerstone Capital Advisors.

Income tax provision.  The income tax provision for the year ended December 31, 2006 was $269,840 compared to $163,362 for the year ended December 31, 2005.  The increase in income taxes is due to an increase in pre-tax income which was primarily due to a decrease in tax-exempt bond interest earned in 2006 as compared to 2005.  Our effective tax provision rates for 2006 and 2005 were 34.7% and 22.1%, respectively.

Dividends.  Dividends of $516,938 and $489,177 were declared in 2006 and 2005, respectively.

Liquidity and Capital Resources

Cash flows from operations.  Net cash provided by our operations for the years ended December 31, 2006 and 2005 was $1,037,787 and $5,283,522, respectively.  This decrease was due to a decrease in net income, a smaller increase in investor bond interest payable compared to 2005, an increase in financed loan interest and a decrease in accounts and other payables.  These negative cash flow items were partially offset by an increase in depreciation and amortization expense, an increase in allowance for loan losses and a decrease in loans in process.

Investor and mortgage participation interest payable increased $3,509,188 in 2006 due to an increase in outstanding debt and because approximately 33% of the investor certificate holders who purchased certificates in 2003 through 2006 have elected to reinvest the interest due to them each year and not receive the interest in cash until maturity.  The increase in interest payable in 2005 was $5,090,277.  The smaller increase in interest payable during 2006 (as compared to 2005’s increase) was due to a higher amount of investor bond maturities and redemptions in 2006, which resulted in additional interest paid in 2006 as compared to 2005.

Included in the 2006 and 2005 changes in accrued real estate loan and joint venture interest and deferred loan fee amounts is $4,718,333 and $966,250 in interest, which was financed as part of loan principal.  We receive monthly interest payments on our loans except when the terms of certain loans allow borrowers to finance interest payments while the collateralized property is under development or construction.  A summary (by loan type) of the amount of net financed interest for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005

Family Housing Development	$3,774,056	$584,877
Church	(104,945)	15,775
Senior Housing	(223,687)	-0-
Real Estate Joint Venture	1,272,909	365,598

	$4,718,333	$966,250

The amount for 2006 represents interest accrued and financed in 2006, net of payments received in 2006 that were financed in previous years.  The 2005 amount represents interest accrued and financed in 2005, net of payments received in 2005 that were financed in previous years.

The increase in the family housing net financed interest in 2006 as compared to 2005 is due to the addition of 13 new family housing loans in 2006 which are financing their interest.  We anticipate four to six loans moving from their development phase and into their sales or lease-up phase in 2007 with the remainder continuing to finance interest until 2008 unless alternative financing can be found.  We anticipate that between $3.0 and $3.5 million in interest will be financed in 2007.

The real estate joint venture financed interest for 2006 is related to loans in San Antonio, Texas, Edmond, Oklahoma, St. Petersburg, Florida and Chattanooga, Tennessee.  The San Antonio facility financed approximately $268,000 in interest in 2006 and is currently under renovation and should be operational or sold in 2007.  The Edmond, Oklahoma facility financed $109,000 in interest in 2006 and is in the development phase of operation.  It is anticipated that this facility will be sold by the borrower in 2007.  The St. Petersburg facility is currently being converted from a senior housing rental facility into a senior housing for-sale condominium facility.  Interest financed in 2006 totaled $451,000 and we anticipate that this loan will continue to finance its interest in 2007.  The Chattanooga, Tennessee facility financed $445,000 in interest in 2006 as part of their refinancing plan.  We are classifying this loan as impaired since the facility is operational and could not pay its interest.  We have an appraisal which indicates that the facility is worth approximately $1 million dollars more than the loan carrying amount so we have not recognized a loan loss on this loan.  We estimate that the net interest financed by real estate joint venture investment loans in 2007 will be under $500,000.

Cash flows from investing activities.  For the year ended December 31, 2006, we used $19,485,778 in cash from investing activities, which is a decrease of $104,994 from $19,590,772 for the year ended December 31, 2005.  The decrease was due to the following:

Increase in real estate loans and joint venture investments made	$23,795,409
Increase in real estate loan and joint venture investment principal payments received	(9,638,194)
Decrease in bonds purchased	(12,683,580)
Increase in bonds redeemed	(9,431,300)
Increase in consolidated real estate assets purchased	8,388,978
Other items, net	(536,307)

$(104,994)

The increase in real estate loans and joint venture investments made in 2006 is due to the increase in cash flows provided by financing activities, an increase in principal payments received from existing real estate loans and an increase in bond investment redemptions.  The cash provided from these items allowed us to originate new loans and fund existing loan commitments at a much faster pace than in 2005.

The increase in real estate loan and joint venture investment principal payments received is due to an increase in loan payments received from Wellstone Retirement Communities.

The decrease in bonds purchased is due to the purchase of $1,953,580 in local church bonds and $10,730,000 in tax-free senior housing bonds in 2005 with no purchases made in 2006.  The increase in bonds redeemed is due to the redemption of our Barrington tax-free bonds in January 2006.

The increase in consolidated real estate assets is due to our purchase of an 89% ownership in Heron Lake, LLC and due to the consolidation of one real estate loan that we made in 2006 in which we are the primary beneficiary of a variable interest entity.

Cash flows from financing activities.  For the year ended December 31, 2006, our financing activities provided $18,858,510, an increase of $7,266,726 when compared to the 2005 amount of $11,591,784.  The increase was due to:

Decrease in investor bonds and mortgage participations sold	$(9,654,036)
Increase in redemptions of investor bonds and mortgage participations	(1,654,279)
Decrease in common stock issued	(564,961)
Increase in proceeds – other loans payable	20,000,000
Increase in loan issue costs paid	(752,468)
All others, net	(107,530)

Total decrease	$7,266,726

The decrease in investor certificate and mortgage participation sales is due to a decrease in the amount of time in which we had registered debt securities available to sell in 2006 as compared to 2005.  Also, due to the Chicago Stock Exchange issue, we have fewer states in which we can sell our bonds.  The decrease in the amount of common stock issued was for the same reasons.  Sales from this offering should continue our increase in outstanding bonds and common stock.

In August 2006 we entered into a loan agreement with Bernard National Senior Funding.  We did this so that we will have alternative financing in place and will not be 100% dependant on investor bonds and common stock for financing, which require a time-consuming registration process.  By having this loan agreement in place we should be able to manage our loan funding requirements in a more consistent manner.  We received $20,000,000 in 2006 from this loan agreement.

We have $44,953,590 in investor bonds coming due or redeemable upon demand in 2007, as follows: $9,558,575 – graduated bonds; $928,296 – access bonds; $34,466,719 – five-year bonds.  Graduated bonds can be redeemed yearly on the anniversary date of the purchase and access bonds are due on demand.  Based on past experience, we expect less than 20% of the graduated and access bonds to be redeemed in 2007 and, because we have registered bonds available to sell, we expect that approximately 80% of the maturing five-year bonds will be reinvested into new investor bonds.  However, there is no guarantee that this will happen.  We will attempt to ensure that we have enough cash available to handle these maturities.

Among the measures we take to mitigate any demands for cash are:

•

Maintain a minimum cash balance, normally no less than $3,000,000.

•

Have readily marketable loans that can be sold for par or a premium.

•

Ask investors about their intentions at least 30 days before their bonds mature.

•

Have a bank willing to extend credit lines if needed.

•

Spread maturity dates throughout the year.

•

Limit each investor to not more than $500,000 maturing in any three-month period.

We believe that cash on hand, cash generated by operations and expected refinancing and pay-offs of existing loans will be sufficient to meet our financing and capital needs for the coming year.  The amount and timing of our future capital requirements will depend on factors such as the origination and funding of new investments, any opportunities for acquisitions of related businesses and the overall success of our marketing efforts for certificates, shares and any other securities.

Business

Our primary objective is to provide income for our bondholders and shareowners by financing the acquisition and development of facilities for use by faith-based organizations.  We define “faith-based” organizations as ones which have been formed and are operated in furtherance of their sponsors’ religious commitments.  During the last quarter of 2004 we began making loans to for-profit sponsors of affordable and low-income housing projects.  We will make loans to for-profit sponsors if the project provides senior living, affordable housing or age-restricted housing programs that are similar to those of our non-profit borrowers.

Presbyterian Investors Fund, Inc. was incorporated as a Georgia nonprofit corporation in December 1985 and Cornerstone Ministries Investors, Inc. was formed as a Georgia for profit corporation on March 18, 1996.  Presbyterian Investors Fund, Inc. was merged into Cornerstone Ministries Investments, Inc. on December 29, 2000 and our corporate name was changed to PIF/Cornerstone Ministries Investments, Inc.  The name was changed back to Cornerstone Ministries Investments, Inc. on February 26, 2003.

We offer development, construction, bridge and interim loans, usually due within one to three years.  The typical maximum investment amount in a church loan is $1,000,000.  The typical maximum investment amount in a family housing project loan or senior housing loan is between $5-10 million.  Our largest loan is approximately $20 million, made for the acquisition of an age-restricted housing development in McKinney, Texas.  The annual interest rates on all but one loan that we made during 2003, 2004 and 2005 was from 9% - 10%.  It is our policy to acquire assets primarily for income.  We do not have any limits on the percentage of our assets that may be in any one investment or in any geographic area of the United States.  We have not established any maximum ratio of our total debt to our total shareowners' equity.  These policies would be made by our board of directors and could be changed without the vote of bondholders or shareowners.  A description of our loan programs follows.

ARKS Program

Historically our focus has been on church lending.  Over the last three years, however, we have expanded our business to finance affordable and low income housing projects and senior housing facilities.  During this time the relative importance of our church lending business has diminished.  We seek, however, to increase our focus on church lending.  In that effort, we are actively working with Wellstone LLC, which is currently our largest borrower, to refinance their housing projects.  If we are successful in this effort then we will reduce the size of our community housing portfolio.  We have also entered into an arrangement with ARKS Incorporated that should allow us to increase our church lending activities.  ARKS is a Raleigh, North Carolina company that assists churches in their building projects.  Under our arrangement with ARKS, church congregations that seek to construct new facilities can engage ARKS for the construction.  The church must provide 10% of the construction costs.  We will supply the remaining 90% and will take a first mortgage in the property.  When the building is completed, the church will enter into a three-year lease with ARKS.  The lease will give the church an option to purchase the property at a fixed price at any time during the term of the lease.  We anticipate that many of these churches will be able to secure permanent financing after they can establish a consistent cash flow and will then be able to exercise their option and purchase the property, at which time our loan would be paid off.  We believe that this arrangement will allow us to expand our church lending business, which was our original mission.

Types of Loans We Make

We make loans to four distinct groups of borrowers.  These borrowers can be characterized as related party community housing projects, senior housing facilities, churches and daycare/faith-based schools.  Inherent credit risk is reflected by the effective interest rate charged to each borrower.  For each of the above borrower groups, we charge between 9% and 10% as an annual interest rate on our loans.  However, we recognize the risk in each borrower by the amount of origination fees charged, renewal fees charged, the loan term and any loan participation we may have in the net profit from the borrower’s sale or refinancing of the property.  For larger loans, we may elect to partner with other lenders.  Accordingly, though each loan may carry identical interest rates, the overall risk adjusted return can be managed by fees charged and loan terms and is based on underwriting credit requirements and reviews.  Typically, church loans carry a 5% origination fee, have a one-year term and may have a 5% renewal fee charged whenever we make another creditworthiness analysis.  We make a creditworthiness analysis shortly before loan maturity, but we may perform them more frequently if a borrower does not make prompt regular payments.  Non-church loans are typically charged a 10% origination fee, may have terms beyond one year and may not have a renewal fee charged.  The chart below outlines the relative loans outstanding as of December 31, 2005.

	Principal	%
Borrower	Outstanding	Outstanding	Initial	Origination	Renewal
Type	December 31, 2006	December 31, 2006	Term*	Fee*	Fee*
Churches	$8,727,817	5.7%	1 year	5%	5%
Senior Housing Facilities - Loans	$13,424,392	8.8%	1 year	10%	0-5%
- Real Estate Joint Venture Investments	$20,241,163	13.3%	1 year	10%	0-5%
Family Housing Development	$109,597,643	72.2%	1 year	5-10%	0-5%
Daycare/Schools	-	-	1 year	10%	0-5%
	$151,991,015	100.0%
* Subject to underlying credit Statistics and estimated renewal period.

Senior housing loans classified in the table above as real estate joint venture investments are loans in which we participate in the residual profits of the property and in which all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan, and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable us to receive income from the borrower when the property in which we provided financing is sold or refinanced with another lender.  The participation percentage generally is between 25% and 33% of the borrower’s gain.  We normally provide all or substantially all of the financing (directly or through loan guarantees) for the acquisition and development of the senior housing facilities, which have historically been owned by non-profit entities.

We make three basic types of loans:  (i) development and acquisition loans; (ii) construction loans; and (iii) semi-permanent loans.  The development and acquisition loans involve the most risk of a borrower’s failure to make timely payment of interest or for us to lose principal in the event of default.  Construction loans are made when a property is ready to begin construction or renovation, so the risk is somewhat less.  Semi-permanent loans are made on completed properties that are being used for their intended purpose, so they involve the least risk to us of the three categories.  The following table shows the amount of each of these types of loans in our portfolio at December 31, 2006:

Type of Loan	Principal Outstanding at December 31, 2006	% of principal at 31-Dec-06

Development and acquisition	$4,443,959	2.90%
Construction	$117,501,630	77.30%
Semi-permanent	$30,045,436	19.80%

	$151,991,015	100%

Following is further description of each of these three types of loans:

Development and Acquisition Loans:  We will provide financing to young growing churches and other ministries that we judge to possess excellent growth or income potential and that show a strong ability to repay a loan through their own growth or income (as in the case of senior housing, for instance.)  These borrowers may lack the history, size, equity or income required by conventional lenders or bond underwriters.  Development and acquisition loans may be used to acquire property that is either developed or to be developed (in conjunction with a construction loan provided by us or another lender).  Like all of our loans, these loans typically carry an origination fee of 5% of the amount borrowed for churches, and 10% of the amount borrowed for other projects including senior housing and moderate income housing projects.  For churches, there may be a renewal fee of up to 5% of the outstanding balance for loans that need to be renewed after each year.  Each loan is made for one year; however, these loans may be renewed, as a new loan, with or without fees, for a maximum of three years under normal circumstances.  Generally these loans are refinanced by banks or others before there is a reduction in principal.  During  2005, three loans totaling $1,176,154 were either fully or partially refinanced.  During 2006, four loans, totaling $1,356,000, were refinanced by commercial bank financing, church bonds, tax-exempt mortgage revenue bond issues or other third party financing.  In most of our senior housing acquisition and development loans, we participate in the borrower’s gains either fully or partially from the borrower’s sale or refinancing of all or a portion of the property for which we provided the initial financing.  Our fees and interest rates are similar to the costs of specialized construction loans or underwritten bond issues, and substantially less than subprime lenders.  Banks and insurance companies, who make loans on similar properties that are larger and more fully developed, typically charge lower interest rates.  These conventional lenders typically charge 0.5% to 2.5% origination fees.  We charge more because of our experience, advice and willingness to finance organizations in their development stage.  Our costs of administering these development loans require us to charge higher loan fees and interest rates.

Construction Loans:  Construction loans are typically made to finance the construction of new facilities, or to renovate existing facilities.  They normally have a maturity of six months to one year.  Borrowers typically pay interest only on the outstanding balance drawn for construction.  For churches and daycare facilities, we focus primarily on loans of less than $1,000,000.  Larger loans are required to develop senior housing, affordable housing projects and student housing.  Our largest individual loan to date has been $20 million, which was for an age-restricted residential housing program.  For larger loans, we may partner with another lender.  We have made loans with commercial banks and with credit unions.  These have included loans where we have been equal partners, where our portion was subordinated to that of our partner and where we have guaranteed payment to our partner.  We currently have 10 loans in which we have partnered with a commercial bank or other lenders.  The total of these loans was $110 million at December 31, 2006, of which $44 million was provided by the bank or other lenders.  While there are no current loans where we have partnered with a credit union, we have done so in the past.  Other prospective partners have approached us but we have not yet had a need to meet with any additional lenders as prospective partners.  We require the customary documentation for construction loans, including lien subordinations and waivers, builders risk insurance, budgets and assignment of relevant contracts to us.  We make weekly disbursements on finished invoices and require interim lien waivers on all disbursements.

Semi-Permanent Loans:  These are often called mini-perms or bridge loans.  Their terms are for as long as three years and they may be linked to a construction or development and acquisition loan.  They are often used by churches and other borrowers who expect to receive pledges, grants, leases or other anticipated income but who are in need of immediate funds.  We make these loans on an annual renewal basis with an annual renewal fee of up to 5% of the outstanding balance.  The loans are usually repaid by other forms of financing, such as church bonds or conventional loans.  We will assist the borrower to find long term financing through some of the lenders with which we have established relationships, or we will sell the loan to one of these lenders.

We receive monthly interest payments on all of our real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow the borrower to finance interest payments.  Interest payments may be financed in the following circumstances:

•

Family Housing Development loans may finance monthly interest payments while the project is in the development and pre-sales phase.  This phase usually takes from 12 to 24 months, depending on the size of the project.  We receive the financed interest as the borrower sells homes in the development.

•

Church Construction loans may finance monthly interest payments while the church building is under construction.  This usually takes three to nine months depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and we begin receiving monthly interest payments from the borrower.

•

Real Estate Joint Venture loans may finance monthly interest payments during the construction/renovation stage of the borrower’s operations.  Most of the senior housing facilities are in need of renovation when purchased by the borrowers.  This phase usually takes two to six months, depending on the size of the renovation project.  When the renovations are complete and the facility is operational, the financed interest is included in the loan’s principal amount and we start receiving monthly interest payments from the borrower.

Our Loan Policies

Borrowers:  We are in the business of providing financing for facilities primarily for use by faith-based organizations.  We finance community housing projects, senior housing facilities, churches and other non-profit faith-based schools, and daycare facilities.  Primary borrowers will be the organizations that will own and occupy the facility.  A special class of borrowers will include some for profit entities that are developing facilities to be occupied or leased by a nonprofit as the primary occupant.  For profit borrowers must submit signed development and lease agreements with the nonprofit entity or organization that will be the primary occupant, as well as refinancing plans that will transfer ownership to the nonprofit within the term of the loan.  We screen these for-profit developers for experience in developing for nonprofit owners or occupants.  In late 2004 we began to make loans to for-profit sponsors of affordable and low-income housing projects.  As of December 31, 2006, approximately 47% of our assets (55% of outstanding loans) were invested with for-profit sponsors.

Loan Terms and Conditions:  We make loans for acquiring and developing property, construction of new facilities, renovation of existing facilities, financing of anticipated income from pledges, bridge financing, refinancing existing loans, working capital, and other purposes as our board of directors may find acceptable.  Each loan is secured by a first or second mortgage lien (or, in the case of a limited liability company owning the property, a pledge of the borrower’s equity ownership in the limited liability company), a pledge of revenue and, where we determine necessary, limited personal guarantees made by members or principals of the borrowers.  We may provide a fixed or variable rate loan.  Our loans on senior housing facilities may include a participation feature where there is the possibility of additional income from the borrower upon the borrower’s refinancing of a property or the sale of the property acquired by a borrower and resold during the term of our loan.  The terms and conditions offered to borrowers, including interest rates, fees, maturities and guarantees, will be based upon current market conditions and factors like our operating expenses and the loan's origination expenses.  We charge each borrower an application fee to offset the cost of loan origination and approval, legal fees and out-of-pocket expenses.  We charge a commitment and closing fee and may also charge a loan renewal fee.  These fees may be paid in cash by the borrower or added to the loan principal, at our discretion.

We generally require the normal protections afforded commercial lenders, including title insurance, real estate surveys, appropriate resolutions of the borrower, appraisals of the property, and the issuance of fire and extended insurance coverage.  We use mortgage loan documents in the form currently in use in the state where the mortgaged property is located.

Loan Underwriting Requirements

Mortgage loan applications submitted to our underwriting staff will normally include:

•

a completed application on our form, or substantially similar information on a form acceptable to us;

•

corporate organizational documents;

•

financial statements including pro forma financial statements;

•

a certified real estate appraisal;

•

a real estate survey certified to us;

•

a preliminary title report;

•

market and feasibility reports; if applicable;

•

copies of relevant insurance coverage;

•

copies of all material contracts and leases; and

•

an environmental report or affidavit.

Our loan standards used in evaluating the loan requests are based upon both objective and subjective criteria and may vary depending upon the nature of the borrower.  For church loans we examine:

•

membership trends and growth potential;

•

historical financial performance and patterns; and

•

value of real estate involved and other collateral.

For non-church loans we will review:

•

proposed business plan and management;

•

markets and demographics;

•

current and projected earnings and cash flow; and

•

current and future value of real estate and other collateral.

For many of our senior housing, childcare and community development loans we also look to the pro forma financial condition upon a stabilization of operations and require appraisals from third party appraisers with a specialized knowledge of these types of projects and property.  We apply loan to value and coverage ratios consistent with other commercial lenders.  Additionally, we will require survey, title reports and insurance, property and liability insurance and full environmental reports.  If necessary, we will also require market studies and other demographic information.

Completed applications and supporting material are submitted to the loan committee of our board of directors, which has authority to approve loans of $500,000 or less.  Loans or investments over this amount must be submitted to the full board for approval.  The loan committee consists of at least three directors, not including any directors who are also our officers.  The loan committee determines the creditworthiness of the borrower and oversees the rates, terms and conditions of the loan.  Upon approval of a loan application, our loan staff will work with its officers and legal counsel to supervise the loan closing, including the preparation of loan documents and forwarding of funds.  It is our policy to require borrowers to pay all expenses of the loan, including our legal expenses.  These expenses are usually deducted from the loan proceeds.

Loan Investments We Have Made

The following chart shows the number and amount of loans we have made in each of the last 10 years:

Year	Number of Loans Made	Amount of Loans Made
1997	16	$ 7,532,000
1998	10	7,446,100
1999	17	12,953,200
2000	10	11,041,500
2001	11	14,029,191
2002	16	30,383,224
2003	10	14,622,943
2004	8	17,562,888
2005	7	16,405,561
2006	18	38,403,712

Each of our loans has a date when the full principal amount becomes due, or when we may call the loan for repayment.  We monitor each loan closely.  A loan becomes delinquent when a payment default remains uncured after 15 days.  Any delinquency is addressed immediately and involves sending a legal notice requiring strict performance under the loan documents and outlines all the remedies available to us should the default not be cured within the period required by the loan documents.  In addition to these legal steps, we work closely with each borrower.  We may make personal visits and prepare to take all legal remedies available to us through the loan documents and the laws of the appropriate state.  We would place a loan on non-accrual status if a loan is 180 days past due under the terms of the loan agreement and we have determined that an allowance for impairment loss should be recognized on the loan.  We currently have two loan delinquencies of more than 6 months.  Our experience has been that loans are often refinanced before their due date.  We had our first loan foreclosure in December 2005.  The carrying value of the loan was $290,679.  Our initial findings indicated that the fair value of the collateral, which consisted of a church building in Dade County, Florida, was higher than the loan balance.  Therefore, no loss was recorded in 2005.  In 2006 we sold the church property for less than its carrying amount and recorded a loss of approximately $34,000.  Other than the church property sold in 2006 we have not had a loan loss or loan charge-off.  We would recognize additional loan charge-offs upon a borrower filing bankruptcy or when other collection methods have exhausted and foreclosure is likely.  The following are the number and amount of our loan investments, at December 31, 2005, which become due or callable in 2007 and in later years:

Year	Number of Loans Due or Callable	Principal Due or Callable
2007	47	$ 114,436,700
2008	10	34,940,785
2009	2	449,253
2010	-	-
2011	5	2,164,277
2012/thereafter	-	-

Total	64	$ 151,991,015 5

New Property Development:  In 2000, we began providing development financing and assisting in the development of new facilities, in conjunction with church, ministry or nonprofit organizations, where there are not existing facilities or buildings that would meet their needs.  Church and daycare facilities would generally be from 2,000 to 10,000 square feet, with budgets from $300,000 to $1,000,000.  The churches and daycare facilities select from standardized plans available to us and use a developer we accept.  The church will typically have been in existence for at least a year and have a minimum income of $75,000 per year.  We perform on site interviews with the potential lessees and purchaser to determine the stability and quality of its leadership and congregation, as well as to perform due diligence on the proposed property for development and the demographics of the area.

In addition to churches, church ministry facilities, daycare facilities and church schools, a large portion of our assets have been invested to acquire or develop senior adult housing facilities, in particular independent living and assisted living facilities.  These are based upon our standardized plans and prototype facilities.  Assisted living facilities generally range in size from 80 to 200 units and generally cost from $4 million to $21 million.  In addition, there are costs associated with the acquisition of property, zoning, permitting, engineering, marketing and operating that may require us to make additional investments.  Independent living communities will vary in size but have budgets similar to that of the assisted living facilities.  Most often these are developed on land held by a church or other nonprofit organization.  The completed facilities are owned by or leased to the non-profit entity and refinanced after three years or upon stabilization of occupancy, when financing can be available from conventional sources such as commercial banks or investment banks.  These senior housing loans are classified as real estate joint venture investments on our financial statements if we participate in the residual profits of the property and if all of the following exist at the inception of the loan:

•

the borrower does not have a substantial equity investment in the property;

•

we do not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan, and there is no irrevocable letter of credit for a substantial amount of the loan;

•

there is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party; and

•

the facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization payments.

We participate in residual profits through loan participation agreements, which enable us to receive income from the borrower when the property in which we provided financing is sold or refinanced with another lender.  The participation percentage is between 25% and 33% of the borrower’s gain.  We normally provide all or substantially all of the financing (directly or through loan guarantees) for these properties.

We are also working with nonprofit faith-based organizations to assist in their efforts to provide affordable or moderate income and age-restricted housing.  In these projects we are currently providing loans for the acquisition and development of properties on which single family homes will be offered for sale or lease/purchase.  We intend to add various types of  multifamily facilities.  There are many federal, state, and local sources of additional and replacement financing to assist either the nonprofit sponsor or the home-buyer to develop, build, and market or purchase these facilities.  Our loans bring projects to the point at which conventional or governmental financing becomes available.  Nonprofit sponsors must employ knowledgeable developers and contractors on the projects in which we make loans.  Loans may range in size from $100,000 to $15,000,000.

These nonprofit organizations may have little or no assets with which they can provide additional guarantees, collateral or equity for the project.  We will seek to obtain additional guarantees from the principals of the church or organization, or from an affiliated organization that can provide the additional security or collateral.  For the return of our investment, we will rely primarily on the value of the property to be acquired and developed, the feasibility of the project and the expertise and knowledge of the developer and manager.  There will normally be no guarantees from the developer or manager.

Major Borrowers:  During 2006, we were dependent on three borrowers for 72.5% of our revenues.  The amount and type of revenue from these borrowers and their affiliates during that period was:

Name of Borrower	Amount of Revenue	Percentage of Total Revenue	Type of Revenue Received

Senior Housing Services, Inc.	$6,259,989	36.0%	Interest and fees from real estate joint venture investments

Wellstone, LLC	$3,345,156	19.2%	Interest and fees from community housing and development loans

Wellstone Retirement Communities I, LLC	$3,006,520	17.3%	Interest and fees from senior housing real estate loans

We are not affiliated with Senior Housing Services.  However, we are affiliated with Wellstone, LLC and Wellstone Retirement Communities I, LLC.  Certain of our current and former directors and officers, together with the chief executive officer of our advisor, own a controlling interest in Wellstone, LLC.  Also, our advisor manages Wellstone Retirement Communities.  Although the loan to Wellstone Retirement Communities was paid off in January 2007, we continue to be dependent on Wellstone, LLC and Senior Housing Services for a majority of our revenue.  During the first quarter of 2007 we derived 46.6% of our revenue from Wellstone, LLC and its affiliates and 19.6% of our revenue from Senior Housing Services and its affiliates.

Our Market

There were approximately 320,000 Protestant churches in the United States, as of September 30, 2005, according to American Church Lists, Inc. (www.americanchurchlists.com) and significant numbers of new congregations begin annually.  Our experience is that these new churches will need between $350,000 to $1,500,000 to acquire or build their first facility.  We have found that the most strategic time for these churches to set a course for their short-term and intermediate-term growth is the first one to three years of existence.  Their health and growth is substantially increased when they move into a facility designed and dedicated for their use.

With respect to senior housing, the longer life expectancy and age of the baby boomers should require increased services and housing for the elderly.  Our investment focus is on preserving or enhancing the independence of residents, while providing options for services as needed.  These independent living facilities supply a minimum of personal care while providing such amenities as security, transportation, housekeeping and meals, items which are covered in the monthly rent paid to the facility.  In 1996 only 9% of the new developments of senior housing were independent living apartments.  According to certain studies, the changes in the older population will increase the demand for housing and services that allow seniors to live independently and the provision of those services and housing will be a major part of the aging process in the future.

Prior to the 1980s, federal programs were the primary vehicles for providing affordable rental and homeownership opportunities.  Over the past 15 years, nonprofit organizations, both community and faith-based, have become the nation’s primary source of rental and homeownership opportunities for people with low to moderate incomes.  They have stepped into the void left by the shrinking federal commitment to these areas and have addressed some of the problems that prevent many from obtaining adequate housing.  The ability of these nonprofits to provide housing is limited due to the diminishing availability of acquisition and development funds needed to qualify for the various state and local financing programs.

We reach our market through a variety of strategies, including radio and direct mail marketing.  While we have made loans secured by properties in 30 different states, as of December 31, 2006, 90% of our loans have been in Texas, Georgia, South Carolina and Florida (42% in Texas, 20% in Georgia, 19% in South Carolina and 9% in Florida).  We develop our investment opportunities primarily through a network of independent representatives in key market areas in the

Southeast, from Texas and Oklahoma eastward and including Arkansas, Missouri, Tennessee, Alabama, Mississippi, Georgia, North and South Carolina and Florida.  These representatives are not our employees, but are paid a commission to identify applicants for our programs.  They may also pursue development of the projects and present them to us for review.  These representatives may also be involved in the project as a real estate agent, architect or contractor.  We are actively seeking additional representatives in areas of high growth in population and real estate values.

Our Competition

Below is a description of the types of lenders in the broader market for financing senior housing facilities, churches, and affordable/moderate-income housing:

•

Conventional Lenders.  These are the commercial banks, insurance companies and other institutions that make mortgage loans on large commercial and housing projects.  Their criteria generally exclude loans below $1,000,000 and loans for the early stage development and operation of nonprofit facilities.

•

Construction Lenders.  Banks and savings associations often supply initial funding while facilities are being built.  However, they generally require a “take-out” loan commitment, that is, a promise from a conventional lender that a new loan will be made when the construction is complete and that the new loan will pay back the construction lender.  We make loans that pay for the construction or rehabilitation phases and that continue until the facility is operating at a level that will attract financing from one of the other types of lenders described in this section.

•

Bond Underwriters.  There are securities broker-dealers who originate and sell church bonds.  Their investors often include members of the church being financed, as well as customers of the broker-dealer.  The number of church bond underwriters has decreased in recent years and their minimum offering amounts have increased.  Also, young churches are often unwilling to incur the long-term, fixed-rate commitment of bonds.  Broker-dealer firms may also market tax-exempt bonds, where the conduit issuer is a government instrumentality qualified for paying interest that is exempt from income taxes.  This method is not available to religious organizations.  For other residential or supportive communities, the high cost and long time it takes to originate tax-exempt bonds often makes them unsuitable.

•

Nonprofit Funds.  Church denominations have created funds that finance activities for their own denomination only.  They often have limited funds and purposes for which they will lend.  We may lend to any church or denomination and, as we have increased resources, we expect to provide the larger loans required by growing denominations.

•

Government Programs.  The federal government has several programs to finance moderate-income housing.  The government makes very few direct loans and usually acts as a guarantor on loans originated by banks and other conventional lenders.  Government programs can be cumbersome to obtain and very restrictive in their requirements, especially for faith-based borrowers.  These programs can provide long-term financing to repay our loans.

•

Real Estate Investment Trusts.  These are investment vehicles that can avoid paying corporate income tax by distributing nearly all income to their shareowners.  Some REITs specialize in retirement homes or in multi-family residential projects, but usually as owners, not lenders.  We know of no REITs for churches and other faith-based organizations.

We plan to maintain our competitive position by selecting properties and nonprofit sponsors that require development and management to reach their potential.  We will contribute our experience with similar projects and our knowledge of the people who have successfully developed and managed them.

Employees

Our chief executive officer, Jack Wehmiller, is our only employee.  Cornerstone Capital Advisors, which provides all our administrative services, has 14 employees, all full-time.

Facilities

In February 2003, we purchased, for $532,040, a 4,400 square foot office building in Cumming, Georgia.  There is a mortgage on this building with a balance of $405,127 as of December 31, 2006.  We lease this building to our advisor, Cornerstone Capital Advisors, for $5,000 per month.  We believe that this property is adequately insured.

Environmental Laws

Under various federal, state and local laws, an owner or a mortgage lender may be liable for the costs of removal or remediation of hazardous or toxic substances from a property, even if it did not cause or even know about the contamination.  The costs and liability are not limited and could be more than the value of the property.  The presence of these substances may make it difficult to sell the property.  Environmental laws also govern the presence of asbestos in buildings and may require removal or precautionary action.  They may also impose fines and allow recovery for injury from exposure to asbestos.  We have not incurred any material costs or effects so far from compliance with environmental laws.  We require an environmental report or affidavit before we make a mortgage loan or purchase a property.  This is a changing area of law and we could have material extra costs or liability from being mortgage lenders or owners of real property.

Government Regulations

We do not make any loans to consumers, so we are not subject to the many federal, state and local laws about lending.  We are not required to be licensed in the states in which we operate.  Our borrowers will be subject to some of the laws intended to protect the public from building hazards and to make buildings accessible.  It is not practical for us to monitor compliance with all these laws.  Enforcement action against the buildings or our borrowers could interrupt our receipt of payments and decrease the value of the property.  We do not believe that any material changes are currently required to any of the properties securing our loans.  The properties we finance are subject to various other regulations from federal, state and local authorities.  Examples of regulatory changes that could mean unexpected compliance costs include construction and retrofit requirements to protect against perceived safety and health hazards, or to permit use by defined segments of the public, zoning changes that limit the use of properties, or local impact fees and assessments, as well as the unintended consequences of laws intended to protect against predatory lending or new tax and accounting rules.  If we or the property operator fail to comply with these regulations, such noncompliance could result in a fine and the award of damages to private plaintiffs.  If it took a significant amount of money to bring a property into compliance, the borrower could be unable to make its payments.

Legal Proceedings

Laws of many states provide an exemption from registration for offerings of securities approved for listing on the Chicago Stock Exchange.  Between April 2000 and December 2004 we believed that our securities had been approved for listing on the Chicago Exchange.  Prospectuses for our public offerings of bonds and common stock, as well as our publicly-filed reports, have included statements that our common stock was approved for listing on the Chicago Exchange.

On December 3, 2004, a letter from the Chicago Exchange denied our application for listing and said that it had not previously approved our common stock for listing.  However, on February 4, 2005, a second letter from the Chicago Exchange said that, upon review, it had apparently approved our common stock for listing subject to the completion of an offering that would meet the Chicago Exchange’s numerical standards for shareowners’ equity, number of public shareholders and publicly held shares.  A March 1, 2005 clarification from the Chicago Exchange said that it agreed that our status was not inconsistent with our being “approved for listing upon notice of issuance,” the language used in state exemption laws.  That being said, our common stock and other securities were never actually listed and will not be listed on the Chicago Exchange in the future.

Based upon the Chicago Exchange’s position in its December 3, 2004 letter, securities regulators for several states have raised the issue of whether we lawfully offered and sold securities without registration in those states and/or whether our prospectuses and publicly-filed reports were false and misleading in their reference to Chicago Exchange approval for listing.  The following paragraphs describe the status of such states' regulators proceedings.  While we do not believe that we have violated any securities laws in connection with our previous reliance on the Chicago Exchange exemption, we have to date elected to settle all such related state regulatory actions where the costs of such settlements are likely to be significantly less than the risks and costs of litigation in each state.

On February 4, 2005 the Texas State Securities Board told us that, by February 11, 2005, either we must sign an Agreed Cease and Desist Order and pay a $25,000 fine or it would obtain an emergency administrative cease and desist order, without our being represented.  We chose to sign the order on February 9, 2005 and paid the fine.  The order states that we must “immediately cease and desist from engaging in conduct that is materially misleading or is otherwise likely to deceive the public in connection with the offer for sale of any security in Texas.”

On March 10, 2005 we attempted to register our Series F bonds and common stock in New Jersey by filing a registration statement with the New Jersey’s Bureau of Securities.  Because our initial prospectus for the Series F bonds and common stock included the statement that the our common stock was approved for listing on the Chicago Exchange upon notice of issuance, the New Jersey Bureau of Securities denied the effectiveness of our registration statement by issuing a Stop Order on October 5, 2005.  According to the Stop Order we are prohibited from selling the Series F bonds and common stock in the State of New Jersey.

On April 26, 2005 we consented to an entry of a Cease and Desist Order by the Minnesota Commissioner of Commerce that we cease and desist from offering and selling securities in Minnesota until we are in compliance with Minnesota statutes and until the Commissioner’s further order.  We also agreed to redeem all certificates purchased by Minnesota residents and to pay an $8,000 civil penalty.

On September 12, 2005, the Ohio Division of Securities issued a Cease and Desist Order, the terms of which did not require us to pay fines or give rescission offers.  According to the terms of the Order, we are ordered to refrain from offering to sell unregistered securities in Ohio unless a proper exemption from registration exists.

On August 25, 2005, at the informal request of Maine’s Office of Securities, we made rescission offers to investors in Maine.

On September 20, 2005 we entered into a Consent Agreement with the Indiana Securities Division, the terms of which required us to give rescission offers to Indiana investors, pay a $600 investigation expense cost, and refrain from violating provision of the Indiana Securities Act in the future.

On September 19, 2005 we entered into a Consent Order with the Michigan Office of Financial and Insurance Services, and we agreed to make rescission offers to investors, and pay a $4,000 fine to the State of Michigan Office of Financial & Insurance Services.

At the request of the Tennessee Department of Commerce and Insurance Securities Division, and because the Tennessee Securities Division believed four Tennessee shareholders received incorrect prospectuses when buying our registered common stock, we redeemed eight shares of our common stock owned by these four Tennessee shareholders, and in October 2005, the Tennessee Department of Commerce and Insurance Securities Division approved our calculation of rescission offers made to these four Tennessee shareholders.

On October 27, 2005, the Colorado Division of Securities sent us a draft of a Stipulation for Consent Cease and Desist Order, the terms of which would require us to make rescission offers to certain Colorado investors.  We agreed to the terms of this particular Order, and have subsequently made the rescission offers set forth in the Order

Since February 2005, we have been discussing our previous offers to sell securities in Kansas with the Kansas Office of the Securities Commissioner, and on August 24, 2005, the Kansas Office of the Securities Commissioner requested that we provide them with additional information relating to these offers to sell.  On September 12, 2005, we provided the Kansas Office of the Securities Commissioner with the requested additional materials.  In September 2006 the Kansas Office of the Securities Commissioner requested that we pay a fine and conduct a rescission offer.  To date, however, no settlement with Kansas has been finalized.

On November 8, 2006, we entered into a Consent and Desist Order with the North Carolina Securities Division.  The order provides that we must cease and desist offering and selling securities in or from North Carolina unless and until such securities have been registered under the North Carolina Securities Act, are exempt from registration in North Carolina, or are covered under federal law.  The order also required us to make a rescission offer to investors in North Carolina who purchased securities in our Series B, C, D and E offerings.

On February 7, 2007 we entered into a Settlement Order with the Commonwealth of Virginia State Corporation Commission Division of Securities and Retail Franchising, the terms of which required us to give rescission offers to Virginia investors, pay a $5,000 fee to defray investigation costs, and refrain from violating provision so fthe Virginia Securities Act in the future.  In addition, we expect to have to indemnify Commonwealth Church Finance against a fine imposed upon it by Virginia for its role as a broker-dealer in our prior offerings in Virginia.  We expect that the amount of our indemnity obligation will be approximately $78,000 plus expenses.

As a result of the aforementioned rescission offers we have made in Colorado, Indiana, Maine, Michigan, Tennessee, North Carolina and Virginia combined with the redemption order issued by the state of Minnesota, we have paid approximately $1,277,634 to those investors who either elected to accept our rescission offers or received our mandatory redemption payments.

As of the date of this prospectus, we are not aware that any other state has instituted any formal proceeding on this or any other issue related to any of our securities offerings, and we are not a party to any other pending legal proceeding.  We are not aware that any of the properties covered by our mortgage loans is subject to any pending legal proceeding or that any governmental authority is contemplating any legal proceeding involving us or any of those properties, other than as described above.

Management

Our board of directors is elected by our shareowners.  The board is responsible for setting policies and for hiring and retaining management.  Information about our directors and officers follows:

Name, Residence Address	Age	Responsibility
Jack Wehmiller 7034 George Barn Road Murrayville, GA 30564	60	Director; Chief Executive Officer

Barbara I. Byrd 125 Ocee View Court Alpharetta, GA 30022	54	Director; Assistant Secretary

Royce M. Cox 1980 Sun Crest Drive Prattville, AL 36067	59	Director

Henry Darden 614 Beverly Drive Brandon, FL 33510	73	Director, Member of the Loan and Investment Committee and the Audit Committee

Theodore R. Fox 10575 Big Canoe Jasper, GA 30143	76	Director

John M. Nix 3160 Golf Club Drive, NW Gainesville, GA 30501	58	Director

Jayme Sickert 950 Landover Crossing Suwanee, GA 30024	59	Director
Irving B. Wicker 132 Eswick Drive Prattville, AL 36067	80	Director, Member of the Audit Committee

Directors are elected for three-year terms.  The Class I directors, consisting of Messrs. Darden, and Fox and Ms. Byrd, will serve until 2009.  The Class II directors, consisting of Messrs. Nix, Wehmiller and Wicker, are up for re-election in 2007 and if elected will serve until 2010.  The Class III directors, consisting of Messrs. Sickert and Cox, will serve until 2008.  The text below sets forth additional information about our directors and executive officers.

Jack Wehmiller has served as President and CEO since November 2006 and as a director since May 2004.  In January 2004, he joined the staff of Cornerstone Capital Advisors, Inc. and in October 2006 became a direct employee of the Company.  His responsibilities include company management as well as broker-dealer relations.  Mr. Wehmiller was employed in the securities industry since 1971, with 17 years in retail brokerage and the balance in sales and marketing for a major mutual fund and variable annuity distributors.  From 1998 to 2000 he was regional vice president with ING Mutual Fund Management and ING Mutual Funds.  During 2001 and early 2002, he was an independent consultant and, from April 2002 through 2003, he formed and worked for Wellstone Securities LLC.  Mr. Wehmiller is an ordained deacon at the First Baptist Church of Gainesville, GA.  He attended the University of South Florida and the Southwest School of Municipal Finance.

Barbara I. Byrd has served as executive assistant to both the CEO and CFO of the Company since February 2002.  Before joining the staff of Cornerstone Capital Advisors, Inc., Ms. Byrd’s prior experience includes thirteen years in administration, property management and accounting as well as fourteen years in commission-based sales.  She attended DeKalb Junior College and West Georgia College.  Ms. Byrd serves as the Company’s Secretary.  She is the first woman to serve on the Company’s Board of Directors.

Royce M. Cox has been a registered real estate appraiser since 2004.  Prior to that he was employed by Learning Labs, Inc. helping to develop and market automated manufacturing and robotics systems to colleges/universities and business/industry.  Mr. Cox has 31 years experience in management and has also served in the U.S. Navy.  He received a B.S. degree from Berry College in 1973.  He is an ordained Elder in the Presbyterian Church in America.

Henry Darden has served as a director since 1992.  He received a Bachelor of Science degree in forestry management from the University of Georgia in 1955 and an AA in real estate from the City College of Chicago in 1970.  He is a Distinguished Graduate of the Industrial College of the Armed Forces.  Mr. Darden retired in 1982 as a Lieutenant Colonel with the United States Air Force.  Since then, he has been a self-employed financial and tax consultant.

Theodore R. (“Ted”) Fox has been a director since 1996, except for a period in 2003 in which he served as director of our former subsidiary, Wellstone Communities, Inc.  Since 1999 he has been an independent director.  Mr. Fox had a 24-year career with Law Engineering Company, retiring as Assistant Vice-President.  From 1993 to 1998, Mr. Fox was employed part-time with Cole, Henderson and Drake, Inc., an advertising agency in their finance department, maintaining their financial records.  Mr. Fox is a past Chairman of the Board of the National Association of Credit Managers.  He received a Bachelor of Business Administration degree in Management from Georgia State University.

John M. Nix, C.P.A. is a practicing Certified Public Accountant.  He has been managing partner of Bates, Carter & Co., a Gainesville, Georgia public accounting firm, since 1994.  John is a graduate of the University of Georgia with a Masters of Accountancy degree.  He is a past president of the Georgia Society of CPAs and currently is a member of the governing council of the American Institute of CPAs.  John has served on the board of several nonprofit organizations and has been a board member and consultant to numerous for profit businesses.  He is a founding member of the Center for Strategic Performance Management and is certified in the discipline.

Jayme Sickert has experience in the ministry, finance, insurance, and securities areas.  He holds both securities and insurance licenses.  His background includes serving as the Vice-President of Investor Services for Cornerstone Ministries in 2001 until 2005.  From January 2005 to October 2006 he served as President of Cornerstone Insurance Agency.  Since October 2006 he has served as National Sales Director of Cornerstone Capital Advisors.  Additionally, he operated a church bond financing company from 1996 through 2000.  Rev. Sickert was ordained in 1974 as a minister by the Presbyterian Church.  He successfully served four churches before being called to serve the denomination at its headquarters in Atlanta as the Director of Church Relations.  Rev. Sickert was honorably retired by his Presbytery in 2003.  He is a 1969 graduate of Covenant College in Lookout Mountain, Tennessee, where he met his wife of 37+ years.  He also received a Master of Divinity degree in 1974 from Covenant Theological Seminary in St. Louis, Missouri.

Irving B. Wicker has served as a director since 1990.  He graduated from the University of Maryland in 1959 and received a Masters Degree from George Washington University in 1963.  He retired in 1969 as a Lieutenant Colonel in the United States Air Force.  Upon his retirement, Mr. Wicker entered the educational field as a high school and university teacher and designed BS and MS curriculums; became director of education and public relations at a large local medical facility; was founder and CEO of an agricultural supply business; was the Alabama police specialist and advisor to the Alabama Criminal Justice Academy.  Mr. Wicker had numerous articles published in professional journals; and was self-employed as a financial planner and real estate broker from 1969 until he retired in 2000.  He is an Elder Emeritus in the Presbyterian Church of America and presently an adult Sunday School teacher for over 42 years.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Independent Directors

Decisions involving Cornerstone Capital Advisors require the approval of a majority of the independent directors, as well as a majority of the full board.  We define an independent director as one who meets both the definition of an independent director in Section II.K. of the NASAA Statement of Policy Regarding Corporate Securities Definitions and the independence criteria of Nasdaq Marketplace Rule 4200(a)(15).  Based on that standard, we consider Messrs. Darden, Fox, Wicker, Cox and Nix to be independent directors.  None of these individuals is an officer or employee of ours or any of our affiliates or associates, including Cornerstone Capital Advisors.  Further, none of these individuals has a material business or professional relationship with us or with any of our affiliates or associates (other than in their capacity as one of our directors).  We will maintain at least two independent directors on our board.

Committees

Our board of directors has two standing committees:  the audit committee and the loan and investment committee.  Below is a description of these two committees.

Audit Committee.  Two independent directors, Messrs. Darden and Wicker, comprise the audit committee.  The audit committee makes recommendations concerning the engagement of independent public accountants, reviews their independence, the services they provide and the results of the audit engagement.  The audit committee also considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

Loan and Investment Committee.  The board has established a loan and investment committee consisting of Messrs. Wehmiller and Darden and having a quorum of two members.  The committee will review and may approve loans and investments of up to $500,000 on behalf of the board, in accordance with the loan and investment policies as adopted and amended by the board from time to time.  Any individual loans or investments in excess of the  committee’s authority will be subject to approval by the entire board.

Meetings and Compensation of Directors

The directors meet at least annually and more often as needed.  The audit committee meets at least once annually.  The loan and investment committee meets as required.  During 2006 independent directors received $250 for each conference call board and committee meeting they attend and $500 for each face-to-face meeting attended.  We also reimburse them for travel expenses to attend meetings.  For further information concerning director compensation in 2006 refer to the table under “2006 Director Compensation”.  Beginning in 2007 we will pay our independent directors an annual retainer of $1,000 in addition to meeting fees.

Summary Compensation Table

The table below provides information concerning the compensation earned by or paid to our executive officers for all services rendered during 2006.  Mr. Wehmiller was named co-president during 2006 and assumed the role of Chairman and Chief Executive Officer effective November 1, 2006 when Mr. Brooks resigned from these positions.  Mr. Ottinger resigned as Chief Financial Officer effective March 31, 2007.  All of the amounts in the table below other than $38,000 of Mr. Wehmiller’s salary and all of Mr. Wehmiller’s bonus represent amounts paid by CCA and included in CCA’s management fee in accordance with the management and administrative services agreement.  Beginning October 1, 2006, Mr. Wehmiller’s compensation began to be paid directly by us, so the amounts identified in the previous sentence represent amounts that were paid directly by us to Mr. Wehmiller after October 1, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jack Wehmiller	2006	150,000	59,000	-	-	-	-	-	209,000
President & CEO

Cecil A. Brooks	2006	200,000	59,000	-	-	-	-	-	259,000
President & CEO (through 11/1/06)

John T. Ottinger, Jr.	2006	150,000	59,000	-	-	-	-	-	209,000
CFO (through 3/31/07)

2006 Director Compensation

The following table provides information concerning the compensation of our directors for 2006.  Independent directors received $250 for each board or committee meeting they attended by phone and $500 for each board of committee meeting they attended in person.  The table omits Jack Wehmiller, Cecil A. Brooks and John T. Ottinger, Jr. since they also named executive officers, although they were not separately compensated for their services as a director.  Messrs. Brooks and Ottinger resigned from the board effective November 1, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Barbara I. Byrd	-	-	-	-	-	-	-

Royce M. Cox	1,250	-	-	-	-	-	1,250

Henry Darden	5,500	-	-	-	-	-	5,500

Theodore R. Fox	5,500	-	-	-	-	-	5,500

John M. Nix	5,000	-	-	-	-	-	5,000

Jayme Sickert	-	-	-	-	-	-	-

Irving B. Wicker	5,750	-	-	-	-	-	5,750

Glen Trematore*	-	-	-	-	-	-	-

* Mr. Trematore became a director in June 2006 and resigned effective September 6, 2006.

Indemnification of Directors and Officers and Limitation of their Liability

Our officers and directors are not liable to us or to our shareowners, under Georgia law, if they acted in a manner they reasonably believed in good faith to be in our best interests.  They are not liable in any criminal proceeding if they had no reasonable cause to believe their conduct was unlawful.  As permitted by Georgia law, we will indemnify our officers and directors against liability and their defense costs in any proceeding in which they have been successful or where the directors who are not involved determine that the applicable standard of conduct has been met.  We will pay reasonable expenses, including attorneys' fees, incurred by directors or officers in advance of the final disposition of a proceeding if they furnish written affirmation of a good faith belief that they have met the applicable standard of conduct, together with a written promise to repay any advances if it is determined they are not entitled to indemnification.  Insofar as indemnification for liabilities arising under the federal Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable.  We carry insurance against the liability of our officers and directors.

Administrative Services Agreement with Cornerstone Capital Advisors

Effective July 2003, we entered into an agreement with Cornerstone Capital Advisors Inc. to provide our administrative and “back-office” services, subject to the direction and supervision of our officers.  The services include loan application and closing process, accounting, investor relations and management information systems.  From July 1, 2003 through July 31, 2004 the agreement obligated us to reimburse actual expenses incurred by Cornerstone Capital Advisors.  Also, Cornerstone Capital Advisors was eligible to earn incentive compensation of up to 10% of the expenses billed to us for the prior 12 months.  The base for the incentive compensation being paid to Cornerstone Capital Advisors included being current on all bond interest and other obligations, and that our shareholders have received dividends equal to an annual rate of at least 10% on the price paid in a public offering for all the time the shares were outstanding.  Factors above the base and the exact amount of incentive compensation were determined by the board of director’s judgment on the extent to which Cornerstone Capital Advisors’ services contributed to the results.  Effective August 1, 2004, the original agreement was modified so that we are now paying Cornerstone Capital Advisors the following:  (i) a management fee equal to 10% of our revenues from all sources other than loan fees, loan participations and revenue received from Cornerstone Capital Advisors plus 30% of loan participation revenue, payable monthly; and (ii) a loan origination fee equal to 30% of the total loan fees charged to our borrowers.  The fee is generally paid from loan proceeds.  We have agreed to indemnify Cornerstone Capital Advisors against any liability or costs from claimed acts or omissions of Cornerstone Capital Advisors in its duties under the agreement, except those due to its bad faith, misconduct or gross negligence.

The administrative services agreement was approved by the unanimous vote of our directors.  The independent directors were offered access, at our expense, to our lawyer or independent legal counsel, but none sought legal advice.  The agreement was entered into on terms that we believe are no less favorable to us than those that could have been obtained from unaffiliated third parties.  The agreement was originally effective until December 31, 2004 and renews for successive one-year periods, unless terminated upon 60 days’ notice by a majority of the directors who are not affiliated with Cornerstone Capital Advisors.

Cornerstone Capital Advisors is a recently formed corporation.  It is owned by Foundation for Christian Community Development, Inc., a nonprofit corporation.  All of its directors, officers and employees came directly to Cornerstone Capital Advisors from similar positions they held with us.  They are continuing to provide the same services as before, but now it is under an administrative services agreement that we have with Cornerstone Capital Advisors.  The purpose of forming Cornerstone Capital Advisors was to allow its management group to contract for their services with multiple businesses and to allocate its costs among them.  It also places responsibility for each business under its own board of directors, separate from the Cornerstone Capital Advisors management group.

Certain Transactions with our Affiliates

Effective July 2003 we entered into an administrative services agreement with Cornerstone Capital Advisors Inc. for it to provide our administrative services.  Our two officers at the time, Cecil A. Brooks and John T. Ottinger, Jr., were also directors and officers of Cornerstone Capital Advisors.  Specifically, Mr. Brooks and Mr. Ottinger served as chief executive officer and vice president of Cornerstone Capital Advisors, respectively.  Neither Mr. Brooks nor Mr. Ottinger owns any shares of Cornerstone Capital Advisors, which is wholly-owned by a non-profit corporation.  The total compensation paid by Cornerstone Capital Advisors to Mr. Brooks and Mr. Ottinger for 2006 was $259,000 and $209,000, respectively.  These figures include the amounts set forth in the summary compensation table above.

We paid Cornerstone Capital Advisors $3,269,549 during 2006 and expect to pay Cornerstone Capital Advisors fees of approximately $3.0 to $3.5 million in 2007.  We paid Cornerstone Capital Advisors $2,597,428, $1,865,605 and $342,059 under the terms of this agreement in 2005, 2004 and 2003, respectively.  These fees consist of management fees, loan origination fees and incentive compensation fees, as detailed in the table below.

	2006		2005		2004		2003

	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Management fees	$1,511,224	46.2%	$1,445,264	55.6%	$1,290,880	69.2%	$318,619	93.2%
Loan origination fees	1,758,325	53.8%	1,152,164	44.4%	574,725	30.8%	-	-
Incentive compensation fees	-	-	-	-	-	-	23,440	6.8%

	$3,269,549	100.0%	$2,597,428	100.0%	$1,865,605	100.0%	$342,059	100.0%

There are several reasons why the fees paid to Cornerstone Capital Advisors have increased from 2003 to 2006.  First, the contract we had in 2003 covered only one-half a year.  Also, the contract terms were amended in 2004 to provide that we would pay Cornerstone Capital Advisors a percentage of our revenue and other fees instead of just a direct reimbursement of expenses with the possibility of incentive compensation.  The effect of this amendment was to increase both the amount of work performed by and the amount of fees paid to Cornerstone Capital Advisors.  Finally, the fees have increased as a result of the growth of our business.  Because a primary component of our fees paid to Cornerstone Capital Advisors is tied to percentages of loan revenue and loan originations, fees paid have increased even though our loan portfolio is concentrated in just a couple of borrowers.  It is the aggregate size of the loans, and not the number of loans, that drives the amount of fees paid.  Furthermore, our contract with Cornerstone Capital Advisors does not distinguish between loans to affiliated or unaffiliated parties.  Therefore, we pay fees on revenue from our loans to affiliates of Wellstone, LLC to the same extent as loans to other borrowers even though Wellstone, LLC is owned by some of our current and former directors and officers.

Cornerstone Capital Advisors received approximately 89% of its revenue for 2006 from us.  While this percentage may be reduced in 2007 and future years, we expect that Cornerstone Capital Advisors will rely on us for a substantial portion of its revenue for the foreseeable future.  Wellstone Retirement Communities I, LLC, and Wellstone Investment Fund, LLC, also rely on Cornerstone Capital Advisors as their advisor.  In addition, Cornerstone Capital Advisors expects to form, offer interests in, and manage other real estate programs and to make other real estate investments.  Because the officers and directors of Cornerstone Capital Advisors also manage other entities, they face conflicts in connection with their dual roles.

We also entered into a lease agreement effective August 1, 2004 whereby we lease our corporate office building to Cornerstone Capital Advisors.  The lease payment is $5,000 per month.  In determining the lease payment we reviewed lease rates of comparable office buildings.  Based on this review we believe that the lease rate for our building is a fair market rate.  We received $60,000 in each of 2006 and 2005 from Cornerstone Capital Advisors under the terms of this lease.

A majority of our revenue in 2005 came from Sage Living Centers, Inc. and Senior Housing Services, Inc. and entities that they control.  In December 2005 these borrowers sold eight senior housing properties to Wellstone Retirement Communities I, LLC, a newly formed limited liability company that is managed by Cornerstone Capital Advisors, which also serves as our advisor.  Before the transaction we had $60.7 million in outstanding loans and held $2.5 million in tax-free bonds that were secured by the eight properties.  While these loans and bonds were paid off, we immediately supplied $37.9 million in subordinated financing to Wellstone Retirement Communities I, LLC for the purchase of the eight properties.  We also used $10.7 million of the proceeds to purchase bonds that were subsequently paid off.  In January 2006 Sage Living Centers, Inc. sold an additional senior housing property to Wellstone Retirement Communities I, LLC.  We supplied an additional $1.6 million in financing at this time.  At December 31, 2006 the principal outstanding on our loan to Wellstone Retirement Communities I, LLC was $12,331,339, which represented approximately 8% of our loan portfolio on that date.  In January 2007 Wellstone Retirement Communities I, LLC refinanced the properties and paid off the entire principal balance.  Because the original transaction was a loan assumption, Cornerstone Capital Advisors did not receive a loan origination fee in connection with our loan to Wellstone Retirement Communities I, LLC.

In April 2007 Wellstone Retirement Communities I, LLC sold the nine senior housing facilities that we previously financed.  In connection with the sale Wellstone Retirement Communities I, LLC made customary representations and warranties and agreed to indemnify the purchaser for a breach of these representations and warranties for a period of one year following the date of sale.  We agreed to guarantee the indemnity obligations of Wellstone Retirement Communities I, LLC and another obligor up to a maximum of $3.5 million.  We received a fee of $35,000 in return for providing this guarantee.

As of December 31, 2006 we have made eight loans to entities that were subsidiaries of Cornerstone Group Holdings, Inc.  Jack Ottinger and Cecil Brooks, who served as directors and as our executive officers until recently, were also directors of Cornerstone Group Holdings when two of these loans were made.  They subsequently resigned from their positions as directors of Cornerstone Group Holdings.  Cornerstone Group Holdings recently dissolved and transferred its assets (including its interests in the borrowers identified below), to its parent company.  These loans were approved by all of our independent directors.  Here is a summary of these loans as of December 31, 2006:

Interest Rate

Principal Balance

Maturity Date

Cushman Apartments, LP

10%

$2,010,440

December, 2007

Meridian Housing, LLC

10%

$   697,650

June, 2007

Lauren Ridge Apartments, LP

10%

$1,844,089

September, 2007

Preston Ridge, LLC

10%

$   770,291

March, 2008

Ashton Park Apartments, LP

10%

$   479,422

February, 2008

Cambridge Place, LLC

10%

$   495,991

August, 2007

Madison Pointe, LLC

10%

$   399,581

September, 2008

River Run Apts, LP

10%

$1,650,772

April, 2008

Cushman Apartments, LP is a low-income apartment facility in Aiken, SC.  Our loan is secured by a first mortgage on the land and buildings.  There is also $204,000 in debt on the property which is subordinated to ours.  We paid Cornerstone Capital Advisors a loan origination fee of $43,030 in connection with this loan.

The Meridian Housing, LLC loan is a working capital loan which provides funds for pre-development costs that are incurred prior to the finalization of construction/permanent financing on Meridian Housing’s development projects.  This loan is guaranteed by Meridian Housing’s parent company, Church Growth Foundation, Inc.  No member of our board or officer group is on Church Growth Foundation’s board.  We paid Cornerstone Capital Advisors a loan origination fee of $15,000 in connection with this loan.

Lauren Ridge Apartments, LP is a market-rate apartment facility near Columbia, South Carolina.  Our loan is secured by a second mortgage on the land and construction assets.  We paid Cornerstone Capital Advisors a loan origination fee of $60,000 in connection with this loan.

Preston Ridge, LLC is an affordable single family townhome community in Seneca, South Carolina.  Our loan is secured by a first mortgage on the land.  We paid Cornerstone Capital Advisors a loan origination fee of $48,000 in connection with this loan.

Ashton Park Apartments, LP is a low income housing apartment facility near North Augusta, South Carolina.  Our loan is secured by a first mortgage on the land and improvements.  We paid Cornerstone Capital Advisors a loan origination fee of $18,000 in connection with this loan.

Cambridge Place, LLC is an affordable housing project located near Blythewood, South Carolina.  Our loan is secured by a second mortgage on the land and improvements.  We paid Cornerstone Capital Advisors a loan origination fee of $22,500 in connection with this loan.

Madison Pointe, LLC is an affordable housing project located near Clemson, South Carolina.  Our loan is secured by a second mortgage on the land and improvements.  We paid Cornerstone Capital Advisors a loan origination fee of $20,100 in connection with this loan.

River Run Apts, LP is an affordable apartment facility near Spartanburg, South Carolina.  Our loan is secured by a first mortgage on the land.  We paid Cornerstone Capital Advisors a loan origination fee of $66,450 in connection with this loan.

In March 2006 we originated a loan with a maximum commitment of $800,000 to Castleberry Properties, LLC for the acquisition of land that will be developed into an office park.  Cornerstone Capital Advisors owns 50% of Castleberry.  As of December 31, 2006, the loan principal outstanding was $850,701.  The loan carries interest at 10% and matures on March 31, 2007.  We paid Cornerstone Capital Advisors a loan origination fee of $24,000 in connection with this loan.

In September 2006 three current and former members of our management each acquired an 18.75% ownership interest in Wellstone LLC, which is our largest borrower.  These three individuals are Jack Wehmiller, who is our current President and CEO; Cecil A. Brooks, who was our President and CEO through November 1, 2006; and John T. Ottinger, Jr., who was our Chief Financial Officer until March 31, 2007.  Additionally, Robert Covington, who serves as President and CEO of Cornerstone Capital Advisors, also acquired an 18.75% interest in Wellstone.  As of December 31, 2006 we had loans outstanding to eight projects owned by Wellstone and its affiliates with a total principal balance of $61,972,530 (41% of our loan portfolio on such date).  As of March 31, 2007 the principal balance of these loans had increased to $75.1 million (47% of our loan portfolio, which includes real estate joint venture investments, on such date).  Seven of the eight project loans, totaling $60,766,750 at December 31, 2006, were outstanding prior to September 2006 when the individuals identified above acquired their ownership interests in Wellstone.  All of the Wellstone LLC loans accrue interest at an annual rate of 10% and mature in either 2007 or 2008.  None of these loans is considered impaired or non-performing.  The projects owned by Wellstone LLC are all age-restricted or affordable “for-sale” housing projects.  Cornerstone Capital Advisors received a loan origination fee of $9,000 for the one project loan that originated after September, 2006.  Wellstone LLC has engaged an investment banking firm in an effort to refinance most or all of its debt to us.

The total principal balance of all of the related party loans described in the preceding paragraphs was $84,624,406 at March 31, 2007, which represented approximately 53% of our loan portfolio (including real estate joint venture investments) and approximately 48% of our total assets at such date.  Cornerstone Capital Advisors received an aggregate of $326,080 in loan origination fees in connection with these loans.

All future material affiliated transactions and loans will be made or entered into on terms that we believe are no less favorable to us than those that can be obtained from unaffiliated third parties, and they must be approved by a majority of our independent directors who do not have an interest in the transactions and who were offered access, at our expense, to our lawyer or independent legal counsel.  We do not make loans to our officers or directors.

Principal Shareowners

The table below sets forth certain information regarding our common stock owned, as of May 1, 2007, by:

•

each of our directors and each executive officer identified in the Summary Compensation Table above;

•

all such individuals as a group.

We are not aware of any person who beneficially owns more than 5% of our outstanding common stock.  We believe that the beneficial owners of the common stock listed below, based on information they furnished, have sole investment and voting power over their shares, subject to community property laws where applicable.

Name and address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Total Common Stock Beneficially Owned

Jack Wehmiller 7034 George Barn Road Murrayville, GA 30564	1,789	*
Cecil A. Brooks 10206 Big Canoe Jasper, GA 30143	2,722	*
John T. Ottinger, Jr. 923 Spring Glen Place Suwanee, GA 30024	6,918	*
Barbara Byrd 125 Ocee View Court Alpharetta, GA 30022	255	*
Royce M. Cox 1980 Sun Crest Drive Prattville, AL 36067	0	*
Henry Darden 614 Beverly Dr Brandon, FL 33510	6,000	*
Theodore R. Fox 10575 Big Canoe Jasper, GA 30143	6,083	*

John M. Nix 3160 Golf Club Drive, NW Gainesville, GA 30501	0	*
Jayme Sickert 950 Landover Crossing Suwanee, GA 30024	912	*
Irving B. Wicker 132 Eswick Drive Prattville, AL 36067	7,803	*
Cecil A. Brooks 1026 Big Canoe Jasper, GA 30143	808	*
John T. Ottinger, Jr. 6020 Providence Lane Cumming, GA 30040	7,524	*
All directors and executive officers as a group (10 Persons)	31,174	3.5%
* Less than 1%

Description of Securities

Our articles of incorporation authorize us to issue up to 29,000,000 shares of common stock and 1,000,000 shares of preferred stock.  We may also issue securities for borrowings.  We had 885,096 shares of common stock outstanding at December 31, 2006 held by 456 shareowners of record.  We have no options or warrants issued or reserved for issuance.  At December 31, 2005, there were $130,563,889 million of bonds outstanding, held by approximately 3,500 record owners.  Below is a description of these securities:

Common Stock

The owners of common stock elect all the members of our board of directors.  Each share owned is entitled to one vote on all matters to be voted on by shareowners.  A majority of the shares issued constitutes a quorum for meetings.  In the event of our liquidation, dissolution or winding up, the shareowners are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities.  Shareowners, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.  The transfer agent and registrar for our common stock is Transfer Online, Inc.

Preferred Stock

We have authorized the issuance of up to 1,000,000 shares of preferred stock.  No shares of preferred stock are outstanding.  No preferred stock will be offered to our officers, directors or principal shareowners, except on the same terms as it is offered to all other existing shareowners or to new shareowners.  Our board of directors has the authority to issue series of preferred stock and to set dividend rates and various rights and terms for a series, such as for redemption, the amount payable upon any liquidation of the corporation, conversion into other of our securities and any voting rights.  Owners of common stock could be placed below any preferred stock owners in their rights to dividends, liquidation distributions and voting on some matters.  Preferred stock could be issued with terms that would have the effect of discouraging a change of corporate control or other transactions that some common stock owners might believe to be in their best interests.

Dividends on Stock

The common shareowners are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available.  Dividends were declared on the common stock of $338,172 in 2003, $421,353 in 2004, $489,177 in 2005 and $230,518 in 2006.  This reflected a rate of return, calculated based on the $6.50 price per share in all of our common stock offerings, of 9% for 2003 through 2006.

Bonds Previously Issued and Still Outstanding

Below are descriptions of the bonds previously sold and still outstanding:  The bonds were called “certificates” or “certificates of indebtedness” in our earlier offerings.

From May 2000 through January 2002, we sold $16,765,704 of Series B certificates of indebtedness.  From January 2002 through May 2002, we sold $16,000,000 of Series C certificates.  From May 2002 to May 2003, we sold $45,000,000 of Series D certificates.  From March 2004 through December 2004, we sold $39,931,209 of Series E bonds.  From January 2005 through November 2005, we sold $19,993,924 of Series F bonds.  We commenced this offering of Series G bonds in September 2006.  Through March 31, 2007 we had sold $28,602,678 in Series G bonds.  There is no trust deposit or other collateral to secure payment of the Series B certificates or any later series.  All of these series offered five year bonds, at a 9% annual interest rate for Series A through D and 8.25% for Series E and Series F.  Beginning with Series C, we have also offered graduated rate bonds, which are for five-year terms but may be redeemed by the owner upon any anniversary of their purchase.  Their annual interest rate increases, from 7.00%, for Series C and D, and 6.25%, for Series E and F, in the first year to 9.00%, for Series C and D, and 8.25%, for Series E and F, in the fifth year.  We are not offering graduate rate bonds in this offering.

From May 2002 until January 2003, we also offered “Access Certificates.”  These certificates have no stated maturity.  They could be purchased in any amount of at least $100 and owners can add to their certificate at any time, in amounts of $100 or more.  The amount they have invested will remain in their certificate account until they redeem it.  They may redeem any amount of the balance by giving at least seven days written notice.  Our board of directors sets the interest rate on the first business day of each January, April, July and September.  The directors may also change the rate between those dates if they believe that market conditions warrant a change.  Certificate holders choose to have interest paid semiannually or when they redeem an amount.  $928,296 in access certificates were outstanding on December 31, 2006.

Bonds Offered by this Prospectus

The bonds offered by this prospectus pay interest at a constant 9.00% annual rate.  The principal amount is available for return or reinvestment at the end of their five-year term.

General Terms of the Bonds Offered

The price, interest rate and other terms of the bonds were set to be competitive with other interest-bearing securities.  Those rates generally reflect the length of time before the principal is to be returned and the perceived risk that interest and principal will not be paid as they become due.  We will set interest rates for future bonds as market conditions warrant.  Bonds issued in the future may bear higher or lower interest rates than the currently offered bonds, and may have different terms and conditions than these bonds.

Purchase Amounts for Bonds.  You may purchase bonds in any amount, with a minimum purchase of $500.  The amount and maturity date are set upon purchase and there can be no additions to the amount during their term.

Maturity Date for Bonds.  We will set specific maturity dates of bonds at least every three months, so that the principal amount of your bonds will be available for return or reinvestment on or near their fifth anniversary.

When Bonds begin to Earn Interest.  All bonds will begin to bear interest one business day after we receive funds from an investor.  However, we will not issue a confirmation for an investment until the check or other payment has cleared our bank.

How Interest is Calculated.  All bond interest will be calculated based on a 30-day month/360-day year.  Interest earned each month is based on the actual number of days that a bond is outstanding, assuming a 30 day month.  Bonds purchased on the 31st day of a month are assumed to be purchased on the 30th for interest calculation purposes and no interest will be earned until the following month.

When Interest Payments are Made.  You choose, at the time of purchase, to have interest on your bond paid semi-annually or upon maturity.  Interest on bonds payable at maturity is compounded semi-annually at the appropriate interest payment date.  The semi-annual interest payment and compounding dates are as follows:

Bond Purchase Date

Interest Payment or Compound Dates

From January 1 through March 31

January 1 and July 1

From April 1 through June 30

April 1 and October 1

From July 1 through September 30

July 1 and January 1

From October 1 through December 31

October 1 and April 1

Monthly interest payments are available on investments of $10,000 or more and are paid on the first of each month.  Any payment due on a weekend or on a nationally recognized bank holiday will be paid the next business day.

The Ownership Record Date for Interest Payments.  For bonds with interest payable at maturity, the interest payment will be made to the owners of record on the 15th of the month before the maturity date.  For semi-annual and monthly interest payments, the record date is 15 days prior to the scheduled interest payment date.

Record of Bond Ownership.  Bonds will normally be registered in book entry form.  You will receive a written confirmation of your investment, but not an actual bond.

Redemption of Amount Invested in Bonds.  Bond owners have no right to redeem them for cash before their maturity date.  Our current policy is to redeem five-year term bonds which have been held at least a year upon a request showing exceptional need or hardship.  There would be an early payment fee of up to six months' interest.  We have the right to redeem some or all of the bonds upon notice, sent at least 30 and not more than 60 days before the redemption date.  No interest would be earned after the redemption date.  If less than all the bonds were redeemed, the paying agent for the bonds would select the ones to redeem on a basis it considers fair.

Reinvestment when Bonds Mature.  We expect to be offering new series of bonds.  If any such bonds are available for sale, you may ask that all or part of the amount due you be reinvested in new bonds after you have received a current prospectus for the new bonds.  There is no right to convert the bonds into any of our other securities.

The Bonds are Unsecured Obligations.  No assets have been set aside as collateral for the payment of the bonds.  They are general obligations, with no preference over any other debt that we may have.  We are not required to deposit into any sinking fund for the purpose of paying the bonds on maturity.  The bonds and the trust indenture do not restrict us from issuing additional debt or making any additional debt senior in payment priority to the bonds.  We are not required to maintain any particular ratios of debt to assets or stockholders' equity.  There is no escrow of the offering proceeds, so all amounts paid for the bonds will be immediately available to use in our business.

Procedure for a Default on the Bonds.  Trinity Trust Company, Reno, Nevada is the trustee for the bonds under a trust indenture.  A default would occur if we were more than 60 days late in making an interest or principal payment or if we went into bankruptcy or failed to comply with the trust indenture.  If a default happened, the trustee could pursue any available remedy to collect on behalf of the bond owners.  Persons owning at least 25% in amount of the bonds could declare all the bonds due and payable.  Persons owning a majority in amount of the bonds could direct the trustee in taking any action it considered lawful and fair.  An individual bond owner is restricted in the ability to start independent proceedings without the consent of the trustee or joining with others holding a majority in amount of the bonds.

Future Resales of Securities

All bonds and shares sold in this offering will be freely transferable, without restriction or further registration under federal securities laws, except for bonds and shares that our directors and officers purchase.  Our directors and officers are affiliates under the securities laws and, as a result, their bonds and shares will be subject to resale restrictions.  Sales to residents of certain states or jurisdictions may require registration or an applicable exemption from registration provisions in those states or jurisdictions.

Although the bonds and shares sold to non-affiliates will be free from legal restrictions on transfer, we do not expect there will be an active trading market for the bonds or shares.  The bonds and shares have not been listed on any registered national securities exchange.  Cambridge Legacy Securities LLC, a registered securities broker-dealer, has told us that it intends, after completion of this offering, to provide an order-matching service for persons wishing to sell or buy bonds or shares.  Information would be available about any offers to buy or sell bonds or shares and about any recent transactions.

Cambridge Legacy Securities would confirm accepted offers and handle the transfer of payment and ownership.  It would charge a $50 fee per transaction, payable out of the purchase funds.  It is possible that this service may not remain available.  In that case, anyone wishing to sell bonds or shares would have to find a buyer and make arrangements for the price, payment and transfer.

Plan of Distribution

You may purchase bonds or shares directly from us.  This is a different plan of distribution than most public offerings of securities, where securities broker-dealers purchase the entire offering for simultaneous resale to their brokerage customers.

Sales of securities to the public may generally be made only through broker-dealers and their agents who are members of the National Association of Securities Dealers, Inc.  Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 allows an issuer, certain of its employees and “associated persons” to participate in the sale of the issuer’s securities if they meet the conditions of that rule.  Our direct offering will be made by:

•

mailing announcements of the offering to persons who have previously invested in our securities.  They will contain the information prescribed by Rule 134 under the federal Securities Act of 1933 and will offer to furnish copies of this prospectus upon request;

•

mailing copies of this prospectus and a purchase agreement to persons who request them from us; and

•

receiving and processing purchase agreements and payment checks.

Purchase agreements received, and all communications about the offering, will be directed to Jack Wehmiller, our president and chief executive officer.  Cornerstone Capital Advisors Inc. employees will handle the mailings, the processing of documents and the ministerial and clerical work involved in effecting purchases.  No one will receive any commissions or other compensation based on purchases made directly from us.  These activities in direct purchases are intended to be within Rule 3a4-1 of the Securities Exchange Act of 1934 and we will comply with securities regulations of the states in which the offering is to be registered.

We are also offering these bonds and shares through registered securities broker-dealers, as our agents.  They will be paid sales commissions of 4% to 5% on sales they make.  These broker-dealers will include Cambridge Legacy Securities LLC, Huntleigh Securities Corporation, Commonwealth Church Finance, Inc.  These broker dealers will act on a “best efforts” basis and will not have any obligation or commitment to sell any specific dollar amount or number of securities or acquire any securities for their own account or with a view toward their distribution.  Cambridge Legacy Securities is expected to make the major amount of all sales through our agent broker-dealers.  Cambridge Legacy Securities does not have common ownership with us and we do not share any of the same officers or directors or have any other material relationships with Cambridge Legacy Securities.

We have agreed to indemnify the broker-dealers and their controlling persons against any liability under Section 11 of the Securities Act of 1933, or state securities laws, in case any part of the registration statement, of which this prospectus is a part, contains an untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make the statements in the registration statement not misleading.  We have also agreed to contribute to any payments that the broker-dealers are required to make if this indemnity is not available.

We and the broker-dealers will be selling on a “best efforts” basis, without any commitment to sell the entire offering or any minimum amount.  We expect to offer these bonds and shares to residents of Arkansas, Connecticut, Delaware, Florida, Georgia, Kentucky, Louisiana, Maryland, Missouri, New York, North Carolina, South Carolina, Texas, Virginia and West Virginia.

We set a bond interest rate and common stock price that our board of directors considered fair to investors, considering the return we expect to earn and the pricing of other corporate debt and common stock.  In setting the per share offering price of $6.50, the board noted that previous offerings of common stock were made at $6.50 per share and that all redemptions of common stock to date have also been at $6.50 per share.  The board believed that a per share price of $6.50 in this offering would also be appropriate given its expectation of our ability to pay dividends in the future.  Specifically, the board believes that a $6.50 per share price will enable us to pay dividends at a yield that exceeds the interest paid on our bonds, therefore compensating our shareholders for the risk they incur in holding a subordinate security.  Our bond interest rate is intended to have a difference, or “spread,” below the interest, fees and loan participation income on our loan portfolio, sufficient for us to pay our operating expenses and have a profit for the payment of dividends on our common stock.  During

2006, we earned a weighted average 9.84% interest rate on our loans and paid a weighted average 8.70% interest cost on our bonds.  That spread, together with our income from loan fees, loan participations and other income, was sufficient to pay our expenses and a dividend rate consistent with past years.  As noted above, we expect to pay dividends at a higher rate of return than our bond interest rate, to reflect the risk to shareowners that we will not have sufficient income to pay dividends or that they might lose the amount paid for their shares.  Our expenses of this offering, other than sales commissions and including registration fees, legal and accounting fees, costs of printing and electronic filing, postage and marketing expenses, are estimated to be $120,000.  We plan to continue the offering until all the bonds and shares have been sold, but not later than September 17, 2008.  We reserve the right to close the offering before then and to reject any purchase in full or in part.  Our officers and directors may purchase in the offering.

Legal Matters

The validity of the securities being offered by this prospectus has been passed upon for us by Miller & Martin PLLC, Atlanta, Georgia.

Experts

Our consolidated financial statements as of December 31, 2006 and 2005, and for the years then ended, set forth in this prospectus have been so included in reliance on the report of Berman Hopkins Wright & Laham, CPAs and Associates, LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.  Independent accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by accountants within the meaning of Section 7 and 11 of the 1933 Act.

Available Information

This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933.  This prospectus does not contain all of the information in the registration statement and its exhibits.  Statements in this prospectus about any contract or other document are just summaries.  You are able to read the complete document as an exhibit to the registration statement.

We file reports under the Securities Exchange Act of 1934, including Form 10-KSB annual reports, Form 10-QSB quarterly reports and Form 8-K reports as required.  You may read and copy the registration statement and our reports at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Washington, DC 20549-4561.  You may telephone the Commission’s Public Reference Branch at 800-SEC-0330.  Our registration statement and reports are also available on the Commission’s Internet site at http://www.sec.gov.  Our Internet address is www.cmiatlanta.com.

Index to Financial Statements

March 31, 2007 and 2006:

Review Report

F-1

Balance Sheets

F-2

Statements of Operations

F-3

Statements of Changes in Shareholders’ Equity

F-4

Statements of Cash Flows

F-5

Notes to Financial Statements

F-7

December 31, 2006 and 2005 (audited):

Independent Auditors’ Reports

F-23

Balance Sheets

F-24

Statements of  Operations

F-25

Statements of Changes in Shareholders’ Equity

F-26

Statements of Cash Flows

F-27

Notes to Financial Statements

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

Cornerstone Ministries Investments, Inc.

We have reviewed the accompanying consolidated balance sheets of Cornerstone Ministries Investments, Inc. as of March 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the three-month periods then ended. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Berman Hopkins Wright & Laham, CPAs and Associates, LLP

Winter Park, Florida

May 11, 2007

CORNERSTONE MINISTRIES INVESTMENTS, INC. CONSOLIDATED BALANCE SHEETS March 31, 2007 and 2006

	2007	2006
ASSETS
Cash and cash equivalents	$2,365,276	$4,616,606
Loan guarantee receivable	91,000	-
Loans in process	552,568	690,524
Real estate loans, net (including $82,716,511 and	134,181,052	121,444,742
$40,822,994 from related parties - see note 4)
Real estate joint venture investments, net	21,948,209	16,156,514
Consolidated real estate assets	9,512,328	-
Bond holdings and accrued interest	2,233,773	2,055,001
Property and equipment, net	502,747	530,215
Refundable income taxes	54,982	-
Deferred tax asset, net	621,801	181,070
Goodwill	450,997	450,997
Unamortized debt issue costs	3,179,883	2,605,229
Foreclosed real estate held for sale	-	290,679
Real estate held for investment	340,000	340,000
Other assets	49,809	55,070

TOTAL ASSETS	$176,084,425	$149,416,647

LIABILITIES
Investor certificates and accrued interest	$143,528,618	$139,235,173
Mortgage participations and accrued interest	5,454,819	3,578,597
Loans payable and accrued interest	20,151,900	-
Accounts and other payables (including	120,991	113,952
$67,224 and $19,458 to related parties - see note 4)
Consolidated real estate obligations	306,093	-
Loan guarantee obligations	451,610	234,000
Building mortgages	402,006	413,801

TOTAL LIABILITIES	$170,416,037	$143,575,523

SHAREHOLDERS' EQUITY
Series A Convertible Preferred Stock, no par
value; 235,000 shares authorized, no
shares issued and outstanding	-	-
Common Stock, $0.01 par value; 29 million shares
authorized; 898,282 and 886,607 shares
issued and outstanding	8,983	8,866
Paid in capital	5,610,166	5,536,550
Retained earnings	49,239	295,708

TOTAL SHAREHOLDERS' EQUITY	5,668,388	5,841,124

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$176,084,425	$149,416,647

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS For the three months ended March 31, 2007 and 2006

	2007	2006
REVENUES
Real estate loan and joint venture interest and fees (including	$4,419,492	$3,704,498
$2,565,042 and $991,767 from related parties - see note 4)
Loan participation and other income (including $15,000	188,642	303,756
and $15,000 from a related party - see note 4)

TOTAL REVENUES	4,608,134	4,008,254

EXPENSES
Investor and loan interest expense	3,519,315	2,990,797
Loan loss expense	90,000	46,000
Marketing expenses	301,614	290,068
Payroll expenses	55,906	-
Management and advisory fees to related party (see note 4)	409,560	349,089
Operating expenses	436,783	186,206

TOTAL EXPENSES	4,813,178	3,862,160

Income (Loss) Before Provision For Income Taxes	(205,044)	146,094

Income Tax Provision (Benefit)	(83,074)	30,079

NET INCOME (LOSS)	$(121,970)	$116,015

Basic and Diluted Earnings (Loss)
per Common Share	$(0.14)	$0.13

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the three months ended March 31, 2007 and 2006

	COMMON STOCK:		PAID-IN	PREFERRED	RETAINED	TOTAL
	SHARES	AMOUNT	CAPITAL	STOCK	EARNINGS	EQUITY

BALANCE, DECEMBER 31, 2005	891,914	$ 8,919	$ 5,570,992	$ -	$ 179,693	$ 5,759,604
Net income					116,015	116,015
Common stock issued	-	-	-			-
Common stock redeemed	(5,307)	(53)	(34,442)			(34,495)

BALANCE, March 31, 2006	886,607	$ 8,866	$ 5,536,550	$ -	$ 295,708	$ 5,841,124

BALANCE, DECEMBER 31, 2006	885,096	$ 8,851	$ 5,526,483	$ -	$ 171,209	$ 5,706,543
Net loss					(121,970)	(121,970)
Common stock issued	15,380	154	99,814			99,968
Common stock issuance costs paid			(1,892)			(1,892)
Common stock redeemed	(2,194)	(22)	(14,239)			(14,261)

BALANCE, MARCH 31, 2007	898,282	$ 8,983	$ 5,610,166	$ -	$ 49,239	$ 5,668,388

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2007 and 2006
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (121,970)	$ 116,015
Adjustments to reconcile net income to cash
from operations-
Depreciation and amortization	414,303	284,664
Gain from sale of property and equipment	-	(51,540)
Loan loss expense	90,000	46,000
Changes in-
Loans in process	(98,636)	(306,262)
Accrued bond interest, net	(42,798)	288,265
Bond holdings principal discount amortization	(1,895)	(1,895)
Accrued real estate loan/joint venture interest and deferred loan fees	(1,632,830)	(765,993)
(including ($569,719) and ($191,266) from related party loans)
Deferred taxes	(139,891)	(37,233)
Refundable income taxes	6,817	-
Investor and mortgage participation interest payable	(1,543,925)	827,826
Accounts and other payables	(211,808)	(486,359)
Other assets	1,545	17,150

NET CASH USED BY OPERATIONS	(3,281,088)	(69,362)

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate loans made (including $15,479,456 and	(20,400,498)	(25,187,957)
$5,454,615 to related parties)
Real estate loan principal payments received (including	15,549,726	10,538,444
$14,792,583 and $4,289,001 from related parties)
Real estate joint venture investments made	(1,092,839)	(1,127,611)
Consolidated real estate assets purchased	(861,767)	-
Bonds redeemed or sold	-	11,974,400
Property and equipment purchased	(580)	(1,685)
Proceeds from sale of property and equipment	-	272,362

NET CASH USED BY INVESTING ACTIVITIES	(6,805,958)	(3,532,047)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates sold	4,119,430	-
Investor certificates redeemed	(6,872,308)	(4,647,655)
Mortgage participation agreements sold	4,000,000	1,025,000
Mortgage participation agreements redeemed	(1,224,199)	-
Debt issue costs paid	(222,587)	(128,255)
Building mortgage principal payments	(3,121)	(164,508)
Capital lease principal payments	-	(1,231)
Common stock issued, net of issuance costs	98,076	-
Common stock redeemed	(14,261)	(34,495)
Dividends paid	(286,420)	(278,034)

NET CASH USED BY FINANCING ACTIVITIES	(405,390)	(4,229,178)

Net change in cash and cash equivalents	(10,492,436)	(7,830,587)
Cash and cash equivalents at beginning of period	12,857,712	12,447,193

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 2,365,276	$ 4,616,606

Supplemental Information-
Interest paid during the period	$ 5,074,001	$ 2,174,626
Income taxes paid during the period	$50,000	$ 375,000
Non-cash transactions-
Investor certificates matured and re-invested	$ 9,237,241	$ -
Loan interest financed and included in loan principal (including	$ 1,900,071	$ 494,021
$1,140,911 and $49,189 on related party loans)

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying Consolidated Financial Statements include the accounts of Cornerstone Ministries Investments, Inc., its majority owned subsidiaries and variable interest entities consolidated under the provisions of FIN46R (collectively “the Company”).  All material intercompany transactions have been eliminated in these Consolidated Financial Statements.  The Company originates and purchases mortgage loans.  The Company offers specialized loan programs for churches, non-profit or for-profit sponsors of senior housing facilities and non-profit or for-profit sponsors of affordable/low income or age-restricted housing projects.  The Company also invests in other real estate projects for the purpose of selling at a profit or leasing.  Substantially all of the Company’s loans and investments are in projects located in the southeastern and southwestern United States.

Cash and cash equivalents include bank accounts and short-term investments with original maturities of 90 days or less.

Real estate loans and senior housing loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses.  Interest income is recognized monthly on the accrual basis in accordance with loan terms.  Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote.  If the possibility of future loss is probable, then interest income is not recognized and interest payments are credited to outstanding loan principal.  Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.   Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.  Interest income and loan fees recognized from real estate loans and senior housing loans classified as real estate joint venture investments are reported as “Real estate loan and joint venture interest and fees” in the accompanying Consolidated Statements of Operations.

The Company receives monthly interest payments on its real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow a borrower to finance interest payments.  Interest is financed in the following circumstances:

•

Family housing loans may finance interest while the project is in the development and pre-sales phase, which normally lasts 12 to 36 months depending on the size of the project.  The Company receives the financed interest as the borrower sells homes in the development.

•

Church construction loans may finance interest while the church building is under construction.  This takes three to nine months, depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

•

Senior housing loans may finance interest during the construction, renovation and lease-up stages of the borrower’s operations.  This takes two to six months if there is an existing building and 12 to 24 months if the financed property is raw land and a new building is being constructed.  When the facility is operational, the financed interest is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

Senior housing loans are classified as real estate joint venture investments if the Company participates in a property’s residual profits and all of the following exist at the inception of the loan:

•

The borrower has title but not a substantial equity investment in the property.

•

The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

•

There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

•

The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities.  The Company participates in residual profits through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender.  The participation is between 25% and 33% of the borrower’s gain.  Loan participation income is recognized when the borrower’s sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation.  Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest.  Substantially all of these expenditures are converted to loans within one year or less.

Unamortized debt issue costs include the costs and commissions associated with issuing Investor Certificates, Mortgage Participation Agreements and other loans payable.  These costs are being amortized on a straight-line basis over the term of the associated debt, generally five years.

The allowance for loan losses for real estate loans and senior housing loans classified as real estate joint venture investments is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is determined in accordance with SFAS No. 5 (collective loan losses) and SFAS No. 114 (specific impaired loan losses).  A collective loan loss is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The collective loan loss allowance amount is based on observable data that management believes is reflective of the underlying credit losses inherent in the portfolio.  The components of this evaluation include trends in the Company’s historical loss experience, changes in credit risk and credit quality, credit concentrations, economic conditions, collateral values, and other risks inherent in the portfolio. Specific impaired loan loss allowances are made when it is determined that a loan is impaired and the loan’s carrying amount exceeds the present value of estimated future cash flows, or, if the loan is considered collateral dependant, the loan’s collateral value. A loan is considered impaired if it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan loss and reduced by charge-offs, net of recoveries. Changes in the allowance relating to specific impaired loans are charged or credited to loan loss expense.  Loans are charged-off to the extent the loan’s carrying amount exceeds the net realizable value of the collateral, with the charge-off occurring when it is likely that the loan is uncollectible and foreclosure will occur.

Foreclosed real estate acquired through, or in lieu of, foreclosure are held for sale and initially recorded at the lower of the asset’s fair value or the loan’s carrying amount, which establishes a new cost basis for the asset.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the new cost basis or fair value less estimated costs to sell.

The Company uses FIN 46R, “Consolidation of Variable Interest Entities” to identify variable interest entities (“VIE”).  A VIE is an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties.  A company that holds a variable interest in a VIE is considered the primary beneficiary and will need to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of expected residual gains, if they occur.  Additional disclosures are also required by primary beneficiaries and other significant variable interest holders.

Bond holdings consist of tax-free local government securities and church bonds.  The Company accounts for these investments using SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and classifies the bonds as “available for sale” securities.  The bonds are initially recorded at cost and if the bonds are purchased for a discount or premium from their par value, the discount or premium is amortized to income over the bond’s remaining life as an adjustment to the bond’s yield.  The bonds are also adjusted for unrealized holding gains and losses.  Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder’s equity until realized.  If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings and the amortization of the premium or discount is suspended.

Property and equipment are valued at cost when purchased.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are three to five years for furnishings and equipment, and 40 years for office buildings.

Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year.  The assets are carried at the lesser of cost or fair value.  Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value.  Profit from real estate sales is recognized when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale to earn the profit.  If either of these conditions exists, all or part of the profit is deferred and recognized using the installment sale method or cost recovery method as prescribed by SFAS No. 66, “Accounting for Sales of Real Estate”.

Interest on Investor Bonds is accrued from the date of issuance. Bond holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption.  Investors holding five year bonds in multiples of $10,000 may receive interest monthly.  Unpaid interest is compounded semi-annually.  Interest on Mortgage Participation Agreements is accrued from the date of issuance and is paid monthly.

Mortgage Participation Agreements are accounted for as secured borrowings with pledges of collateral because the agreements do not meet the definition of a sale of a financial asset under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

The Company is guarantor on certain loans secured by church, senior housing, single family and affordable apartment facilities which are owned by various Company borrowers.  A loan guarantee obligation is recognized based on the loan guarantee’s estimated fair value.  The Company normally charges the loan guarantee’s fair value to the respective borrower as compensation for the Company’s risk and payment is expected within 30 days of the guarantee’s origination or modification date.  Unpaid amounts are classified as “Loan guarantee receivables” in the accompanying Consolidated Balance Sheets.  If the loan guarantee’s fair value is not charged to the respective borrower, deferred loan fees related to the borrower’s loan with the Company are reduced by the guarantee’s fair value.  The reduced deferred loan fees are amortized to earnings over the life of the loan.  Loan guarantee obligations are analyzed at the end of each quarter and if the fair value of the loan guarantee has declined, the carrying amount of the obligation is reduced and credited to earnings.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation, amortization, start-up costs, allowance for loan losses, and installment sales for financial and tax-reporting purposes.  The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled.  Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting.  The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Management uses estimates and assumptions in preparing these Consolidated Financial Statements in accordance with generally accepted accounting principles.  The estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.  Actual amounts may vary from the estimates that are used.

Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

New Accounting Pronouncements:

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (FIN 48).  FIN 48 prescribes a comprehensive financial statement model of how a company should recognize, measure, present, and disclose uncertain tax positions that the Company has taken or expects to take in its income tax returns.  FIN 48 requires that only income tax benefits that meet the “more likely than not” recognition threshold be recognized or continue to be recognized on the effective date.  Initial derecognition of amounts would be reported as a cumulative effect of a change in accounting principle.  FIN 48 was effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosure about fair value measurements.  FAS 157 is effective for the Company’s 2008 fiscal year.  The Company is currently evaluating the impact of this standard on its financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115”.  FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  FAS 159 is effective for fiscal years ending after November 15, 2007.  The Company is currently evaluating the impact of adopting FAS 159 on its financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT & FORECLOSED REAL ESTATE HELD FOR SALE

At March 31, property and equipment is composed of:

	2007	2006

Office Condominiums	$550,116	$546,316
Office Computers, Furnishings, Software & Equipment	147,916	147,336
Vehicles	30,351	30,351
Less: Accumulated depreciation	(225,636)	(193,788)

Property and equipment, net	$502,747	$530,215

Depreciation expense	$7,199	$12,783

In the first quarter of 2006, the Company sold its office condominiums which were being leased to a third party.  The net proceeds received at closing were $272,362.  The carrying value of the property sold was $220,822; therefore, a $51,540 gain was recognized from this sale.  With the closing proceeds, the Company paid off the $160,332 in outstanding principal on the mortgage loan that secured the property.

In December 2005, the Company foreclosed on a church loan in Dade City, FL and repossessed the land and building.  The foreclosed asset was initially recorded at the loan’s carrying value of $290,679 because the Company’s management estimated the asset’s fair value to be greater than the loan’s carrying value.  In December 2006, the Company sold the land and building and financed the $275,000 purchase price.  A loss of $34,442 was recognized from this sale in the fourth quarter of 2006.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Loan Commitments

The Company makes loan commitments in connection with certain real estate loans and joint venture investments that include funding for project development, building construction, renovations, lease-up operations, financed interest and other amounts that the borrower may draw upon in accordance with the loan agreement.  For existing loans, the Company has $38,012,000 in approved, unused loan commitments for real estate loans and $5,317,000 for real estate joint venture investments as of March 31, 2007.  The Company has four new approved real estate loan commitments totaling $8,600,000 as of March 31, 2007 which the Company expects to fund by year end.

Legal Proceedings

The Company occasionally becomes involved in various claims and legal actions arising from the ordinary course of its business.  It is the opinion of the Company’s management that the ultimate disposition of these items will not have a material effect upon the Company’s financial position or results of operations.

NOTE 4 – RELATED PARTY TRANSACTIONS

Cornerstone Capital Advisors, Inc. – Management and Advisory Service Agreement

The Company has a Management and Advisory Services Agreement with Cornerstone Capital Advisors, Inc. (“CCA”) to provide loan management, administration, and accounting; investor relations; marketing; computer and management information systems administration; record maintenance; executive management; and bookkeeping and accounting services.  The agreement is for renewable one year terms and it may be terminated by either party upon 60 days’ written notice.  The Company’s only employee is its president.  CCA is subject to the supervision of the Company’s board of directors.  One former Company executive officer and director serves on CCA’s parent company’s board of directors and the Company’s Chief Financial Officer is employed by CCA.  The agreement obligates the Company to pay CCA the following fees:

•

Management Fee – equal to 10% of the Company’s revenues from all sources other than loan fees, loan participations and revenue received from CCA plus 30% of loan participation revenue.  This fee is payable monthly.

•

Loan Origination Fee – equal to 30% of the total loan fee charged by the Company to its borrowers.  The fee is generally paid from loan proceeds and reduces deferred loan fees.

For the three months ended March 31, the Company paid CCA as follows:

	2007	2006

Management Fees	$409,560	$349,089
Loan Origination Fees	298,699	640,875
	$708,259	$989,964

As of March 31, 2007 and 2006, the Company owed CCA $67,224 and $19,458, respectively under this agreement.

Cornerstone Capital Advisors, Inc. – Office Lease

Effective August 1, 2004, the Company and CCA entered into a lease agreement whereby CCA is leasing the Company’s corporate office building and office/computer equipment in Cumming, GA.  The lease payment is $5,000 per month.  The initial lease term ended on August 31, 2005, after which time the lease converted to a month-to-month lease.  The Company’s cost basis in the office building and office/computer equipment is approximately $620,000.  The Company received $15,000 from CCA under the terms of this lease during each of the three month periods ending March 31, 2007 and 2006.

Loans made to subsidiaries of Cornerstone Group Holdings, Inc./Church Growth Foundation, Inc.

During 2005 and 2006, eight loans were made to wholly-owned subsidiaries of Cornerstone Group Holdings, Inc (“CGH”).  At the time that these loans were originated, two of the Company’s directors served as directors of CGH.    These loans were made at similar terms to that of the Company’s third-party loans.  All of the loans accrue interest at 10% per annum and mature at various dates in 2007 and 2008.  A summary of all loans to CGH subsidiaries as of March 31, 2007 is as follows:

	Principal	Purpose

Cushman Apartments, LP	$2,115,622	Acquisition/renovation of affordable apartments/condos
Meridian Housing, LLC	967,851	Acquisition/development of affordable apartments/housing
Lauren Ridge Apartments, LP	1,684,656	Acquisition/construction of market rate apartments
Preston Ridge, LLC	794,517	Acquisition/construction of affordable single family housing
Ashton Park Apartments, LP	503,195	Acquisition of land for low income tax credit apartments
River Run Apartments, LLC	1,512,043	Acquisition/construction of market rate apartments
Cambridge Place, LLC	521,395	Acquisition/construction of affordable single family housing
Madison Pointe, LLC	570,576	Acquisition/construction of affordable single family housing
Total	$8,669,855

During the third quarter of 2006, both of the Company directors who also served as directors of CGH resigned their positions on the CGH board.  Also, in late 2006, CGH was dissolved by its parent company, Church Growth Foundation, Inc. (“CGF”); therefore, CGH’s ownership interest in the above entities was transferred to CGF.

Loan to Wellstone Retirement Communities I, LLC

In December 2005, the Company’s two largest borrowers sold eight senior housing properties to Wellstone Retirement Communities I, LLC (“WRC”) which is managed by Cornerstone Capital Advisors, Inc. (“CCA”), which also serves as the Company’s manager.  As a result of this transaction, the Company received $60,677,668 in loan principal and $2,512,500 in bond holdings principal.  The Company immediately supplied subordinated financing of $37,901,607 at 9.5% interest and a two year maturity to WRC to purchase the property.  Approximately $10,151,000 in equity was contributed to WRC by independent accredited investors with the remaining $64,077,000 needed to purchase the properties supplied by third-party first mortgage financing.

On January 31, 2006, an additional senior housing property was sold by Sage Living Centers, Inc. to WRC.   The Company received $11,974,400 in bond holdings principal and immediately supplied an additional $1,548,796 in subordinated financing to WRC.  WRC also received an additional $10,922,801 in third party financing at this time.

WRC received additional senior debt financing and equity contributions that allowed WRC to decrease the Company’s loan principal by approximately $25,570,000 during 2006.  In January 2007, WRC refinanced its senior debt and was able to completely pay off the Company’s remaining loan amount of $12,331,338 with proceeds from the refinance and from additional equity contributions.

Loan to Castleberry Properties, LLC

In March 2006, the Company originated a loan to Castleberry Properties, LLC (“Castleberry”) for the acquisition of land that is being developed into an office park.  Cornerstone Capital Advisors, Inc. (“CCA”), the Company’s manager, owns 50% of Castleberry.  As of March 31, 2007, the loan principal outstanding is $871,765 and CCA has contributed $172,000 in equity into Castleberry.  The loan’s maximum commitment is $950,000.

Loans to Wellstone, LLC

In September 2006, two Company officers and two CCA officers each acquired an 18.75% ownership interest in Wellstone LLC, the Company’s largest borrower.  All of the loans accrue interest at 10% per annum and mature at various dates during 2007 and 2008.  All of the loans were originated at terms similar to that of the Company’s third-party loans.  As of March 31, 2007, principal outstanding on the nine project loans to Wellstone LLC totaled $75,082,786.  Seven of the nine project loans were outstanding prior to September, 2006.  Two loans, with total principal outstanding of $6,527,508, were added after Wellstone LLC became a related party.  Effective March 31, 2007, one of the Company officers mentioned above resigned his position and is now working for Wellstone LLC.

NOTE 5 - REAL ESTATE LOANS

At March 31, the Company had Real Estate Loans outstanding as follows:

	2007	2006

Family housing development loans	$125,549,034	$80,187,251
Church mortgage loans	11,005,424	7,368,154
Senior housing mortgage loans	1,093,054	36,613,403
Total principal	137,647,512	124,168,808
Accrued Interest	836,832	882,093
Unearned Loan Fees	(2,960,292)	(2,828,159)
Allowance for loan losses	(1,343,000)	(778,000)
Total Real Estate Loans	$134,181,052	$121,444,742

These loans mature as follow: 2007 - $72,724,817; 2008 - $60,018,326; 2009 - $378,129; 2010 - $0; 2011 and beyond - $4,526,240.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations.  For the three months ended March 31, the net interest payments financed were:

	2007	2006

Current year interest financed	$1,723,077	$891,642
Previous years’ financed interest received	(110,737)	(452,065)
Net financed interest	$1,612,340	$439,577

On March 31, 2007, the Company had significant credit risk concentrations in the following states:

Georgia - $ 31,468,535
Texas - $ 67,769,301
South Carolina - $27,725,119

Impaired loan disclosures for the three months ended March 31:

	2007	2006

Number of impaired loans	2	1
Carrying amount	$1,128,494	$363,524
Weighted average investment – year-to-date	$1,120,314	$365,041
Impaired loan interest income	$26,161	$8,566

No allowance for specific impaired loan loss has been recorded because the carrying amount of the impaired loans as of March 31, 2007 and 2006 was less than the present value of their expected future cash flows.

NOTE 6 – REAL ESTATE JOINT VENTURE INVESTMENTS

As of March 31, certain of the Company’s mortgage loans on senior housing facilities are classified as real estate joint venture investments, as follows:

Location	2007	2006

St. Petersburg, FL	$8,449,764	$5,464,960
Lewisville, TX	545,000	545,000
Chattanooga, TN	6,232,859	5,730,991
San Antonio, TX	4,578,777	2,268,370
Edmond, OK	1,815,333	1,598,689
Total principal outstanding	$21,621,733	$15,608,010
Accrued interest	326,476	552,037
Unearned loan fees	-0-	(3,533)
Allowance for loan losses	-0-	-0-
Real estate joint venture investments, net	$21,948,209	$16,156,514

All of the loans mature in 2007.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

The Company participates in the residual profits of the real estate joint venture investments through loan participation agreements, which enable the Company to receive income from a borrower when a property for which the Company provided financing is sold or refinanced with another lender.  The participation percentage for each property varies between 25% and 33% of the borrower’s gain.

All loans accrue interest at 10% per year and, except as noted below, ‘interest-only’ payments are received monthly.  The original loan terms are for one year with either one or two, one year extensions at the Company’s option.  The Company charges a 10% loan origination fee which is financed and included in the loan’s principal balance.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations.  For the three months ended March 31, the net interest payments financed were as follows:

	2007	2006

Current year interest financed	$287,731	$891,642
Previous years’ financed interest received	-0-	(452,065)
Net financed interest	$287,731	$439,577

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 24 months, reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers.  If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral’s fair value is less than the current loan carrying amount.

One real estate joint venture investment loan was considered impaired as of March 31, 2007 and 2006. The impaired loan’s carrying amount as of March 31, 2007 and 2006 was $6,362,510 and $6,200,445, respectively.  The loan’s average carrying amount for the first three months of 2007 and 2006 was $6,350,639 and $6,142,411, respectively.  A total of $153,637 and $141,068 in interest was earned in the three months ended March 31, 2007 and 2006, respectively from this loan.  The loan’s collateral is appraised at $7,400,000; therefore, no loan loss allowance has been established.

NOTE 7 – LOANS TO VARIABLE INTEREST ENTITIES (“VIE”)

Loans to VIE’s – Company not considered the primary beneficiary:

In 2005, the Company originated a loan with a for-profit entity that did not have enough equity at risk to absorb all of its estimated expected losses.  The Company is not considered the primary beneficiary since the entity’s equity guarantees are estimated to be sufficient to absorb the majority of its estimated expected losses, if they occur.  The loan’s carrying amount on March 31, 2007 was $989,564.

In September 2006, Senior Housing Services, Inc. (a non-profit entity) and its subsidiaries sold its ownership interests in seven family housing projects to Wellstone LLC, a for-profit entity formed by the project’s third-party management group.  As part of the purchase agreement, Wellstone LLC assumed all of the Company’s outstanding real estate loans on these projects.  Wellstone LLC is considered a variable interest entity because it does not have enough equity investment at risk to absorb all of its estimated expected losses.  The Company is not considered the primary beneficiary since Wellstone LLC’s subordinated financial instruments are expected to be sufficient to absorb the majority of its estimated expected losses, if they occur.  The Company’s seven original project loans to Wellstone LLC plus two new project loans originated in November 2006 and January 2007, had a total carrying amount of $73,239,536 as of March 31, 2007.

During 2006, the Company originated six loans to borrowers who are considered variable interest entities because they do not have enough equity at risk to absorb all of their estimated expected losses.  Wellstone Retirement Communities I, LLC (“WRC”) has provided guarantees to these entities which, if needed, will be adequate to absorb the majority of each borrower’s estimated expected losses, if they occur; therefore, the Company is not considered the primary beneficiary.  WRC is a related party because Cornerstone Capital Advisors, Inc. manages both entities (see Note 4).  As of March 31, 2007, the six loans have a total carrying amount of $5,502,753.  The borrowers are developing real estate for use as market rate apartments, low-income apartments and affordable single family homes.

As of March 31, 2007, the Company has 16 loans with a total carrying amount of $79,731,853 to VIE’s in which the Company is not the primary beneficiary.  These loans are classified as “Real estate loans, net” in the accompanying Consolidated Balance Sheet.

Loans to VIE’s – Company considered primary beneficiary:

The Company originated one loan in 2006 and one loan in 2007 in which the Company is considered the primary beneficiary.  The borrowing entities are developing real estate for use as low income apartment facilities.  These two loans have a total carrying amount of $6,017,934 as of March 31, 2007 and they have been eliminated in consolidation.  Please see Note 9 for additional information on these investments.

NOTE 8 – ALLOWANCE FOR LOAN LOSSES

For the three months ended March 31, 2007 and 2006, a summary of changes in the allowance for loan losses by loan type is as follows:

				Real Estate
		Family	Senior	Joint Venture
	Church	Housing	Housing	Investments	Total

Balance – 12/31/05	$ -0-	$ 732,000	$ -0-	$ -0-	$ 732,000
Loan loss expense	-0-	46,000	-0-	-0-	46,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance –3/31/06	$ -0-	$ 778,000	$ -0-	$ -0-	$ 778,000

Balance – 12/31/06	$ -0-	$1,253,000	$ -0-	$ -0-	$ 1,253,000
Loan loss expense	-0-	90,000	-0-	-0-	90,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance –3/31/07	$ -0-	$1,343,000	$ -0-	$ -0-	$ 1,343,000

Components of allowance for loan losses at March 31:

	2007	2006
Collective loan losses-
Historical experience	$-0-	$-0-
Current credit risk assessment	1,343,000	778,000
Total collective loan losses	1,343,000	778,000
Specific impaired loan losses	-0-	-0-
Total allowance for loan losses	$1,343,000	$778,000

The Company incurred its first loss from a loan in 2006 when the Company sold a foreclosed church property at a loss of $34,000.  Due to the immaterial amount of recognized losses from loans during the Company’s operating history, there is no collective loan loss allowance related to the Company’s historical experience.  For the three months ended March 31, 2007 and 2006, the charges to loan loss expense were due to an increase in the principal outstanding on Family Housing loans.

NOTE 9 – CONSOLIDATED REAL ESTATE ASSETS AND OBLIGATIONS

Consolidated real estate assets and obligations include the assets and liabilities of majority-owned subsidiaries and variable interest entities (“VIE”) in which the Company is considered the primary beneficiary.  As of March 31, 2007, one majority-owned subsidiary (Heron Lake, LLC) and two VIE’s in which the Company is considered the primary beneficiary (Preston Pointe Apartments, LP and Bear Place Village, LP) have been consolidated.  As of March 31, 2007, the following assets and liabilities are included in the Company’s Consolidated Financial Statements:

	Subsidiary	VIE’s	Total
Assets:
Land	$ 2,460,779	$ 1,242,990	$ 3,703,769
Buildings and improvements	-0-	4,465,187	4,465,187
Construction in Progress	836,140	15,866	852,006
Loan issue costs	399,441	40,252	439,683
Other assets	-0-	51,683	51,683
Total assets	$ 3,696,360	$ 5,815,968	$ 9,512,328

Liabilities:
Current liabilities	-	$ 103,593	$ 103,593
Long-term debt	-	202,500	202,500
Total liabilities	-	$ 306,093	$ 306,093

The Company acquired its subsidiary in 2006 by purchasing an 89% ownership interest in an entity which is developing real estate for use as market-rate apartments.  Preliminary construction activities began in the fall of 2006 and construction is expected to start in mid-2007.  A United States Department of Housing and Urban Development backed loan is expected to be used for construction and permanent financing.

The VIE investments were acquired in 2006 and 2007.  Bear Place Village, LP is in the construction stage of operations.  Preston Pointe Apartments, LP completed construction in December 2006 and lease-up operations are in progress.  The operating results from the subsidiary and VIE investments that are included in the Company’s Consolidated Statement of Operations for the three months ending March 31, 2007 are as follows:

Rental and related revenue	$ 3,168	(included in other income)
Operating expenses	106,775
Net loss	$ (103,607)

NOTE 10 - GOODWILL

Goodwill associated with the Company’s fiscal year 2000 acquisition of Presbyterian Investor’s Fund, Inc. is carried at $450,997.  Goodwill is tested for impairment at the end of each year using the present value of expected future cash flows to determine its fair value.  At December 31, 2006 and 2005, Goodwill’s fair value exceeded its carrying value; therefore, no provision for impairment loss has been recorded.  No goodwill was acquired or sold in either of the periods presented in these financial statements.

NOTE 11 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of legal, accounting, and filing costs incurred to register the Company’s debt securities, commissions paid or accrued on the sale of debt securities, and loan fees and costs associated with the Company’s loan from Bernard National.  These costs are amortized on a straight-line basis over the period the associated securities/loan are outstanding, generally five years for bonds and three years for the Bernard National loan (See Note 17).  At March 31, 2007, unamortized debt issue costs consist of:

Costs incurred to obtain Bernard National loan	$ 1,061,889
Costs incurred to register debt securities	975,431
Commissions paid on the sale of debt securities	5,583,146
Less: Accumulated Amortization	(4,440,583)
$ 3,179,883

Amortization expense was $363,010 and $271,881 for the three months ended March 31, 2007 and 2006, respectively.  Estimated amortization expense for the next five years:

4/2007 – 3/2008: $1,169,867	4/2009 – 3/2010: $659,483	4/2011 – 3/2012: $113,148
4/2008 – 3/2009: $1,021,728	4/2010 – 3/2011: $215,657

NOTE 12 - BOND HOLDINGS

	2007	2006
Bond holdings at March 31 consist of-
Local Church Bonds, maturing 2013	$1,965,298	$1,957,716
Accrued interest receivable	268,475	97,285
	$2,233,773	$2,055,001

The bonds are not traded on an exchange; however, management estimates, based on the fair value of the bond’s collateral that the fair value of the individual securities is greater than or equal to their carrying amount.  Accordingly, no unrealized holding gains or losses have been recorded in 2006 or 2005.

The local church bonds are considered impaired by the Company due to non-payment of interest.  The Company is working closely with the borrowers to resolve this situation.  As stated above, no unrealized holding loss has been recorded because the Company estimates that the bond’s collateral value exceeds its current carrying amount.

The local church bonds are recorded net of $48,702 and $56,284 in unamortized bond discounts as of March 31, 2007 and 2006, respectively.  The face amount of the bonds is $2,014,000.  During the three months ended March 31, 2007 and 2006, $1,895 and $1,895 in bond discounts, respectively, were credited to interest income.

Proceeds from the sale or maturity of bonds were $0 and $11,974,400 for the three months ended March 31, 2007 and 2006, respectively. No realized gains or losses were recognized in either period.  The Company uses the specific identification method to determine realized gains and losses.

Tax-free interest income was $0 and $75,359 for the three months ended March 31, 2007 and 2006, respectively.

NOTE 13 - INCOME TAXES

The net deferred tax asset in the accompanying Consolidated Balance Sheets includes the following components as of March 31:

	2007	2006

Deferred tax assets	$ 762,219	$ 368,081
Deferred tax liabilities	(140,418)	(187,011)
Net deferred tax asset	$ 621,801	$ 181,070

The deferred tax liabilities result from the use of accelerated depreciation methods for property and equipment and from using the installment method for tax accounting.  The deferred tax assets result from tax versus financial reporting differences in accounting for allowance for loan losses, amortization of debt issue and start-up costs, and variable interest entities.  The Company estimates that future taxable income will be sufficient to realize the net deferred tax assets; therefore, no valuation allowance was provided for as of March 31, 2007 and 2006.

Components of the Company’s income tax provision (benefit) for the three months ended March 31:

	2007	2006
Current: Federal	$ 51,192	$ 58,112
State	5,625	9,200
Deferred: Federal	(126,042)	(33,547)
State	(13,849)	(3,686)
	($ 83,074)	$ 30,079

Reconciliation of the Company’s income tax provision (benefit) rate to the statutory federal rate for the three months ended March 31:

	2007	2006

Statutory federal rate	(35.0%)	35.0%
Effect of graduated federal rates	1.0%	(1.0%)
State taxes, net of federal benefit	(3.7%)	3.7%
Effect of tax-free bond interest income	-	(17.5%)
Other, net	.1%	.4%
Effective tax provision (benefit) rate	(37.6%)	20.6%

Current income taxes payable were $0 and $59,350 as of March 31, 2007 and 2006, respectively, and are included in “accounts and other payables” in the accompanying Consolidated Balance Sheets.

NOTE 14 - CASH CONCENTRATION RISK

A cash concentration risk arises when the Company has more cash in a financial institution than is covered by federal deposit insurance. At March 31, 2007, the Company had cash in excess of insured limits totaling $2,025,743.  The Company’s policy is to place its cash investments with high quality financial institutions and has never experienced any loss on holdings in excess of insured limits.

NOTE 15 - INVESTOR BONDS

The Company has three types of bonds outstanding:

Access bonds have no stated maturity and are due on demand.  The minimum investment amount is $100.  The interest rate is determined by the Board of Directors each quarter.  The directors may change the rate between quarters if market conditions warrant such a change.  The current interest rate is 5%.

Graduated rate bonds can be redeemed yearly and have a five year maximum maturity.  The minimum investment amount is $500.  The interest rate increases based on the length of time that the bond is outstanding.  For bonds sold prior to 2004 the rate starts at 7% and increases .5% for each year the bond is outstanding with a 9% maximum rate.  Bonds (Series E & F) sold in 2004 and 2005 have an initial interest rate of 6.25% and increase .5% for each year the bond is outstanding with an 8.25% maximum rate.  Series G bonds do not include graduated rate bonds.

Five year bonds have a five year maturity and a $500 minimum investment.  The interest rate is 9% for bonds sold prior to 2004 and 8.25% for bonds (Series E, F & G) sold in 2004 and thereafter.

The bonds are not collateralized and no sinking fund is required to fund redemptions at maturity.  All of the bonds have been registered with the Securities and Exchange Commission under the Securities Act of 1933.

Five year schedule of principal maturities for bonds outstanding at March 31:

Years to Maturity	2007	2006
On demand & 1 year 2 3 4 5+ Total Principal	$ 39,279,778 7,587,542 40,314,544 13,027,631 28,605,845 $128,815,340	$ 33,174,959 30,209,125 7,713,061 40,483,453 13,078,857 $124,659,455

At March 31, 2007 and 2006, accrued interest payable was $14,713,278 and $14,575,718, respectively.  Interest rates for bonds outstanding at March 31, 2007 are:

5.00% - $592,473	7.25% - $ 2,521,455	8.50% - $ 498,894
6.75% - $1,588,194	8.25% - $81,948,018	9.00% - $41,666,306

The Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission in February 2006 with $60,000,000 in Series G Investor Bonds and $32,500,000 in Common Stock available for issuance.  The terms of the Series G Investor Bonds are similar to the Series E and F bonds.  After a full review by the Securities and Exchange Commission, the registration statement became effective on September 11, 2006 and the Company began to sell securities on September 25, 2006.  For the three months ended March 31, 2007, the Company sold $4,119,430 in bonds and $99,968 in Common Stock (15,380 shares at $6.50 per share).  Also, $9,237,241 in maturing bonds was reinvested into Series G bonds during the three month period ended March 31, 2007.

NOTE 16 – MORTGAGE PARTICIPATION AGREEMENTS

Mortgage Participation (“MP”) Agreements are debt instruments that are collateralized by specific loans owned by the Company and they entitle the investor to a proportionate share of the interest earned on the collateral.  The MP Agreements have not been registered and therefore, are only available to accredited investors.  Interest is paid monthly to the MP investor after the Company receives interest payments on the related collateralized loans.  The agreements have no stated maturity date.  Principal payments are made when the Company receives principal payments on the collateralized loans.  Losses that the Company may incur on the collateralized loans are shared pro-rata with the MP Agreement holders.  The Company has the right but not the obligation to redeem the MP Agreements at any time.  The MP Agreement investors do not have the right to sell or repledge their interest in the underlying collateral.  Interest expense related to MP Agreements was $48,246 and $76,917 for the three months ended March 31, 2007 and 2006, respectively.  MP Agreement principal and interest outstanding and related collateral as of March 31, 2007:

	MP Amount Outstanding	Total Collateral Carrying Amount

Bluffton, SC family housing loan; matures 5/15/07
with no available extensions	$ 1,430,674	$ 2,863,417
Chattanooga, TN senior housing loan; matures 6/30/07
with one available extension	4,000,000	$ 6,362,510
Accrued interest payable	24,145
	$ 5,454,819

The Bluffton loan which collateralizes the MP Agreements is classified as a real estate loan and the Chattanooga loan is classified as a real estate joint venture investment in the accompanying Consolidated Balance Sheets.  The total carrying amounts are equal to the loan’s principal plus accrued interest.

NOTE 17 – LOANS PAYABLE

Outstanding at March 31, 2007:
Bernard National Senior Funding, Ltd
Interest rate equal to the greater of 8.5%
or LIBOR + 3.5% – currently 8.82%;
matures August 31, 2009
Principal outstanding	$ 20,000,000
Interest payable	151,900
Total principal & interest outstanding	$ 20,151,900

Interest expense for the three months ended March 31, 2007 was $441,096.

The Bernard National Senior Funding, Ltd. (“Bernard National”) loan is a $40,000,000 revolving credit facility.  The loan is secured by 19 of the Company’s first mortgage real estate loans which had a carrying value of $49,153,610 at March 31, 2007.  Interest-only payments are due monthly.  No principal payments are due until the maturity date unless certain loan to value ratio minimums (as defined in the agreement) are not met.  If these ratio minimums are not met, the Company is required to make a payment which would decrease the loan amount outstanding to an amount which would then allow the Company to meet the loan to value ratio minimums.  As of March 31, 2007 the loan to value ratio minimums have been met.

As part of the Bernard National transaction, the Company formed a wholly-owned subsidiary, CMI Asset Pool I, LLC (“CAP”), and contributed the 19 first mortgage loans to CAP.  These loans were then pledged as collateral to Bernard National as security for the revolving credit facility.  The assets, liabilities and results of operations for CAP are included in these Consolidated Financial Statements.

NOTE 18 - GUARANTEES

The Company is guarantor on 10 loans secured by senior housing, low income housing, affordable family housing and church facilities.  Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require the Company to guarantee the loan as a condition of the extension of the loan by the financial institution.  The loan guarantees are solely limited to amounts drawn under credit facilities and cover outstanding principal and accrued interest and terminates upon maturity and principal repayment or at project stabilization (as defined by the agreement).  Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations.  The Company’s recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities.  As of March 31, 2007, all loans which had a guarantee were current based on their loan terms.  Loan guarantees as of March 31, 2007:

	Renewal/			Current	Loan
	Origination	Maturity	Maximum	Principal	Guarantee
Location	Date	Date	Guarantee	Outstanding	Obligation

Charleston, SC	12/30/05	4/1/08	$11,500,000	$11,500,000	$100,000
Beaufort, SC	12/30/05	4/1/08	8,850,000	8,850,000	150,000
Blythewood, SC	8/25/06	8/25/08	250,000	250,000	3,750
Seneca, SC	9/08/06	9/08/08	860,000	860,000	12,900
Spartanburg, SC	9/26/06	9/26/08	925,000	925,000	13,875
Lexington, SC	12/29/06	12/29/08	18,250,000	3,171,686	91,000
Dallas, TX (church)	5/16/06	5/16/09	219,000	219,000	2,153
Dallas, TX (church)	6/09/06	6/09/09	331,661	331,661	3,215
Dallas, TX (church)	8/24/06	8/24/09	371,700	371,700	3,717
St. Petersburg, FL	12/18/04	8/15/07	7,347,300	6,753,240	71,000
			$48,904,661	$33,232,287	$451,610

The guarantees related to the Charleston, SC and Beaufort, SC low income housing facilities also include a construction cost guarantee and various operational performance guarantees as defined by the agreements.  The non-profit owner of these facilities is a co-guarantor with the Company.  Also, the developer of these projects has agreed to defer the collection of approximately $2,950,000 in developer fees and costs from the project’s construction budgets until after the Company’s guarantee obligations have been released.  Any operating or construction cost shortfalls will reduce the deferred developer fees paid by the borrower and will be used to reimburse the Company and the non-profit owner for any amounts paid under the guarantee agreements.

NOTE 19 - BUILDING MORTGAGES

Outstanding at March 31:	2007	2006

Fidelity Bank – collateralized by corporate office building
Interest rate equal to “prime + 1.5%”, currently 9.75%; monthly principal & interest payment of $4,322; matures Sept. 1, 2009, at which time a balloon payment of $367,628 is due.
Total principal outstanding	$402,006	$413,801

Interest expense	$ 9,846	$ 11,215

Estimated annual principal payments: 2007 - $9,817; 2008 - $14,257; 2009 - $377,932.

NOTE 20 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock.  The shares do not accrue dividends unless such dividends are declared by the Board of Directors.  The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders.  Each share is convertible, after 3 years, into shares of Common Stock based on a formula.  No Series A Convertible Preferred Stock was outstanding on March 31, 2007 and 2006.

NOTE 21 - EARNINGS PER SHARE

Basic earnings (loss) per share for the three months ended March 31, 2007 and 2006 have been calculated as follows:

2006	Net Income	$116,015
	Average Common Shares Outstanding	888,107
	Earnings per Common Share	$0.13
2007	Net Loss	$(121,970)
	Average Common Shares Outstanding	891,504
	Loss per Common Share	$(0.14)

Diluted earnings (loss) per share are the same as basic earnings (loss) per share because there are no shares of Series A Convertible Preferred Stock outstanding.  Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

NOTE 22 – MAJOR CUSTOMERS

The Company received more than 10% of its total revenue for the three months ended March 31, 2007 from the following customers:

	Amount	%	Description of Revenue Received

Wellstone, LLC	$2,145,729	46.6%	Interest and fees from real estate loans

Senior Housing Services, Inc
and subsidiaries	$ 905,051	19.6%	Interest and fees from real estate joint
			venture investments and real estate loans
	$3,050,780	66.2%

Wellstone, LLC is considered a related party of the Company – please refer to Note 4 for additional information about the relationship.

Senior Housing Services, Inc. and subsidiaries (“SHS”) is not a related party.  SHS neither directly or indirectly controls, is controlled by, nor is under common control of the Company.  There is not common ownership interest, officers, or directors and the Company does not have the power to direct or significantly influence the management or operating policies of SHS.

NOTE 23 – FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents – Fair value approximates their carrying amount due to the initial maturities of the instruments being three months or less.

Bond holdings – These bonds are not traded on an exchange; therefore, fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Investor bonds and mortgage participations – Fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Building mortgage and capital lease obligation – Fair value approximates carrying value since stated rates are similar to rates currently available to the Company for debt with similar terms and remaining maturities.

Loan guarantee obligations – Fair value approximates the risk-factored net present value of possible future cash flows related to the specific loan guarantee obligation.

The estimated fair values of the Company’s financial instruments at March 31, 2007 are:

	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$ 2,365,276	$ 2,365,276
Bond holdings	$ 2,233,773	$ 2,233,773
Financial liabilities:
Investor bonds	$ 128,815,340	$ 128,815,340
Mortgage participations	$ 5,430,674	$ 5,430,674
Building mortgages	$ 402,006	$ 402,006
Other loans payable	$ 20,000,000	$ 20,000,000
Loan guarantee obligations	$ 451,610	$ 451,610

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders

Cornerstone Ministries Investments, Inc.

We have audited the accompanying consolidated balance sheets of Cornerstone Ministries Investments, Inc., as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cornerstone Ministries Investments, Inc. as of December 31, 2006 and 2005 and the results of its consolidated operations, changes in shareholders’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Berman Hopkins Wright & Laham, CPAs and Associates, LLP

Winter Park, Florida

March 26, 2007

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
	2006	2005
ASSETS
Cash and cash equivalents	$ 12,857,712	$ 12,447,193
Loan guarantee receivable	91,000	-
Loans in process	453,932	384,262
Real estate loans, net (including $81,459,921 and	128,181,880	106,238,279
$39,466,114 from related parties - see note 4)
Real estate joint venture investments, net	20,460,940	14,865,860
Consolidated real estate assets	8,715,127	-
Bond holdings and accrued interest	2,189,080	14,315,771
Property and equipment, net	509,366	762,135
Refundable income taxes	61,799	-
Deferred tax asset, net	481,910	143,837
Goodwill	450,997	450,997
Unamortized debt issue costs	3,319,890	2,748,855
Foreclosed real estate held for sale	-	290,679
Real estate held for investment	340,000	340,000
Other assets	51,354	72,220

TOTAL ASSETS	$ 178,164,987	$ 153,060,088

LIABILITIES
Investor certificates and accrued interest	$ 147,821,207	$ 143,062,898
Mortgage participations and accrued interest	2,683,232	2,545,701
Loans payable and accrued interest	20,152,399	-
Accounts and other payables (including	332,300	600,311
$182,634 and $73,365 to related parties - see note 4)
Common dividends payable	286,420	278,034
Consolidated real estate obligations	326,149	-
Loan guarantee obligations	451,610	234,000
Building mortgages	405,127	578,309
Capital lease obligation	-	1,231

TOTAL LIABILITIES	172,458,444	147,300,484

SHAREHOLDERS' EQUITY
Series A Convertible Preferred Stock, no par
value; 235,000 shares authorized, no
shares issued and outstanding	-	-
Common Stock, $0.01 par value; 29 million shares
authorized; 885,096 and 891,914 shares
issued and outstanding	8,851	8,919
Paid in capital	5,526,483	5,570,992
Retained earnings	171,209	179,693

TOTAL SHAREHOLDERS' EQUITY	5,706,543	5,759,604

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 178,164,987	$ 153,060,088

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2006 and 2005

	2006	2005
REVENUES
Real estate loan and joint venture interest and fees (including	$ 16,872,548	$ 14,093,734
$6,571,739 and $439,208 from related parties - see note 4)
Loan participation and other income (including $60,000	533,833	1,609,387
and $60,000 from a related party - see note 4)

TOTAL REVENUES	17,406,381	15,703,121

EXPENSES
Investor and loan interest expense	12,361,838	11,638,145
Loan loss expense	521,000	100,000
Marketing expenses	1,209,035	1,082,967
Payroll expenses	107,737	-
Management and advisory fees to related party (see note 4)	1,511,224	1,445,264
Operating expenses	917,253	695,756

TOTAL EXPENSES	16,628,087	14,962,132

Income Before Provision For Income Taxes	778,294	740,989

Income Tax Provision	269,840	163,362

NET INCOME	$ 508,454	$ 577,627

Basic and Diluted Earnings
per Common Share	$ 0.57	$ 0.69

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended December 31, 2006 and 2005

	COMMON STOCK:		PAID-IN	PREFERRED	RETAINED	TOTAL
	SHARES	AMOUNT	CAPITAL	STOCK	EARNINGS	EQUITY

BALANCE, DECEMBER 31, 2004	819,351	$ 8,194	$ 5,118,568	$ -	$ 91,243	$ 5,218,005
Net income					577,627	577,627
Common stock issued	95,962	959	622,797			623,756
Common stock issuance costs paid			(18,514)			(18,514)
Common stock redeemed	(23,399)	(234)	(151,859)			(152,093)
Dividends declared					(489,177)	(489,177)

BALANCE, DECEMBER 31, 2005	891,914	$ 8,919	$ 5,570,992	$ -	$ 179,693	$ 5,759,604
Net income					508,454	508,454
Common stock issued	6,197	62	40,219			40,281
Common stock issuance costs paid			(260)			(260)
Common stock redeemed	(13,015)	(130)	(84,468)			(84,598)
Dividends declared					(516,938)	(516,938)

BALANCE, DECEMBER 31, 2006	885,096	$ 8,851	$ 5,526,483	$ -	$ 171,209	$ 5,706,543

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 508,454	$ 577,627
Adjustments to reconcile net income to cash
from operations-
Depreciation and amortization	1,271,088	1,033,860
Gain from sale of property and equipment	(17,098)	-
Loan loss expense	521,000	100,000
Changes in-
Loans in process	(69,670)	(353,389)
Accrued bond interest, net	159,873	(159,317)
Bond holdings principal discount amortization	(7,582)	(2,241)
Accrued real estate loan/joint venture interest and deferred loan fees	(4,469,458)	(1,371,084)
(including ($2,781,272) and ($348,407) from related party loans)
Deferred taxes	(338,073)	(214,194)
Refundable income taxes	(61,799)	-
Investor and mortgage participation interest payable	3,509,188	5,090,277
Loan guarantee obligation, net of related receivables	126,610	130,000
Accounts and other payables	(115,612)	355,690
Other assets	20,866	96,293

NET CASH PROVIDED BY OPERATIONS	1,037,787	5,283,522

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate loans made (including $31,816,483 and	(79,528,509)	(53,699,489)
$2,115,438 to related parties)
Real estate loan principal payments received (including	60,480,585	36,950,082
$34,405,944 and $899,338 from related parties)
Real estate joint venture investments made	(4,542,299)	(6,575,910)
Real estate joint venture investment principal payments received	-	13,892,309
Consolidated real estate assets purchased	(8,388,978)	-
Bonds purchased	-	(12,683,580)
Bonds redeemed or sold	11,974,400	2,543,100
Property and equipment purchased	(5,485)	(13,157)
Proceeds from sale of property and equipment	524,508	-
Foreclosed real estate additions	-	(4,127)

NET CASH USED BY INVESTING ACTIVITIES	(19,485,778)	(19,590,772)

CASH FLOWS FROM FINANCING ACTIVITIES:
Investor certificates sold	10,916,270	20,100,246
Investor certificates redeemed	(9,659,491)	(2,767,779)
Mortgage participation agreements sold	1,904,940	2,375,000
Mortgage participation agreements redeemed	(1,775,067)	(7,012,500)
Debt issue costs paid (including $20,000 in 2005 to a related party)	(1,800,600)	(1,048,132)
Building mortgage principal payments	(173,182)	(24,060)
Capital lease principal payments	(1,231)	(6,710)
Common stock issued, net of issuance costs	40,021	605,242
Common stock redeemed	(84,598)	(152,093)
Dividends paid	(508,552)	(477,430)
Loan payable proceeds	20,000,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	18,858,510	11,591,784

Net change in cash and cash equivalents	410,519	(2,715,466)
Cash and cash equivalents at beginning of period	12,447,193	15,162,659

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 12,857,712	$ 12,447,193

Supplemental Information-
Interest paid during the period	$ 8,795,278	$ 6,595,549
Income taxes paid during the period	$ 1,038,000	$ 105,000
Non-cash transactions-
Investor certificates matured and re-invested	$ 3,325,409	$ 151,412
Loan interest financed and included in loan principal (including	$ 4,718,333	$ 966,250
$1,413,469 and $63,187 on related party loans)

SEE ACCOMPANYING NOTES

CORNERSTONE MINISTRIES INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying Consolidated Financial Statements include the accounts of Cornerstone Ministries Investments, Inc., its majority owned subsidiaries and variable interest entities consolidated under the provisions of FIN46R (collectively “the Company”).  All material intercompany transactions have been eliminated in these Consolidated Financial Statements.  The Company originates and purchases mortgage loans.  The Company offers specialized loan programs for churches, non-profit or for-profit sponsors of senior housing facilities and non-profit or for-profit sponsors of affordable/low income or age-restricted housing projects.  The Company also invests in other real estate projects for the purpose of selling at a profit or leasing.  Substantially all of the Company’s loans and investments are in projects located in the southeastern and southwestern United States.

Cash and cash equivalents include bank accounts and short-term investments with original maturities of 90 days or less.

Real estate loans and senior housing loans classified as real estate joint venture investments include unpaid principal and accrued interest balances net of deferred loan fees and unearned discounts, less an allowance for loan losses.  Interest income is recognized monthly on the accrual basis in accordance with loan terms.  Interest income is recognized on the cash basis for loans with a recorded impairment loss (other than restructured loans) and the possibility of future loss considered remote.  If the possibility of future loss is probable, then interest income is not recognized and interest payments are credited to outstanding loan principal.  Loan origination fees are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.   Amortization of deferred loan fees is discontinued when a loan is placed on non-accrual status.  Interest income and loan fees recognized from real estate loans and senior housing loans classified as real estate joint venture investments are reported as “Real estate loan and joint venture interest and fees” in the accompanying Consolidated Statements of Operations.

The Company receives monthly interest payments on its real estate loans and senior housing loans (classified as real estate joint venture investments) except when the terms of a loan allow a borrower to finance interest payments.  Interest is financed in the following circumstances:

•

Family housing loans may finance interest while the project is in the development and pre-sales phase, which normally lasts 12 to 36 months depending on the size of the project.  The Company receives the financed interest as the borrower sells homes in the development.

•

Church construction loans may finance interest while the church building is under construction.  This takes three to nine months, depending on the size of the building.  When the building is operational, the financed interest from the construction phase is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

•

Senior housing loans may finance interest during the construction, renovation and lease-up stages of the borrower’s operations.  This takes two to six months if there is an existing building and 12 to 24 months if the financed property is raw land and a new building is being constructed.  When the facility is operational, the financed interest is included in the loan’s principal amount and the Company begins receiving monthly interest payments from the borrower.

Senior housing loans are classified as real estate joint venture investments if the Company participates in a property’s residual profits and all of the following exist at the inception of the loan:

•

The borrower has title but not a substantial equity investment in the property.

•

The Company does not have recourse to substantial tangible, saleable assets of the borrower other than the underlying collateral of the loan and there is no irrevocable letter of credit for a substantial amount of the loan.

•

There is no take-out commitment for the full amount of the loan from a creditworthy, independent third-party.

•

The facility does not have lease commitments which will provide sufficient cash flow to service normal principal and interest loan amortization.

The Company normally provides all or substantially all of the funding (directly or through loan guarantees) for the acquisition and development of these facilities, which are owned by non-profit entities.  The Company participates in residual profits through loan participation agreements, which enable the Company to receive income from the borrower when the property in which the Company provided financing is sold or refinanced with another lender.  The participation is between 25% and 33% of the borrower’s gain.  Loan participation income is recognized when the borrower’s sale or refinancing is completed and the Company receives cash from the borrower.

Loans in process are amounts advanced or expended on behalf of borrowers prior to completion of the loan documentation.  Interest is not accrued on these amounts until the loan documentation is complete and the borrower acknowledges the debt and associated interest.  Substantially all of these expenditures are converted to loans within one year or less.

Unamortized debt issue costs include the costs and commissions associated with issuing Investor Certificates, Mortgage Participation Agreements and other loans payable.  These costs are being amortized on a straight-line basis over the term of the associated debt, generally five years.

The allowance for loan losses for real estate loans and senior housing loans classified as real estate joint venture investments is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is determined in accordance with SFAS No. 5 (collective loan losses) and SFAS No. 114 (specific impaired loan losses).  A collective loan loss is recognized when the characteristics of a group of loans indicate that it is probable that a loss exists even though the loss cannot be identified with a specific loan.  The collective loan loss allowance amount is based on observable data that management believes is reflective of the underlying credit losses inherent in the portfolio.  The components of this evaluation include trends in the Company’s historical loss experience, changes in credit risk and credit quality, credit concentrations, economic conditions, collateral values, and other risks inherent in the portfolio. Specific impaired loan loss allowances are made when it is determined that a loan is impaired and the loan’s carrying amount exceeds the present value of estimated future cash flows, or, if the loan is considered collateral dependant, the loan’s collateral value. A loan is considered impaired if it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan loss and reduced by charge-offs, net of recoveries. Changes in the allowance relating to specific impaired loans are charged or credited to loan loss expense.  Loans are charged-off to the extent the loan’s carrying amount exceeds the net realizable value of the collateral, with the charge-off occurring when it is likely that the loan is uncollectible and foreclosure will occur.

Foreclosed real estate acquired through, or in lieu of, foreclosure are held for sale and initially recorded at the lower of the asset’s fair value or the loan’s carrying amount, which establishes a new cost basis for the asset.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the new cost basis or fair value less estimated costs to sell.

The Company uses FIN 46R, “Consolidation of Variable Interest Entities” to identify variable interest entities (“VIE”).  A VIE is an entity in which the equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties.  A company that holds a variable interest in a VIE is considered the primary beneficiary and will need to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of expected residual gains, if they occur.  Additional disclosures are also required by primary beneficiaries and other significant variable interest holders.

Bond holdings consist of tax-free local government securities and church bonds.  The Company accounts for these investments using SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, and classifies the bonds as “available for sale” securities.  The bonds are initially recorded at cost and if the bonds are purchased for a discount or premium from their par value, the discount or premium is amortized to income over the bond’s remaining life as an adjustment to the bond’s yield.  The bonds are also adjusted for unrealized holding gains and losses.  Temporary unrealized holding gains and losses are reported, net of deferred taxes, as a separate component of shareholder’s equity until realized.  If an unrealized holding loss is judged to be other than temporary, the cost basis of the security is written down to fair value and included in earnings and the amortization of the premium or discount is suspended.

Property and equipment are valued at cost when purchased.  Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which are three to five years for furnishings and equipment, and 40 years for office buildings.

Real estate held for investment includes land which the Company owns and intends to hold as an investment for more than one year.  The assets are carried at the lesser of cost or fair value.  Impairment losses are recognized when the carrying amount of a long-lived asset is determined not to be recoverable and the carrying amount exceeds fair value.  Profit from real estate sales is recognized when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale to earn the profit.  If either of these conditions exists, all or part of the profit is deferred and recognized using the installment sale method or cost recovery method as prescribed by SFAS No. 66, “Accounting for Sales of Real Estate”.

Interest on Investor Bonds is accrued from the date of issuance. Bond holders choose, at the time of purchase, to have interest paid semi-annually or upon redemption.  Investors holding five year bonds in multiples of $10,000 may receive interest monthly.  Unpaid interest is compounded semi-annually.  Interest on Mortgage Participation Agreements is accrued from the date of issuance and is paid monthly.

Mortgage Participation Agreements are accounted for as secured borrowings with pledges of collateral because the agreements do not meet the definition of a sale of a financial asset under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.

The Company is guarantor on certain loans secured by church, senior housing, single family and affordable apartment facilities which are owned by various Company borrowers.  A loan guarantee obligation is recognized based on the loan guarantee’s estimated fair value.  The Company normally charges the loan guarantee’s fair value to the respective borrower as compensation for the Company’s risk and payment is expected within 30 days of the guarantee’s origination or modification date.  Unpaid amounts are classified as “Loan guarantee receivables” in the accompanying Consolidated Balance Sheets.  If the loan guarantee’s fair value is not charged to the respective borrower, deferred loan fees related to the borrower’s loan with the Company are reduced by the guarantee’s fair value.  The reduced deferred loan fees are amortized to earnings over the life of the loan.  Loan guarantee obligations are analyzed at the end of each quarter and if the fair value of the loan guarantee has declined, the carrying amount of the obligation is reduced and credited to earnings.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the methods of accounting for depreciation, amortization, start-up costs, allowance for loan losses, and installment sales for financial and tax-reporting purposes.  The deferred taxes represent the estimated future tax consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled.  Accelerated depreciation methods and shorter asset lives are used for tax reporting, and straight-line depreciation is used for financial statement reporting.  The Company calculates deferred taxes under the provisions of SFAS No. 109 which provides for deferred tax assets and liabilities to be carried on the balance sheet at current tax rates.

Management uses estimates and assumptions in preparing these Consolidated Financial Statements in accordance with generally accepted accounting principles.  The estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.  Actual amounts may vary from the estimates that are used.

Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during the year.  Diluted earnings per common share are calculated by adjusting weighted average outstanding shares, assuming conversion of all potentially dilutive shares of Series A Convertible Preferred Stock.

New Accounting Pronouncements:

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (FIN 48).  FIN 48 prescribes a comprehensive financial statement model of how a company should recognize, measure, present, and disclose uncertain tax positions that the Company has taken or expects to take in its income tax returns.  FIN 48 requires that only income tax benefits that meet the “more likely than not” recognition threshold be recognized or continue to be recognized on the effective date.  Initial derecognition of amounts would be reported as a cumulative effect of a change in accounting principle.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company has determined that the adoption of FIN 48 will not have a material impact on its financial statements.

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”, which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of materiality assessment.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The adoption of SAB 108 is not expected to have an impact on the Company’s financial statements.

In September 2006, the FASB issued FAS No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosure about fair value measurements.  FAS 157 is effective for the Company’s 2008 fiscal year.  The Company is currently evaluating the impact of this standard on its financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115”.  FAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  FAS 159 is effective for fiscal years ending after November 15, 2007.  The Company is currently evaluating the impact of adopting FAS 159 on its financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT & FORECLOSED REAL ESTATE HELD FOR SALE

At December 31, property and equipment is composed of:

	2006	2005

Office Condominiums	$550,116	$$797,554
Office Computers, Furnishings,
Software & Equipment	147,336	129,625
Vehicles	30,351	30,351
Capital lease – phone system	-0-	17,710
Less: Accumulated depreciation	(218,437)	(213,105)
Property and equipment, net	$509,366	$$762,135

Depreciation expense	$40,540	$$63,242

In 2006, the Company sold its office condominiums which were being leased to a third party.  The net proceeds received at closing were $272,362.  The carrying value of the property sold was $220,822; therefore, a $51,540 gain was recognized from this sale.  With the closing proceeds, the Company paid off the $160,332 in outstanding principal on the mortgage loan that secured the property.

In December 2005, the Company foreclosed on a church loan in Dade City, FL and repossessed the land and building.  The foreclosed asset was initially recorded at the loan’s carrying value of $290,679 because the Company’s management estimated the asset’s fair value to be greater than the loan’s carrying value.  In December 2006, the Company sold the land and building and financed the $275,000 purchase price.  A loss of $34,442 was recognized from this sale.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

Leases

During March 2003, the Company entered into a capital lease for a new telephone system at the Company’s headquarters.  In March 2006, the Company made its last payment and the asset is now owned by the Company.  The lease was originally recorded at the asset’s fair value and amortized over three years using the straight-line method.  Interest expense was calculated based on the implied interest rate in the lease.  The lease payment, including principal, interest and sales tax, was $672 per month.  Amortization expense was $984 and $5,903 for the years ended December 31, 2006 and 2005, respectively.  Interest expense was $25 and $821 for the years ended December 31, 2006 and 2005, respectively.  There are no future minimum lease payments as of December 31, 2006.

Loan Commitments

The Company makes loan commitments in connection with certain real estate loans and joint venture investments that include funding for project development, building construction, renovations, lease-up operations, financed interest and other amounts that the borrower may draw upon in accordance with the loan agreement.  For existing loans, the Company has $41,401,000 in approved, unused loan commitments for real estate loans and $273,000 for real estate joint venture investments as of December 31, 2006.  The Company also has one new approved real estate loan commitment totaling $600,000 as of December 31, 2006 which the Company expects to fund in early 2007.

Legal Proceedings

The Company occasionally becomes involved in various claims and legal actions arising from the ordinary course of its business.  It is the opinion of the Company’s management that the ultimate disposition of these items will not have a material effect upon the Company’s financial position or results of operations.

NOTE 4 – RELATED PARTY TRANSACTIONS

Cornerstone Capital Advisors, Inc. – Management and Advisory Service Agreement

The Company has a Management and Advisory Services Agreement with Cornerstone Capital Advisors, Inc. (“CCA”) to provide loan management, administration, and accounting; investor relations; marketing; computer and management information systems administration; record maintenance; executive management; and bookkeeping and accounting services.  The agreement is for renewable one year terms and it may be terminated by either party upon 60 days’ written notice.  The Company’s only employee is its president.  CCA is subject to the supervision of the Company’s board of directors.  One former Company executive officer and director serves on CCA’s parent company’s board of directors and the Company’s Chief Financial Officer is employed by CCA.  The agreement obligates the Company to pay CCA the following fees:

•

Management Fee – equal to 10% of the Company’s revenues from all sources other than loan fees, loan participations and revenue received from CCA plus 30% of loan participation revenue.  This fee is payable monthly.

•

Loan Origination Fee – equal to 30% of the total loan fee charged by the Company to its borrowers.  The fee is generally paid from loan proceeds and reduces deferred loan fees.

For the year ended December 31, the Company paid CCA as follows:

	2006	2005
Management Fees	$ 1,511,224	$ 1,445,264
Loan Origination Fees	1,758,325	1,152,164
	$ 3,269,549	$ 2,597,428

As of December 31, 2006 and 2005, the Company owed CCA $182,634 and $73,365, respectively under the terms of this agreement.

Cornerstone Capital Advisors, Inc. – Office Lease

Effective August 1, 2004, the Company and CCA entered into a lease agreement whereby CCA is leasing the Company’s corporate office building and office/computer equipment in Cumming, GA.  The lease payment is $5,000 per month.  The initial lease term ended on August 31, 2005, after which time the lease converted to a month-to-month lease.  The Company’s cost basis in the office building and office/computer equipment is approximately $620,000.  The Company received $60,000 from CCA under the terms of this lease during each of the years ending December 31, 2006 and 2005.

Loans made to subsidiaries of Cornerstone Group Holdings, Inc.

During 2005, two loans were made to wholly owned subsidiaries of Cornerstone Group Holdings, Inc (“CGH”).  At the time that these loans were originated, two of the Company’s directors served as directors of CGH.  The two loans were made at similar terms to that of the Company’s third-party loans.

During 2006, the Company originated six loans to entities that are majority or wholly owned subsidiaries of CGH.  All of the loans accrue interest at 10% per annum and mature at various dates in 2007 and 2008.  All of the loans were made at similar terms to that of the Company’s third-party loans.  A summary of all loans to CGH subsidiaries as of December 31, 2006 is as follows:

	Principal	Purpose

Cushman Apartments, LP	$2,010,440	Acquisition/renovation of affordable apartments/condos
Meridian Housing, LLC	697,650	Acquisition/development of affordable apartments/housing
Lauren Ridge Apartments, LP	1,844,089	Acquisition/construction of market rate apartments
Preston Ridge, LLC	770,291	Acquisition/construction of affordable single family housing
Ashton Park Apartments, LP	479,422	Acquisition of land for low income tax credit apartments
River Run Apartments, LLC	1,650,772	Acquisition/construction of market rate apartments
Cambridge Place, LLC	495,991	Acquisition/construction of affordable single family housing
Madison Pointe, LLC	399,581	Acquisition/construction of affordable single family housing

Total	$8,348,236

During the third quarter of 2006, both of the Company directors who also served as directors of CGH resigned their positions on the CGH board.  Also, in late 2006, CGH was dissolved by its parent company, Church Growth Foundation, Inc. (“CGF”); therefore, CGH’s ownership interest in the above entities was transferred to CGF.

Loan to Wellstone Retirement Communities I, LLC

In December 2005, the Company’s two largest borrowers sold eight senior housing properties to Wellstone Retirement Communities I, LLC (“WRC”) which is managed by Cornerstone Capital Advisors, Inc. (“CCA”), which also serves as the Company’s manager.  As a result of this transaction, the Company received $60,677,668 in loan principal and $2,512,500 in bond holdings principal.  The Company immediately supplied subordinated financing of $37,901,607 at 9.5% interest and a two year maturity to WRC to purchase the property.  This loan is included in “Real estate loans, net” on the accompanying December 31, 2006 Consolidated Balance Sheets.  Approximately $10,151,000 in equity was contributed to WRC by independent accredited investors with the remaining $64,077,000 needed to purchase the properties supplied by third-party first mortgage financing.

On January 31, 2006, an additional senior housing property was sold by Sage Living Centers, Inc. to WRC.   The Company received $11,974,400 in bond holdings principal and immediately supplied an additional $1,548,796 in subordinated financing to WRC.  WRC also received an additional $10,922,801 in third party financing at this time.

WRC received additional senior debt financing and equity contributions that allowed them to decrease the Company’s loan principal by approximately $25,570,000 during 2006.  The WRC outstanding loan principal balance on December 31, 2006 was $12,331,339.  In January 2007, WRC refinanced its senior debt and was able to pay off the Company’s loan with proceeds from the refinance and from additional equity contributions.

Loan to Castleberry Properties, LLC

In March 2006, the Company originated a loan to Castleberry Properties, LLC (“Castleberry”) for the acquisition of land that will be developed into an office park.  Cornerstone Capital Advisors, Inc. (“CCA”), the Company’s manager, owns 50% of Castleberry.  As of December 31, 2006, the loan principal outstanding is $850,701 and CCA has contributed $172,000 in equity into Castleberry.  The loan’s maximum commitment is $950,000.

Loans to Wellstone, LLC

In September 2006, two Company officers and two CCA officers each acquired an 18.75% ownership interest in Wellstone LLC, the Company’s largest borrower.  All of the loans accrue interest at 10% per annum and mature at various dates during 2007 and 2008.  All of the loans were originated at terms similar to that of the Company’s third-party loans.  As of December 31, 2006, principal outstanding on the eight project loans to Wellstone LLC totaled $61,972,530.  Seven of the eight project loans were outstanding prior to September 2006 with one loan, with a principal amount outstanding of $1,205,780, added after Wellstone LLC became a related party.

Loan payable to Wellstone Investment Fund, LLC

In August 2006, the Company borrowed $1,589,000 from Wellstone Investment Fund, LLC (“WIF”) under a revolving line of credit agreement.  Cornerstone Capital Advisors, Inc, the Company’s manager, also manages WIF.  In December 2006, the Company repaid the loan; therefore no principal and interest was due to WIF as of December 31, 2006.  Interest paid to WIF during 2006 equaled $51,680.

NOTE 5 - REAL ESTATE LOANS

At December 31, the Company had Real Estate Loans outstanding as follows:

	2006	2005

Family housing development loans	$109,597,643	$60,255,260
Church mortgage loans	8,727,817	8,971,537
Senior housing mortgage loans	13,424,392	38,901,607
Total principal	131,749,852	108,128,404
Accrued Interest	958,069	856,363
Unearned Loan Fees	(3,273,041)	(2,014,488)
Allowance for loan losses	(1,253,000)	(732,000)

Total Real Estate Loans	$128,181,880	$106,238,279

These loans mature as follow: 2007 - $94,195,537; 2008 - $34,940,785; 2009 - $449,253; 2010 - $0; 2011 and beyond - $2,164,277.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

Based on the terms of the loans, the Company allows borrowers with loans related to certain family housing and church properties to finance interest payments while the properties are in the development and construction phase of operations.  For the years ended December 31, the net interest payments financed were:

	2006	2005

Current year interest financed	$4,873,928	$1,398,731
Previous years’ financed interest received	(1,428,504)	(798,079)

Net financed interest	$3,445,424	$600,652

On December 31, 2006, the Company had significant credit risk concentrations in the following states:

Georgia	$ 29,027,720
Texas	$ 57,910,944
South Carolina	$ 29,406,638

Impaired loan disclosures for the years ended December 31:

	2006	2005

Number of impaired loans	1	4
Carrying amount	$295,349	$3,854,226
Weighted average investment – year-to-date	$428,714	$3,746,612
Impaired loan interest income	$29,288	$357,959

No allowance for specific impaired loan loss has been recorded because the carrying amount of the impaired loans as of December 31, 2006 and 2005 was less than the present value of their expected future cash flows.

NOTE 6 – REAL ESTATE JOINT VENTURE INVESTMENTS

As of December 31, certain of the Company’s mortgage loans on senior housing facilities are classified as real estate joint venture investments, as follows:

Location	2006	2005

St. Petersburg, FL	7,598,511	5,085,334
Lewisville, TX	545,000	545,000
Chattanooga, TN	6,227,187	5,715,991
San Antonio, TX	4,121,041	2,197,781
Edmond, OK	1,749,424	881,849
Total principal outstanding	20,241,163	14,425,955
Accrued interest	219,777	446,971
Unearned loan fees	-0-	(7,066)
Allowance for loan losses	-0-	-0-
Real estate joint venture investments, net	$ 20,460,940	$ 14,865,860

All of the loans mature in 2007.  Loan maturity may be accelerated in accordance with loan terms, generally upon certain events of default such as non-payment of scheduled payments or bankruptcy.

The Company participates in the residual profits of the real estate joint venture investments through loan participation agreements, which enable the Company to receive income from a borrower when a property for which the Company provided financing is sold or refinanced with another lender.  The participation percentage for each property varies between 25% and 33% of the borrower’s gain.

In March 2005, the Company received $257,000 in loan participation income from a borrower as a result of the sale of a senior housing facility in which the Company held a real estate joint venture investment.

All loans accrue interest at 10% per year and, except as noted below, ‘interest-only’ payments are received monthly.  The original loan terms are for one year with either one or two, one year extensions at the Company’s option.  The Company charges a 10% loan origination fee which is financed and included in the loan’s principal balance.

In accordance with loan terms, the Company allows certain borrowers to finance interest payments while their facilities are in the construction or renovation phase of operations.  For the year ended December 31, the net interest payments financed were as follows:

	2006	2005

Current year interest financed	$ 1,296,055	$ 500,584
Previous years’ financed interest received	(23,146)	(134,986)

Net financed interest	$ 1,272,909	$ 365,598

The Company analyzes the underlying operations and collateral of each facility in which there is an outstanding loan by requiring independent appraisals every 12 to 24 months, reviewing loan balances and comparing them to the established loan budgets, and by analyzing income and cash flow statements that are submitted by the borrowers.  If it is determined that it is probable that the Company will be unable to collect all amounts due according to the contractual terms of a loan, the loan is considered impaired and a loan loss will be recognized to the extent the collateral’s fair value is less than the current loan carrying amount.

One real estate joint venture investment loan was considered impaired as of December 31, 2006 and 2005. The impaired loan’s carrying amount as of December 31, 2006 and 2005 was $6,328,901 and $6,084,377, respectively.  The loan’s average carrying amount for 2006 and 2005 was $6,206,639 and $5,784,147, respectively.  A total of $593,378 and $565,438 in interest was earned in 2006 and 2005, respectively from this loan.  The loan’s collateral is appraised at $7,400,000; therefore, no loan loss allowance has been established.

NOTE 7 – LOANS TO VARIABLE INTEREST ENTITIES (“VIE”)

Loans to VIE’s – Company not considered the primary beneficiary:

In 2005, the Company originated a loan with a for-profit entity that did not have enough equity at risk to absorb all of its estimated expected losses.  The Company is not considered the primary beneficiary since the entity’s equity guarantees are estimated to be sufficient to absorb the majority of its estimated expected losses, if they occur.  The loan’s carrying amount on December 31, 2006 was $709,389.

In September 2006, Senior Housing Services, Inc. (a non-profit entity) and its subsidiaries sold its ownership interests in seven family housing projects to Wellstone LLC, a for-profit entity formed by the project’s third-party management group.  As part of the purchase agreement, Wellstone LLC assumed all of the Company’s outstanding real estate loans on these projects.  Wellstone LLC is considered a variable interest entity because it does not have enough equity investment at risk to absorb all of its estimated expected losses.  The Company is not considered the primary beneficiary since Wellstone LLC’s subordinated financial instruments are expected to be sufficient to absorb the majority of its estimated expected losses, if they occur.  The Company’s seven original project loans to Wellstone LLC plus one new project loan originated in November 2006, had a total carrying amount of $59,946,064 as of December 31, 2006.

During 2006, the Company originated six loans to borrowers who are considered variable interest entities because they do not have enough equity at risk to absorb all of their estimated expected losses.  Wellstone Retirement Communities I, LLC (“WRC”) has provided guarantees (for a fee) to these entities which, if needed, will be adequate to absorb the majority of each borrower’s estimated expected losses, if they occur; therefore, the Company is not considered the primary beneficiary.  WRC is a related party because Cornerstone Capital Advisors, Inc. manages both entities (see Note 4).  The six loans have a total carrying amount of $5,431,467.  The borrowers are developing real estate for use as market rate apartments, low-income apartments and affordable single family housing.

As of December 31, 2006, the Company has 15 loans with a total carrying amount of $66,086,920 to VIE’s in which the Company is not the primary beneficiary.  These loans are classified as “Real estate loans, net” in the accompanying Consolidated Balance Sheet

Loans to VIE’s – Company considered primary beneficiary:

In 2006, the Company originated one loan to an entity in which the Company is considered the primary beneficiary.  The entity is developing real estate for use as a low income apartment facility.  The loan’s carrying amount as of December 31, 2006 was $5,161,065 and it has been eliminated in consolidation.  Please see Note 9 for additional information on this investment.

NOTE 8 – ALLOWANCE FOR LOAN LOSSES

For the year ended December 31, 2006 and 2005, a summary of changes in the allowance for loan losses by loan type is as follows:

Real Estate
		Family	Senior	Joint Venture
	Church	Housing	Housing	Investments	Total

Balance – 12/31/04	$ -0-	$ 632,000	$ -0-	$ -0-	$ 632,000
Loan loss expense	-0-	100,000	-0-	-0-	100,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance –12/31/05	$ -0-	$ 732,000	$ -0-	$ -0-	$ 732,000

Loan loss expense	-0-	521,000	-0-	-0-	521,000
Charge-offs	-0-	-0-	-0-	-0-	-0-
Recoveries	-0-	-0-	-0-	-0-	-0-
Balance – 12/31/06	$ -0-	$1,253,000	$ -0-	$ -0-	$1,253,000

Components of allowance for loan losses at December 31:

	2006	2005

Collective loan losses-
Historical experience	$ -0-	$ -0-
Current credit risk assessment	1,253,000	732,000
Total collective loan losses	1,253,000	732,000
Specific impaired loan losses	-0-	-0-

Total allowance for loan losses	$ 1,253,000	$ 732,000

The Company incurred its first loss from a loan in 2006 when the Company sold a foreclosed church property at a loss of $34,000 (see Note 2).  Due to the immaterial amount of recognized losses from loans during the Company’s operating history, there is no collective loan loss allowance related to the Company’s historical experience.  For the years ended December 31, 2006 and 2005, the charges to loan loss expense were due to an increase in the principal outstanding on Family Housing loans and an increase in the management’s assessment of its current risk.

NOTE 9 – CONSOLIDATED REAL ESTATE ASSETS AND OBLIGATIONS

Consolidated real estate assets and obligations include the assets and liabilities of majority-owned subsidiaries and variable interest entities (“VIE”) in which the Company is considered the primary beneficiary.  As of December 31, 2006, one majority-owned subsidiary (Heron Lake, LLC) and one VIE in which the Company is considered the primary beneficiary (Preston Pointe Apartments, LP) have been consolidated.  As of December 31, 2006, the following assets and liabilities are included in the Company’s Consolidated Financial Statements:

	Subsidiary	VIE	Total

Land	$2,459,877	$810,110	$3,269,987
Buildings and improvements	-0-	4,456,965	4,456,965
Construction in Progress	532,586	-0-	532,586
Loan issue costs	270,324	79,697	350,021
Other	7,500	98,068	105,568
Total assets	$3,270,287	$5,444,840	$8,715,127

Total liabilities	$-0-	$326,149	$326,149
(Current payables and accrued liabilities)

The Company acquired its subsidiary in 2006 by purchasing an 89% ownership interest in an entity which is developing real estate for use as market-rate apartments.  Preliminary construction activities began in the fall of 2006 and construction is expected to start in early 2007.  A United States Department of Housing and Urban Development backed loan is expected to be used for construction and permanent financing.  The VIE investment started in 2006.  The consolidated entity completed construction of a low-income apartment facility late in December 2006.  Lease-up efforts have begun and operations began in January 2007.  Until permanent financing and equity is received by the VIE, its operating results will be included in future Consolidated Financial Statements.

NOTE 10 - GOODWILL

Goodwill associated with the Company’s fiscal year 2000 acquisition of Presbyterian Investor’s Fund, Inc. is carried at $450,997.  Goodwill is tested for impairment at the end of each year using the present value of expected future cash flows to determine its fair value.  At December 31, 2006 and 2005, Goodwill’s fair value exceeded its carrying value; therefore, no provision for impairment loss has been recorded.  No goodwill was acquired or sold in either of the periods presented in these financial statements.

NOTE 11 - UNAMORTIZED DEBT ISSUE COSTS

Unamortized debt issue costs consist of legal, accounting, and filing costs incurred to register the Company’s debt securities, commissions paid or accrued on the sale of debt securities, and loan fees and costs associated with the Company’s loan from Bernard National.  These costs are amortized on a straight-line basis over the period the associated securities/loan are outstanding, generally five years for bonds and three years for the Bernard National loan (See Note 17).  At December 31, 2006, unamortized debt issue costs consist of:

Costs incurred to obtain Bernard National loan	$1,061,889
Costs incurred to register debt securities	963,169
Commissions paid on the sale of debt securities	5,364,094
Less: Accumulated Amortization	(4,069,262)
$3,319,890

Amortization expense was $1,229,565 and $970,617 for the years ended December 31, 2006 and 2005, respectively.  Estimated amortization expense for the next five years:

2007: $1,298,274	2009: $704,988	2011: $110,443
2008: $ 999,965	2010: $206,220

NOTE 12 - BOND HOLDINGS

Bond holdings at December 31 consist of-	2006	2005

Largo, FL Subordinated Revenue bonds:
Matures 10/1/2033	-0-	13,170,000
Undivided interest sold to investors	-0-	(1,195,600)
Net investment in Largo, FL bonds	-0-	11,974,400
Local Church Bonds, maturing 2013	1,963,403	1,955,821
Cost and fair value of bond holdings	1,963,403	13,930,221
Accrued interest receivable	225,677	385,550

	$ 2,189,080	$ 14,315,771

The bonds are not traded on an exchange; however, management estimates, based on the fair value of the bond’s collateral that the fair value of the individual securities is greater than or equal to their carrying amount.  Accordingly, no unrealized holding gains or losses have been recorded in 2006 or 2005.

The local church bonds are considered impaired by the Company due to non-payment of interest.  The Company is working closely with the borrowers to resolve this situation.  As stated above, no unrealized holding loss has been recorded because the Company estimates that the bond’s collateral value exceeds its current carrying amount.

The local church bonds are recorded net of $50,597 and $58,179 in unamortized bond discounts as of December 31, 2006 and 2005, respectively.  The face amount of the bonds is $2,014,000.  During the years ended December 31, 2006 and 2005, $7,582 and $2,241 in bond discounts, respectively, were credited to interest income.

Proceeds from the sale or maturity of bonds were $11,974,400 and $2,543,100 for the years ended December 31, 2006 and 2005, respectively. No realized gains or losses were recognized in either period.  The Company uses the specific identification method to determine realized gains and losses.

Tax-free interest income was $75,359 and $347,583 for the years ended December 31, 2006 and 2005, respectively.

NOTE 13 - INCOME TAXES

The net deferred tax asset in the accompanying Consolidated Balance Sheets includes the following components as of December 31:

	2006	2005

Deferred tax assets	$625,672	$345,658
Deferred tax liabilities	(143,762)	(201,821)

Net deferred tax asset	$481,910	$143,837

The deferred tax liabilities result from the use of accelerated depreciation methods for property and equipment and from using the installment method for tax accounting.  The deferred tax assets result from tax versus financial reporting differences in accounting for allowance for loan losses and from differences in the amortization of debt issue and start-up costs.  The Company estimates that future taxable income will be sufficient to realize the net deferred tax assets; therefore, no valuation allowance was provided for as of December 31, 2006 and 2005.

Components of the Company’s income tax provision for the years ended December 31:

	2006	2005

Current: Federal	$545,193	$328,478
State	62,720	49,078
Deferred: Federal	(304,656)	(192,989)
State	(33,417)	(21,205)

	$269,840	$163,362

Reconciliation of the Company’s income tax provision rate to the statutory federal rate for the years ended December 31:

	2006	2005

Statutory federal rate	35.0%	35.0%
Effect of graduated federal rates	(1.0%)	(1.0%)
State taxes, net of federal benefit	3.7%	3.7%
Effect of tax-free bond interest income	(3.3%)	(15.9%)
Other, net	.3%	.3%

Effective tax provision (benefit) rate	34.7%	22.1%

Current income taxes payable were $0 and $367,038 as of December 31, 2006 and 2005, respectively, and are included in “accounts and other payables” in the accompanying Consolidated Balance Sheets.

NOTE 14 - CASH CONCENTRATION RISK

A cash concentration risk arises when the Company has more cash in a financial institution than is covered by federal deposit insurance. At December 31, 2006, the Company had cash in excess of insured limits totaling $12,649,135.  The Company’s policy is to place its cash investments with high quality financial institutions and has never experienced any loss on holdings in excess of insured limits.

NOTE 15 - INVESTOR BONDS

The Company has three types of bonds outstanding:

Access bonds have no stated maturity and are due on demand.  The minimum investment amount is $100.  The interest rate is determined by the Board of Directors each quarter.  The directors may change the rate between quarters if market conditions warrant such a change.  The current interest rate is 5%.

Graduated rate bonds can be redeemed yearly and have a five year maximum maturity.  The minimum investment amount is $500.  The interest rate increases based on the length of time that the bond is outstanding.  For bonds sold prior to 2004 the rate starts at 7% and increases .5% for each year the bond is outstanding with a 9% maximum rate.

Bonds (Series E & F) sold in 2004 and 2005 have an initial interest rate of 6.25% and increase .5% for each year the bond is outstanding with an 8.25% maximum rate.  Series G bonds do not include graduated rate bonds.

Five year bonds have a five year maturity and a $500 minimum investment.  The interest rate is 9% for bonds sold prior to 2004 and 8.25% for bonds (Series E, F & G) sold in 2004 and thereafter.

The bonds are not collateralized and no sinking fund is required to fund redemptions at maturity.  All of the bonds have been registered with the Securities and Exchange Commission under the Securities Act of 1933.

Five year schedule of principal maturities for bonds outstanding at December 31:

Years to Maturity	2006	2005

On demand & 1 year	$44,953,590	$23,058,930
2	18,003,015	34,507,886
3	35,471,416	18,019,184
4	17,922,696	35,638,069
5+	14,213,172	18,083,041

Total Principal	$130,563,889	$129,307,110

At December 31, 2006 and 2005, accrued interest payable was $17,257,318 and $13,755,788, respectively.  Interest rates for bonds outstanding at December 31, 2006 are:

5.00% - $928,296	7.25% - $2,521,455	8.50% - $1,635,287
6.75% - $1,650,194	8.25% - $67,607,284	9.00% - $56,221,373

On August 27, 2004, the Company filed a Form SB-2 Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission to sell up to $20,000,000 of its Series F Investor Bonds along with $9,750,000 of its Common Stock.  The Securities and Exchange Commission notified the Company that it would not complete a full review of the registration statement.  The registration statement became effective on November 1, 2004 and the Company started to sell securities registered in this statement in January 2005.  For the year ended December 31, 2005, the Company sold $19,993,924 in bonds and $623,756 in Common Stock (95,962 shares at $6.50 per share).

The Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission in February 2006 with $60,000,000 in Series G Investor Bonds and $32,500,000 in Common Stock available for issuance.  The terms of the Series G Investor Bonds are similar to the Series E and F bonds.  After a full review by the Securities and Exchange Commission, the registration statement became effective on September 11, 2006 and the Company began to sell securities on September 25, 2006.  For the year ended December 31, 2006, the Company sold $10,916,270 in bonds and $40,281 in Common Stock (6,197 shares at $6.50 per share).

NOTE 16 – MORTGAGE PARTICIPATION AGREEMENTS

In 2003, the Company began selling Mortgage Participation (“MP”) Agreements.  The MP Agreements have not been registered and therefore, are only available to accredited investors.  The agreements are collateralized by specific loans owned by the Company and entitle the investor to a proportionate share of the interest earned on the collateral.  Interest is paid monthly to the MP investor after the Company receives interest payments on related the collateralized loans.  The agreements have no stated maturity date.  Principal payments are made when the Company receives principal payments on the collateralized loans.  Losses that the Company may incur on the collateralized loans are shared pro-rata with the MP Agreement holders.  The Company has the right but not the obligation to redeem the MP Agreements at any time.  The MP Agreement investors do not have the right to sell or repledge their interest in the underlying collateral.  Interest expense related to MP Agreements was $368,439 and $494,709 for the years ended December 31, 2006 and 2005, respectively.  MP Agreement principal and interest outstanding and related collateral as of December 31, 2006:

	MP Amount	Total Collateral
	Outstanding	Carrying Amount

Bluffton, SC family housing loan; matures 4/15/07
with no available extensions	$ 2,654,873	$ 3,290,658
Accrued interest payable	28,359

$ 2,683,232

The loan which collateralizes the MP Agreements is classified as a real estate loan in the accompanying Consolidated Balance Sheets.  The total carrying amount is equal to the loan’s principal plus accrued interest.

NOTE 17 – LOANS PAYABLE

Outstanding at December 31, 2006:
Bernard National Senior Funding, Ltd
Interest rate equal to the greater of 8.5%
or LIBOR + 3.5% – currently 8.826%;
matures August 31, 2009
Principal outstanding	20,000,000
Interest payable	152,399
Total principal & interest outstanding	$ 20,152,399

Interest expense for the year ended December 31, 2006 was $571,947.

The Bernard National Senior Funding, Ltd. (“Bernard National”) loan is a $40,000,000 revolving credit facility.  The loan is secured by 19 of the Company’s first mortgage real estate loans which had a carrying value of $46,334,675 at December 31, 2006.  Interest-only payments are due monthly.  No principal payments are due until the maturity date unless certain loan to value ratio minimums (as defined in the agreement) are not met.  If these ratio minimums are not met, the Company is required to make a payment which would decrease the loan amount outstanding to an amount which would then allow the Company to meet the loan to value ratio minimums.  As of December 31, 2006 the loan to value ratio minimums have been met.

As part of the Bernard National transaction, the Company formed a wholly-owned subsidiary, CMI Asset Pool I, LLC (“CAP”), and contributed the 19 first mortgage loans to CAP.  These loans were then pledged as collateral to Bernard National as security for the revolving credit facility.  The assets, liabilities and results of operations for CAP are included in these Consolidated Financial Statements.

NOTE 18 - GUARANTEES

The Company is guarantor on 10 loans secured by senior housing, low income housing, affordable family housing and church facilities.  Certain real estate joint venture investments and real estate acquisition and development loans in which the borrower chooses to secure outside financing may require the Company to guarantee the loan as a condition of the extension of the loan by the financial institution.  The loan guarantees are solely limited to amounts drawn under credit facilities and cover outstanding principal and accrued interest and terminates upon maturity and principal repayment or at project stabilization (as defined by the agreement).  Only upon an uncured payment default and upon demand by the financial institution would the Company be required to perform under its guarantee obligations.  The Company’s recourse would be limited to repossession of the underlying collateral and subsequent resale of the facilities.  As of December 31, 2006, all loans which had a guarantee were current based on their loan terms.  Loan guarantees as of December 31, 2006:

Location	Renewal/ Origination Date	Maturity Date	Maximum Guarantee	Current Principal Outstanding	Loan Guarantee Obligation

Charleston, SC	12/30/05	4/1/08	$ 11,500,000	$ 11,500,000	$ 100,000
Beaufort, SC	12/30/05	4/1/08	8,850,000	8,850,000	150,000
Blythewood, SC	8/25/06	8/25/08	250,000	250,000	3,750
Seneca, SC	9/08/06	9/08/08	860,000	860,000	12,900
Spartanburg, SC	9/26/06	9/26/08	925,000	925,000	13,875
Lexington, SC	12/29/06	12/29/08	18,250,000	1,809,422	91,000
Dallas, TX (church)	5/16/06	5/16/09	219,000	219,000	2,153
Dallas, TX (church)	6/09/06	6/09/09	331,661	331,661	3,215
Dallas, TX (church)	8/24/06	8/24/09	371,700	371,700	3,717
St. Petersburg, FL	12/18/04	8/15/07	7,347,300	6,769,240	71,000

			$ 48,904,661	$ 31,886,023	$ 451,610

The guarantees related to the Charleston, SC and Beaufort, SC low income housing facilities also include a construction cost guarantee and various operational performance guarantees as defined by the agreements.  The non-profit owner of these facilities is a co-guarantor with the Company.  Also, the developer of these projects has agreed to defer the collection of approximately $2,950,000 in developer fees and costs from the project’s construction budgets until after the Company’s guarantee obligations have been released.  Any operating or construction cost shortfalls will reduce the deferred developer fees paid by the borrower and will be used to reimburse the Company and the non-profit owner for any amounts paid under the guarantee agreements.

NOTE 19 - BUILDING MORTGAGES

Outstanding at December 31:	2006	2005

Fidelity Bank – collateralized by rental office building	-0-	161,015
Interest rate varies with a 7.5% maximum,
loan was paid off in February, 2006.
Fidelity Bank – collateralized by corporate office building	405,127	417,294
Interest rate equal to “prime + 1.5%”, currently 9.75%; monthly principal & interest payment of $4,322; matures Sept. 1, 2009, at which time a balloon payment of $367,628 is due.
Total principal outstanding	$ 405,127	578,309

Interest expense	$ 41,660	$ 45,197

Estimated annual principal payments: 2007 - $12,938; 2008 - $14,257; 2009 - $377,932.

NOTE 20 - SERIES A CONVERTIBLE PREFERRED STOCK

In 2001, the Company amended its Articles of Incorporation to provide for the issuance of up to 235,000 shares of Series A Convertible Preferred Stock.  The shares do not accrue dividends unless such dividends are declared by the Board of Directors.  The shares entitle the preferred shareholder to have one vote per share, presently equal to the voting rights of Common shareholders.  Each share is convertible, after 3 years, into shares of Common Stock based on a formula.  No Series A Convertible Preferred Stock was outstanding on December 31, 2006 and 2005.

NOTE 21 - EARNINGS PER SHARE

Basic earnings per share for the years ended December 31, 2006 and 2005 have been calculated as follows:

2005	Net Income	$577,627
	Average Common Shares Outstanding	840,376
	Earnings per Common Share	$0.69

2006	Net Income	$508,454
	Average Common Shares Outstanding	886,105
	Earnings per Common Share	$0.57

Diluted earnings per share are the same as basic earnings per share because there are no shares of Series A Convertible Preferred Stock outstanding.  Other than the Series A Convertible Preferred Stock, there are no other potentially dilutive securities, stock options or warrants outstanding.

NOTE 22 – MAJOR CUSTOMERS

The Company received more than 10% of its total revenue for the year ended December 31, 2006 from the following customers:

	Amount	%	Description of Revenue Received

Wellstone, LLC	6,259,989	36.0%	Interest and fees from real estate loans

Senior Housing Services, Inc
and subsidiaries	3,345,156	19.2%	Interest and fees from real estate joint
			venture investments and real estate loans
Wellstone Retirement
Communities I, LLC	3,006,520	17.3%	Interest and fees from a real estate loan

	$12,611,665	72.5%

Senior Housing Services, Inc. and subsidiaries (“SHS”) is not a related party.  SHS neither directly or indirectly controls, is controlled by, nor is under common control of the Company.  There is not common ownership interest, officers, or directors and the Company does not have the power to direct or significantly influence the management or operating policies of SHS.

In September 2006, SHS sold its 100% ownership interests in seven family housing projects to Wellstone LLC, a company formed by the project’s third-party management group.  As part of the purchase agreement, SHS received a preferred minority equity interest in Wellstone LLC.  Wellstone LLC assumed all of the Company’s outstanding loans related to the seven projects that they purchased from SHS. To determine total revenues by major customer, the seven projects purchased by Wellstone LLC were considered owned by Wellstone LLC for all of 2006.  Wellstone LLC is considered a related party of the Company – please refer to Note 4 for additional information about this relationship.

Wellstone Retirement Communities I, LLC and the Company are managed by Cornerstone Capital Advisors, Inc.

NOTE 23 – FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents – Fair value approximates their carrying amount due to the initial maturities of the instruments being three months or less.

Bond holdings – These bonds are not traded on an exchange; therefore, fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Investor bonds and mortgage participations – Fair value is estimated based on the present value of expected future cash flows, which approximates their carrying amount.

Building mortgage and capital lease obligation – Fair value approximates carrying value since stated rates are similar to rates currently available to the Company for debt with similar terms and remaining maturities.

Loan guarantee obligations – Fair value approximates the risk-factored net present value of possible future cash flows related to the specific loan guarantee obligation.

The estimated fair values of the Company’s financial instruments at December 31, 2006 are:

	Carrying Amount	Fair Value

Financial assets:
Cash and cash equivalents	$12,857,712	$12,857,712
Bond holdings	$2,189,080	$2,189,080
Financial liabilities:
Investor bonds	$130,563,889	$130,563,889
Mortgage participations	$2,654,873	$2,654,873
Building mortgages	$405,127	$405,127
Loan guarantee obligations	$451,610	$451,610

Until ________________, 2007 (90 days after the date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information not required in prospectus

Item 24.  Indemnification of directors and officers.

The Registrant’s articles of incorporation, Article VII, provide that none of its directors shall be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director, except as liability is required by the Georgia Business Corporation Code or other applicable law.  The Registrant’s bylaws, Article VI, require the Registrant to indemnify officers or directors who were wholly successful in the defense of any proceeding to which they were parties because they were officers or directors.  This mandatory indemnification is against reasonable expenses they incurred in the proceeding.  The Registrant is permitted to indemnify officers and directors, and to pay their reasonable defense expenses, except in such cases as those involving conduct that was unlawful or in bad faith.  Permission must come from a majority of disinterested directors or shareholders.

The Georgia Business Corporation Code, Sections 14-2-851 through 14-2-859, in summary, allows a Georgia corporation to indemnify an individual who is a party to a proceeding because he or she is or was an officer or director against liability incurred in the proceeding if:

(1)

Such individual conducted himself or herself in good faith; and

(2)

Such individual reasonably believed:

(A)

In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

(B)

In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

(C)

In any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

The determination to indemnify may be made by (1) a majority of the disinterested directors, if there are at least two of them, (2) by a special legal counsel or (3) by a majority of the disinterested shareowners.  A corporation may not indemnify an officer or director under the Code sections:

(3)

In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the officer or director has met the relevant standard of conduct under this Code section; or

(4)

In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

A corporation is required to indemnify an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was an officer or director of the corporation against reasonable expenses incurred in connection with the proceeding.  The corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an officer or director if he or she delivers to the corporation an affirmation of having met certain standards of conduct or an undertaking to repay funds advanced.  The officer or director may also apply to a court for indemnification or advance for expenses.

These provisions in the Registrant’s articles and bylaws, and the Georgia Business Corporation Code, may permit indemnification to directors, officers or persons controlling the Registrant for liabilities to directors, officers or persons controlling the Registrant for liabilities arising under the Securities Act of 1933.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other expenses of issuance and distribution.

Expenses of the sale of the Registrant’s bonds and common stock are as follows:

Registration fee...........................................................

$     9,898

Blue Sky fees and expenses (estimate)........................

$     8,000

Legal Fees and Expenses (estimate)............................

$   75,000

Accounting Fees and Expenses (estimate)...................

$   15,000

Printing and Engraving Expenses (estimate)................

$   20,000

Miscellaneous (estimate)..........................................

$     2,102

TOTAL

$ 130,000

Item 26.  Recent sales of unregistered securities.

(a)

The following information is given for all securities that the Registrant sold within the past three years without registering the securities under the Securities Act.

	Date	Title	Amount

(1)	May 15, 2003 to January 15, 2004	Mortgage participation agreements	$6,162,500

(2)	October 26, 2005 to present	Mortgage participation agreements	$8,279,940*

______________________

*Through March 31, 2007.

(b)

(1)

Mortgage participation agreements were sold by Wellstone Securities, LLC to 19 of its customers.

(2)

Through March 31, 2007 mortgage participation agreements were sold by Wellstone, Securities, LLC to 30 of its customers.

(c)

(1)

The mortgage participation agreements were sold for $6,162,500 cash.  Total commissions of $104,889 were paid.

(2)

Through March 31, 2007mortgage participation agreements were sold for $8,279,940 cash.  Total commissions of $173,111 were paid.

(d)

(1)

Without admitting that the mortgage participation agreements constitute securities, the Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933.  The facts relied upon to make the exemption available are that the sales were to 19 persons, all of whom were accredited investors as defined in Section 2(a)(15) of the Securities Act and Rule 215 of that Act, with such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment.

(2)

Without admitting that the mortgage participation agreements constitute securities, the Registrant claims exemption from registration under Section 4(2) of the Securities Act of 1933.  The sale of mortgage participation agreements was conducted in conformity with the conditions of Rule 506 promulgated under the Securities Act of 1933.

Item 27.  Exhibits.

Exhibit

Number

Description

3.1

Amended and restated articles of incorporation (incorporated by reference to exhibit 3.1 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

3.2

Articles of amendment (incorporated by reference to exhibit 3.1(b) of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

3.3

Amended and restated bylaws (incorporated by reference to exhibit 3.2 to Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

4.1

Article III.A. of Registrant’s amended and restated articles of incorporation and Article III of Registrant’s amended and restated bylaws (reference is made to Exhibits 3.1 and 3.3)

4.2

Form of Series G bond (incorporated by reference to Exhibit 4.2 to the Registrant’s Form SB-2 filed with the SEC on February 15, 2006 – File No. 333-131861)

4.3

Trust Indenture for Series B and C Certificates of Indebtedness (incorporated by reference from Exhibit 4.4 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed January 14, 2000)

4.4

Trust Indenture dated June 14, 2002 (incorporated by reference from Exhibit 4.8 of Registrant’s registration statement on Form SB-2, No. 333-91564, filed June 28, 2002)

4.5

Trust Indenture dated April 29, 2003 (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.6

Text of statement to appear on acknowledgement of share purchase (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.7

Trust Indenture dated January 29, 2002 between the Registrant and Regions Bank (incorporated by reference to exhibit 4.2 to Registrant’s Form 8-K filed August 30, 2006)

4.8

Trust Indenture dated August 7, 2006 between the Registrant and Trinity Trust Company (incorporated by reference to exhibit 4.2 to Registrant’s Form 8-K filed August 30, 2006)

5.1

Legal Opinion of Miller & Martin PLLC (incorporated by reference to exhibit 5.1 to Registrant’s Form SB-2 filed with the SEC on February 15, 2006 – File No. 333-131861)

10.1

Sales agency agreement with Cambridge Legacy Securities LLC

15

Letter on unaudited interim financial information

23.1

Consent of Miller & Martin PLLC (appears in Legal Opinion at Exhibit 5.1 hereto)

23.2

Consent of Berman Hopkins Wright & Laham, CPAs and Associates, LLP

24.1

Power of Attorney (appeared on the signature page to this registration statement)

25

Form T-1 of Trinity Trust Company

--------------------

Item 28.  Undertakings.

The undersigned Registrant hereby undertakes as follows:

(a)

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

(3)

To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in primary offering of securities of the undersigned small business issuer purs8uant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cumming, State of Georgia on July 11, 2007.

CORNERSTONE MINISTRIES INVESTMENTS, INC.

By:               /s/ Jack Wehmiller

Jack Wehmiller, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Power of attorney

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack Wehmiller as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

Name	Position	Date
/s/ Jack Wehmiller Jack Wehmiller	Chief Executive Officer and Chairman (Principal Executive and Accounting Officer)	July 11, 2007

/s/ Barbara Byrd Barbara Byrd	Director	July 11, 2007

/s/ Royce M. Cox Royce M. Cox	Director	July 11, 2007

/s/ Henry R. Darden Henry R. Darden	Director	July 11, 2007

/s/ Theodore R. Fox Theodore R. Fox	Director	July 11, 2007

/s/ John M. Nix John M. Nix	Director	July 11, 2007

/s/ Jayme Sickert Jayme Sickert	Director	July 11, 2007

/s/ Irving B. Wicker Irving B. Wicker	Director	July 11, 2007

Index of Exhibits

Exhibit

Number

Description

3.1

Amended and restated articles of incorporation (incorporated by reference to exhibit 3.1 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

3.2

Articles of amendment (incorporated by reference to exhibit 3.1(b) of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

3.3

Amended and restated bylaws (incorporated by reference to exhibit 3.2 to Registrant’s registration statement on Form SB-2, No. 333-93475, filed December 23, 1999)

4.1

Article III.A. of Registrant’s amended and restated articles of incorporation and Article III of Registrant’s amended and restated bylaws (reference is made to Exhibits 3.1 and 3.3)

4.2

Form of Series G bond (incorporated by reference to Exhibit 4.2 to the Registrant’s Form SB-2 filed with the SEC on February 15, 2006 – File No. 333-131861)

4.3

Trust Indenture for Series B and C Certificates of Indebtedness (incorporated by reference from Exhibit 4.4 of Registrant’s registration statement on Form SB-2, No. 333-93475, filed January 14, 2000)

4.4

Trust Indenture dated June 14, 2002 (incorporated by reference from Exhibit 4.8 of Registrant’s registration statement on Form SB-2, No. 333-91564, filed June 28, 2002)

4.5

Trust Indenture dated April 29, 2003 (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.6

Text of statement to appear on acknowledgement of share purchase (incorporated by reference from Exhibit 4.6 of Registrant’s registration statement on Form SB-2, No. 333-104810, filed April 29, 2003)

4.7

Trust Indenture dated January 29, 2002 between the Registrant and Regions Bank (incorporated by reference to exhibit 4.2 to Registrant’s Form 8-K filed August 30, 2006)

4.8

Trust Indenture dated August 7, 2006 between the Registrant and Trinity Trust Company (incorporated by reference to exhibit 4.2 to Registrant’s Form 8-K filed August 30, 2006)

5.1

Legal Opinion of Miller & Martin PLLC (incorporated by reference to exhibit 5.1 to Registrant’s Form SB-2 filed with the SEC on February 15, 2006 – File No. 333-131861)

10.1

Sales agency agreement with Cambridge Legacy Securities LLC

15

Letter on unaudited interim financial information

23.1

Consent of Miller & Martin PLLC (appears in Legal Opinion at Exhibit 5.1 hereto)

23.2

Consent of Berman Hopkins Wright & Laham, CPAs and Associates, LLP

24.1

Power of Attorney (appeared on the signature page to this registration statement)

25

Form T-1 of Trinity Trust Company